UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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EMCORE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EMCORE CORPORATION

2015 W. Chestnut Street

Alhambra, California 91803

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON FRIDAY, MARCH 17, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on March 17, 2017: Our 2017 Annual Report and the accompanying proxy materials are available at https://materials.proxyvote.com/290846.

To our Shareholders:

The 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of EMCORE Corporation (the “Company”) will be held at 8:00 A.M. local time on Friday, March 17, 2017, at the Courtyard Los Angeles Pasadena/Old Town, 180 North Fair Oaks Avenue, Pasadena, California 91103, for the following purposes:

(1)	To elect the two (2) director nominees named in the attached Proxy Statement to the Company’s Board of Directors for a three-year term expiring at the Company’s 2020 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;
(2)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017;
(3)	To approve certain amendments to the EMCORE Corporation 2012 Equity Incentive Plan, including increasing the number of shares of common stock available for issuance under the plan by 2,400,000 shares;
(4)	To approve on an advisory basis the executive compensation of the Company’s Named Executive Officers;
(5)	To approve on an advisory basis the frequency (whether every one, two or three years) of advisory executive compensation votes; and
(6)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on January 19, 2017 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Whether or not you expect to be present at the Annual Meeting, please vote and submit your proxy or voting instructions as promptly as possible in order to assure the presence of a quorum at the Annual Meeting. You may vote by telephone, Internet or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. If you vote by telephone or Internet, you do not have to separately mail a proxy or voting instruction form.

By Order of the Board of Directors,

/s/ Jikun Kim
Jikun Kim
Secretary

January 25, 2017

Alhambra, California

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON JANUARY 19, 2017 ARE RESPECTFULLY URGED TO VOTE AND SUBMIT A PROXY OR VOTING INSTRUCTIONS AS PROMPTLY AS POSSIBLE.

EMCORE CORPORATION

PROXY STATEMENT

EMCORE CORPORATION

2015 W. Chestnut Street

Alhambra, California 91803

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

March 17, 2017

This Proxy Statement is being furnished to shareholders of EMCORE Corporation (the “Company”) as of the close of business on January 19, 2017 (the “Record Date”), in connection with the solicitation on behalf of the Board of Directors of the Company (the “Board” or the “Board of Directors”) of proxies for use at the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 8:00 A.M. local time, on March 17, 2017, at the Courtyard Los Angeles Pasadena/Old Town, 180 North Fair Oaks Avenue, Pasadena, California 91103, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the related proxy materials are first being mailed to shareholders, or made available on the Internet, as applicable, beginning on or about January 25, 2017. Shareholders should review the information provided herein in conjunction with the Company’s 2016 Annual Report to Shareholders.

INTERNET AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and the Company’s 2016 Annual Report for the fiscal year ended September 30, 2016 are available on the Internet at www.proxyvote.com. These materials will also be available under the “Investors” tab on our corporate website (www.emcore.com) beginning on or about January 25, 2017. The other information on our corporate website does not constitute part of this Proxy Statement.

The Company has elected to furnish its proxy materials over the Internet in accordance with applicable rules of the Securities and Exchange Commission (“SEC”) rather than mailing paper copies of this Proxy Statement and the Company’s 2016 Annual Report to shareholders. On or about January 25, 2017, the Company commenced the mailing to its shareholders of a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) directing shareholders to the website referenced above where they can access this Proxy Statement and the Company’s 2016 Annual Report and view instructions on how to submit a proxy or voting instructions via the Internet or by touch-tone telephone. If shareholders wish to receive a paper copy of the Company’s proxy materials, please follow the instructions included in the Notice of Internet Availability. Shareholders who do not receive a Notice of Internet Availability or who have not consented to receive their proxy materials electronically by e-mail will receive a printed copy of the proxy materials by mail.

PURPOSES OF THE MEETING

At the Annual Meeting, the Company’s shareholders will consider and vote upon the following matters:

(1)       To elect the two (2) director nominees named in this Proxy Statement to the Company’s Board of Directors for a three-year term expiring at the Company’s 2020 Annual Meeting of Shareholders;

(2)       To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2017;

(3)       To approve certain amendments to the EMCORE Corporation 2012 Equity Incentive Plan, including increasing the number of shares of common stock available for issuance under the plan by 2,400,000 shares;

(4)       To approve on an advisory basis the executive compensation of the Company’s Named Executive Officers;

(5)       To approve on an advisory basis the frequency (whether every one, two or three years) of advisory executive compensation votes; and

(6)       To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

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Unless contrary instructions are indicated on the proxy you submit, all shares represented by valid proxies received pursuant to this solicitation (and that have not been revoked in accordance with the procedures set forth below) will be voted in accordance with the recommendation of the Board of Directors as follows: (1) FOR the election to the Board of Directors of the two (2) nominees for director named in this Proxy Statement; (2) FOR ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2017; (3) FOR approval of the amendments to the EMCORE Corporation 2012 Equity Incentive Plan, including the increase in the number of shares of common stock reserved for issuance under the plan; (4) FOR the approval, on an advisory basis, of the Company’s executive compensation; and (5) for the frequency of executive compensation votes to be every 1 YEAR. Your shares will be voted as the proxyholders may determine in their discretion upon any other proposals as may properly come before the Annual Meeting. In the event a shareholder specifies a different choice by means of a properly submitted proxy, such shareholder’s shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

As of the close of business on the Record Date, the Company had 26,470,705 shares of no par value common stock (“Common Stock”) outstanding. Each shareholder of record on the Record Date is entitled to one vote on all matters presented at the Annual Meeting for each share of Common Stock held by such shareholder. The presence, either in person or by properly executed proxy, of the holders of the majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Attendance at the Annual Meeting will be limited to shareholders as of the Record Date, their authorized representatives, and guests of the Company.

If your shares of Common Stock are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, as of the Record Date, you may vote:

(1)       By Internet: Go to www.proxyvote.com and follow the instructions;

(2)       By Telephone: Call toll-free to 1-800-690-6903 and follow the instructions;

(3)       By Mail: If you requested a copy of the proxy materials by mail, complete, sign, date and return your proxy card in the envelope supplied to you with the written proxy materials; or

(4)       In Person: Attend the Annual Meeting and vote by ballot provided at the Annual Meeting.

If your shares are held by a bank, broker or other nominee, you are a beneficial owner of those shares rather than a shareholder of record. If you are a beneficial owner, your bank, broker or other nominee will forward you the Notice of Internet Availability or a complete set of the proxy materials, together with a voting instruction form. As a beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following the voting instructions provided by your bank, broker or other nominee. Please refer to the proxy materials forwarded by your bank, broker or other nominee for instructions regarding the methods available to vote your shares (Internet, telephone or mail). Please note that if your shares of Common Stock are held by a bank, broker or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your shares giving you the right to vote in person at the Annual Meeting.

Except as noted below, if you are a holder of record, you may use the Internet or any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on Thursday, March 16, 2017 or, if you received a printed set of the proxy materials, you may vote by mail by completing, signing, dating and returning the proxy card enclosed with the proxy materials you received before voting begins at the Annual Meeting. If you are a shareholder of record, your proxy, whether submitted by telephone, via the Internet or by mail, may nevertheless be changed or revoked at any time prior to the voting thereof at the Annual Meeting at your discretion either by (i) sending to the Company’s Secretary a written notice of revocation, (ii) by voting the shares covered thereby in person at the Annual Meeting or (iii) by submitting another proxy dated subsequent to the date of the initial proxy. Please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy. If you are a beneficial owner, please refer to the voting instructions provided by the bank, broker or other nominee that holds your shares for information about the deadline for voting and instructions on how to change or revoke any previously submitted voting instructions.

The vote required for approval of each of the proposals before the shareholders at the Annual Meeting is as follows:

For Proposal I — Election of Directors, the nominees for director will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. Each shareholder may vote for or withhold such vote from the nominees. The two nominees who receive the most votes that are properly cast at the Annual Meeting will be elected to the Board of Directors. For each of Proposal II — Ratification of the Appointment of Independent Registered Public Accounting Firm, Proposal III – Approval of the Amendments to the EMCORE Corporation 2012 Equity Incentive Plan, and Proposal IV — Advisory Vote on Executive Compensation, an affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting is required to approve each such proposal. Each shareholder may vote for, vote against or abstain from voting on each of these proposals. For Proposal V – Advisory Vote on the Frequency of Executive Compensation Advisory Votes, the number of years receiving a vote of a majority of the votes cast on the proposal at the Annual Meeting will be considered our shareholders’ recommendation for how often we should hold a shareholder advisory vote on executive compensation. In the event none of the three frequency choices receives a majority of the votes properly cast at the Annual Meeting, the Board of Directors will take into account the results of the vote on this proposal when determining how frequently to hold a shareholder advisory vote on executive compensation. Abstentions (with respect to Proposals II through V) and broker non-votes (with respect to Proposals I, III, IV and V) are not counted as votes cast and will not be counted in determining the outcome of the vote for each proposal, although they will count for purposes of determining whether a quorum is present.

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A broker non-vote occurs when a broker, who has not received voting instructions from the beneficial owner of the shares, does not vote on a non-routine proposal because the broker does not have discretionary authority to vote on such proposal, but the broker does exercise its discretionary authority to vote the beneficial holder’s shares on at least one “routine” matter at the Annual Meeting. Proposal II — Ratification of the Appointment of Independent Registered Public Accounting Firm is considered a “routine” matter under applicable stock exchange rules while the other proposals at the Annual Meeting are considered “non-routine.” If you hold your shares through a broker and do not provide voting instructions to the broker, then under applicable stock exchange rules governing your broker, the broker may vote your shares in its discretion with respect to Proposal II above, but may not vote your shares with respect to any of the other proposals. If no voting instructions are received by the broker that holds your shares and your broker exercises its discretion to vote your shares on Proposal II, your shares will constitute a broker non-vote on each of Proposals I, III, IV and V.

Please note that the proposals regarding the ratification of the appointment of our independent registered public accounting firm, approval of executive compensation and approval of the frequency of executive compensation votes are advisory only and will not be binding on the Company or the Board. The results of the votes on those advisory proposals will be taken into consideration by the Company, the Board or the appropriate committee of the Board, as applicable, when making future decisions regarding these matters.

INFORMATION CONCERNING THE PROXY SOLICITATION

The cost of preparing and making available this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the proxy is borne by the Company. In addition to the use of the Internet, employees of the Company may solicit proxies personally and by telephone. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. Solicitation of proxies may be made by additional mailings, electronic mail, telephone or in person by directors, officers or regular employees of the Company. The Company may request banks, brokers and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing.

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PROPOSAL I:

ELECTION OF DIRECTORS

Pursuant to the Company’s Restated Certificate of Incorporation, the Board of Directors is divided into three classes, as set forth in the table below. The directors in each class hold office for staggered terms of three years. The nominees for election to the Board at the Annual Meeting are:

•	Dr. Gerald J. Fine, Ph.D., a Class A director. Dr Fine is being nominated for election to the Board for a three-year term (expiring in 2020) and until his successor is duly elected and qualified.
•	Mr. Ettore J. Coringrato, Jr., currently a Class C director. Mr. Coringrato, is being nominated as a Class A director at the Annual Meeting for election to the Board for a three-year term (expiring in 2020) and until his successor is duly elected and qualified. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Mr. Coringrato to the Board as a Class C director in June 2016 to fill the vacancy created by Mr. Charles Scott’s retirement as a director in March 2016. The term of a Class C director generally expires at the 2018 Annual Meeting of Shareholders. However, the New Jersey Business Corporation Act provides that a director’s term of office expires at the annual meeting of shareholders following his appointment by the Board. As a result, the Board has nominated Mr. Coringrato for election at the Annual Meeting. The Board determined to nominate Mr. Coringrato as a Class A director to fill the vacancy that will be created by Mr. Robert L. Bogomolny’s retirement immediately prior to the Annual Meeting, as more fully described below. The Nominating and Corporate Governance Committee recommended Mr. Coringrato for election to the Board after he was identified by a third party search firm engaged by the Nominating and Corporate Governance Committee. The third party search firm identified and, after verifying his qualifications, recommended Mr. Coringrato to serve as a director on the Board.

Each of the director nominees is a current director and has consented to serve as a director if elected. Mr. Robert L. Bogomolny, a current Class A director and a director of the Company since 2002, will reach the mandatory term limit set forth in the Company’s By-Laws, as amended, during the three-year term of the Class A directors elected at the Annual Meeting. As a result, the Board of Directors has not nominated Mr. Bogomolny for re-election at the Annual Meeting, and Mr. Bogomolny will retire from the Board of Directors immediately prior to the Annual Meeting.

The following table sets forth certain information regarding each of the director nominees and the other members of the Board of Directors continuing in office after the Annual Meeting:

Name and Other Information	Age	Class and Year in Which Term Will Expire	Principal Occupation	Served as Director Since

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Ettore J. Coringrato, Jr. (1)(2)(4)(6)	58	Class A 2020	Director, EMCORE Corporation	2016

Gerald J. Fine, Ph.D. (2)(4)(5)(6)	58	Class A 2020	Professor of Practice and Director of the Engineering Product Innovation Center (EPIC) at Boston University	2013

DIRECTORS WHOSE TERMS CONTINUE

Stephen L. Domenik (1)(3)(4)(6)	65	Class C 2018	General Partner, Sevin Rosen Funds	2013

Jeffrey Rittichier	57	Class B 2019	Chief Executive Officer, EMCORE Corporation	2015

Rex S. Jackson (1)(3)(6)	56	Class B 2019	CFO, Gigamon Inc.	2015

(1)	Member of Audit Committee
(2)	Member of Nominating and Corporate Governance Committee
(3)	Member of Compensation Committee
(4)	Member of Strategy and Alternatives Committee
(5)	Chairman of the Board
(6)	Determined by the Board of Directors to be an independent director according to the rules of The Nasdaq Stock Market (“Nasdaq”) and the Company’s By-Laws

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The shares represented by proxies will be voted, unless otherwise specified, in favor of the two nominees for election to the Board of Directors. If either of the nominees shall become unable or unwilling for good cause to serve as director if elected, the proxies will be voted for the election of such other person as the Board of Directors may select to fill the vacancy or for the balance of the nominees, leaving a vacancy. The Board of Directors has no reason to believe that either of the director nominees for election at the Annual Meeting will be unwilling or unable to serve if elected as a director.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information with respect to members of the Company’s Board of Directors, including the nominees for election to the Board at the Annual Meeting, and the other executive officers of the Company. Ages are listed as of the Record Date. There are no family relationships among any of our directors or executive officers.

Directors

ETTORE J. CORINGRATO, JR., 58, has served as a director of the Company since June 2016. He is currently a Board member of Nanowave Technologies, Inc., a manufacturer of microwave and millimeter-wave components and high power solid state transmit/receive subsystems for commercial aerospace, defense, medical, communications and industrial applications, and served as a Senior Advisor to Nanowave from January 2014 to January 2016. From January 2005 until its sale to Avago Technologies in June 2013, Mr. Coringrato served as President, Chief Executive Officer and Board member of CyOptics, Inc., a designer and fabricator of optical communications components across enterprise, data-center, access, metro and long-haul market segments, and he was Vice President of Business Development for CyOptics from February 2003 through December 2004. From 2000 until 2003, Mr. Coringrato was co-founder and served as Chief Financial Officer of CENiX, Inc., an optical start-up that developed high-speed optical modules using an automated manufacturing platform. He also worked for 18 years at AT&T and Lucent Technologies in its Microelectronics Group where he held positions in engineering, marketing and sales, strategic planning, business development and product management. Mr. Coringrato served as a Board member of Luna Innovations Incorporated from May 2015 to May 2016. He holds a Bachelor of Science degree in Industrial Engineering and Systems Management, and an MBA from Pennsylvania State University. Mr. Coringrato’s extensive background in the telecommunications industry and expertise in wafer fabrication technology together with his general business experience were the primary qualifications that the Board considered in nominating him as a director of our Company.

STEPHEN L. DOMENIK, 65, has served as a director of the Company since December 2013. Since 1995, he has been a General Partner with Sevin Rosen Funds, a venture capital firm, where he led numerous investments in private companies. Mr. Domenik served as interim Chief Executive Officer of Pixelworks, Inc., a semiconductor company, from February to April 2016 and as a member of its board of directors from August 2010 to November 2016. Mr. Domenik has also served on the board of directors of MoSys, Inc., a publicly-traded IP-rich fabless semiconductor company, since June 2012. In addition, Mr. Domenik is currently Chairman of the Board of a private company. Mr. Domenik previously served on the Boards of Directors of Meru Networks, Inc., a publicly-traded technology company, from January 2014 until it was acquired by Fortinet, Inc. in July 2015; NetLogic Microsystems, Inc., a publicly-traded fabless semiconductor company, from January 2001 until it was acquired by Broadcom Corporation in February 2012; and PLX Technology, Inc., a publicly-traded semiconductor company, from December 2013 until it was acquired by Avago Technologies in August 2014. He holds a B.S. in Physics and an M.S.E.E. from the University of California at Berkeley. Mr. Domenik’s expertise in corporate investments and strategic planning in the semiconductor industry, together with his experience serving as director of several other public and private companies, were the primary qualifications that the Board considered in nominating him as a director of our Company.

GERALD J. FINE, Ph.D. 58, has served as a director of the Company since December 2013. Dr. Fine has been a Professor of Practice and Director at the Engineering Innovation Center of Boston University since 2012. From 2008 to 2011, Dr. Fine was President and CEO of Schott North America and led operations of all Schott AG businesses in North America, including solar, pharmaceutical packaging, electronic packaging, and lighting and imaging and advanced materials. Dr. Fine also served as Executive Vice President, Photonic Technologies for Corning Incorporated. He previously served on the Board of Directors of several private companies, including CyOptics, Inc., a semiconductor laser manufacturer for telecom applications, Crystal IS, Inc., a UV LED substrate manufacturer, Kotura, Inc., a provider of silicon components for datacom and telecom, and Pixtronix, Inc., a provider of low-cost displays for portable devices. Dr. Fine holds a B.A. from Amherst College and a Ph.D. from California Institute of Technology. Dr. Fine’s technical expertise in the semiconductor field, combined with his business experience serving as an executive officer and board member of several companies, were the primary qualifications that the Board considered in nominating Dr. Fine as a director of our Company.

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REX S. JACKSON, 56, has served as a director of the Company since December 2015. Since October 2016, Mr. Jackson has served as CFO of Gigamon Inc. (NYSE: GIMO), a developer of network visibility solutions. Mr. Jackson previously served as CFO of Rocket Fuel Inc. (NASDAQ: FUEL), an advertising technology company, from March 2016 to October 2016. Prior to Rocket Fuel, Mr. Jackson served as CFO of JDS Uniphase Corporation (NASDAQ:JDSU), a provider of network and service enablement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers, from January 2013 through September 2015, and drove the separation of JDSU into two independent public companies in August 2015. Mr. Jackson joined JDSU in January 2011 as senior vice president, Business Services, with responsibility for corporate development, legal, corporate marketing and information technology. Prior to JDSU, Mr. Jackson served as CFO of Symyx Technologies (NASDAQ: SMMX) from 2007 to 2010, where he led the company’s acquisition of MDL Information Systems and subsequent merger of equals with another public company. Mr. Jackson also previously served as acting CFO at Synopsys and held executive positions with Avago, AdForce and Read-Rite. Mr. Jackson holds a B.A. degree from Duke University and earned his J.D. from Stanford University Law School. Mr. Jackson’s accounting and financial expertise, general business acumen, extensive knowledge of the fiber optics industry and significant executive leadership experience were the primary qualifications that the Board considered in nominating Mr. Jackson as a director of our Company.

JEFFREY RITTICHIER, 57, joined the Company as its Chief Executive Officer on January 3, 2015 and was appointed to the Board effective January 5, 2015. He has worked in the semiconductor industry for over 20 years, including almost ten years in the optical communications industry. Most recently, Mr. Rittichier held the positions of President and Chief Executive Officer at Nanostatics Corporation, a producer of nanofiber technology, from April 2009 to December 2014.  Prior to that, from November 2007 to April 2009, he served as President and Chief Operating Officer of the electrical testing company Epik Energy Solutions, L.L.C., a joint venture of Royal Dutch Shell, and of NanoDynamics, Inc., focused on commercializing nanotechnology for the energy and petroleum industries. He has also served as Chief Executive Officer of Xponent Photonics, Inc., a manufacturer of surface-mount photonic components for optical assemblies, from October 2001 to November 2007. From April 1999 to October 2001, Mr. Rittichier was VP and General Manager of Lucent’s Access Business and Vice President of Marketing at Ortel Corporation, a supplier of optoelectronic components in the cable television, satellite communications, wireless, data communications and telecommunications markets. Mr. Rittichier holds a B.S. in Mechanical Engineering from The Ohio State University. He was awarded the title of Distinguished Alumnus by Ohio State University’s College of Engineering in 2011 and has completed the Financial Management Program and Director’s College at Stanford University. Mr. Rittichier’s experience as a 20-year veteran in the semiconductor industry with a demonstrated track record of identifying and realizing optical networking growth opportunities were the primary qualifications that led the Board to conclude that he should serve as a director of our Company.

Non-Director Executive Officers

JIKUN KIM, 53, joined the Company in June 2016 as its Chief Financial Officer. Mr. Kim previously served as Chief Financial Officer of Merex Group, a provider of comprehensive support for U.S. manufactured legacy defense aircraft, helicopters, and their respective engines from February 2015 to June 2016. From March 2010 to February 2015, he served as Senior Vice President and Chief Financial Officer of Aerovironment, Inc., a technology solutions provider that designs, develops, produces and supports an advanced portfolio of unmanned aircraft systems and electric transportation solutions. Prior to assuming this role, Mr. Kim served as Interim Chief Financial Officer of Aerovironment, Inc. after joining the company as Vice President and Controller in June 2009. Mr. Kim previously served with Raytheon Company, a defense contractor, for more than eight years, most recently as Chief Financial Officer of Raytheon Vision Systems. He holds a B.S. in Electrical Engineering from the University of California at Berkeley, an M.S. in Electrical Engineering from the University of California at Los Angeles, and an MBA from Columbia Business School.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED ABOVE UNDER PROPOSAL I.

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GOVERNANCE OF THE COMPANY

Board of Directors

The Board of Directors oversees the Company’s business and affairs pursuant to the New Jersey Business Corporation Act, the Company’s Restated Certificate of Incorporation, as amended, and By-Laws, as amended. The Board of Directors is the ultimate decision-making body of the Company, except on matters reserved for the shareholders.

Board Leadership Structure

The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer of the Company in any way that is in the best interests of the Company and the shareholders at a given point in time. The Board believes that the decision as to who should serve as Chairman of the Board and Chief Executive Officer, and whether these offices should be combined or separate, should be assessed periodically by the Board, and that the Board should not be constrained by a rigid policy mandating that such positions be separate. The Company currently separates the roles of Chief Executive Officer and Chairman of the Board, and Dr. Fine, an independent director, currently serves as Chairman of the Board.

The Board recognizes that the roles of Chief Executive Officer and Chairman of the Board are distinct.  While the Chief Executive Officer is responsible for setting the strategic direction for the Company and for the day-to-day leadership and performance of the Company, the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for, and presides over, meetings of the Board of Directors. The Board believes that participation of the Chief Executive Officer as a director, while keeping the roles of Chief Executive Officer and Chairman of the Board distinct, provides the proper balance between independence and management participation at this time. By having a separate Chairman of the Board, the Company maintains an independent perspective on the Company’s business affairs, and at the same time, through the Chief Executive Officer’s participation as a director, the Board receives valuable experience regarding the Company’s business and maintains a strong link between management and the Board, which promotes clear communication, enhances strategic planning, and improves implementation of corporate strategies.

The independent directors who chair the Company’s Audit, Compensation, Nominating, and Strategy and Alternatives Committees also provide leadership to the Board in their assigned areas of responsibility. The Board believes that the independent governance of the Board is safeguarded through:

•	the separation of the roles of Chairman of the Board and Chief Executive Officer;
•	the independence of directors constituting a majority of the members of the Board;
•	the use of a Lead Independent Director when the Chairman of the Board is not an independent director;
•	the independence of the chairs and other Board committee members; and
•	the holding of regular executive sessions of the non-management directors.

The Company will continue to review its Board structure to ensure that it is in the best position to deliver value to its shareholders, key stakeholders and the communities in which the Company operates.

Corporate Governance Guidelines

The Company’s Corporate Governance Guidelines together with its Restated Certificate of Incorporation, as amended, By-Laws, as amended, and the charters of the Board’s committees provide the framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, Board composition and operations, expectations of directors, succession planning, and communications to the Board. In connection with its annual review of the Company’s Corporate Governance Guidelines, the Board, following the recommendation of the Nominating and Corporate Governance Committee, approved several updates to memorialize its governance policies, including:

•	limiting the number of public company boards on which a director may serve to five;
•	documenting in the Governance Guidelines an existing provision of the By-Laws that limits the number of consecutive years a director may serve on the Board to ten years;
•	charging the Board, through its Compensation Committee, with reviewing the Company’s succession plan for the Chief Executive Officer and general management; and
•	requiring that the Board and each Board committee perform an annual self-evaluation.

The full text of the Corporate Governance Guidelines is available by clicking on the Corporate Governance link included in the Investors tab of the Company’s website (www.emcore.com).

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Code of Ethics

The Company has adopted a code of ethics entitled “EMCORE Corporation Code of Business Conduct and Ethics,” which is applicable to all employees, officers, and directors of the Company. In addition, the Company has adopted a Code of Ethics for Financial Professionals, which applies to the Chief Executive Officer, Chief Financial Officer, Vice Presidents of Finance, Controllers and Assistant Controllers of the Company. The full text of both the Code of Business Conduct and Ethics and the Code of Ethics for Financial Professionals is available by clicking on the Corporate Governance link in the Investors tab of the Company’s website (www.emcore.com). The Company intends to disclose any changes in or waivers from either of its codes of ethics for its directors and executive officers, to the extent disclosure is required by the applicable rules of the SEC and Nasdaq, by posting such information on its website at www.emcore.com or by filing a Current Report on Form 8-K.

Related Person Transaction Approval Policy

The Company’s Code of Business Conduct and Ethics sets forth the Company’s written policy for the review and approval of related person transactions. Related persons are defined by applicable SEC rules as executive officers, directors and director nominees, any person who is known to be a beneficial owner of more than five percent (5%) of the voting securities of the Company, and any immediate family member of any of the foregoing persons.

A related person transaction is defined under applicable SEC rules as any financial or other transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company (or a subsidiary) would be a participant and the amount involved would exceed $120,000, and in which any related person would have a direct or indirect material interest. A related person will not be deemed to have a direct or indirect material interest in a transaction if the interest arises only from the position of the person as a director of another corporation or organization that is a party to the transaction or the direct or indirect ownership by such person and all the related persons, in the aggregate, of less than 10 percent of the equity interest in another person (other than a partnership) which is a party to the transaction. In addition, certain interests and transactions, such as director compensation that has been approved by the Board, transactions where the rates or charges are determined by competitive bid and compensatory arrangements solely related to employment with the Company (or a subsidiary) that have been approved by the Compensation Committee, are not subject to the policy.

The Board of Directors has delegated to the Audit Committee the responsibility for reviewing, approving and, where applicable, ratifying material related person transactions involving the Company’s directors or executive officers or their respective immediate family members or affiliated entities. If a member of the Audit Committee has an interest in a related person transaction, then he or she will not participate in the review process.

In considering the appropriate action to be taken regarding a related person transaction, the Audit Committee or the Board (as the case may be) will consider the best interests of the Company, whether the transaction is fair to the Company and serves a compelling business reason, and any other factors that it deems relevant. As a condition to approving or ratifying any related person transaction, the Audit Committee may impose whatever conditions and standards it deems appropriate, including periodic monitoring of ongoing transactions.

The Company’s Code of Business Conduct and Ethics also includes the Company’s Conflicts of Interest Policy, among other policies. The Conflicts of Interest Policy provides, among other things, that conflicts of interest exist where the interests or benefits of one person or entity conflict with the interests or benefits of the Company. The Code of Business Conduct and Ethics also provides restrictions on outside directorships, business interests and employment, and receipt of gifts and entertainment and requires that all material violations of the Company’s Code of Business Conduct and Ethics or matters involving financial or legal misconduct be reported to the Company’s Audit Committee on at least a quarterly basis, or more frequently depending upon the level of severity of the violation.

Directors and executive officers are also required to disclose potential and existing related person transactions on a quarterly basis and in Directors and Officers Questionnaires completed annually.

There were no related person transactions or conflicts of interest that occurred during fiscal year 2016.

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Director Independence

The Board of Directors reviews the independence, and any possible conflicts of interest, of directors and director nominees at least annually. The Board of Directors has determined that a majority of the Company’s directors are independent in compliance with the listing standards applicable to the Company pursuant to the rules of Nasdaq. The Board has affirmatively determined that Messrs. Bogomolny, Coringrato, Domenik, Fine and Jackson are independent under the Nasdaq rules. Mr. Rittichier, as the Company’s Chief Executive Officer, is not independent under the Nasdaq rules. In addition, the Board of Directors previously determined that each of Steven Becker, who served as a director until December 8, 2015, and Charles Scott, who served as a director until March 11, 2016, was also independent under the Nasdaq rules during his service on the Board of Directors.

In making its independence determination, the Board requested that each director and executive officer disclose any of the following relationships: service on the boards or committees of other companies (both public and private); service as a director, trustee or executive officer in any charitable organizations; service of a family member as an officer in any charitable organizations; relationships by blood, marriage or adoption among directors or executive officers of the Company; related person transactions with the Company; legal proceedings involving the Company; indebtedness to the Company; or prior arrangements and understandings with respect to the selection of directors or executive officers of the Company. In addition to the Nasdaq listing standard rules, the Company’s By-Laws require that a majority of the Board be independent pursuant to certain additional criteria that, in many cases, are not included within the requirements of the Nasdaq rules. For example, a director is not considered independent for purposes of the By-Laws if, in the past three years, he or any of his family members: (i) has received any remuneration as an advisor, consultant or legal advisor to the Company or any of its subsidiaries, affiliates, executive officers or to any other director of the Company; (ii) has an agreement with the Company or any of its subsidiaries or affiliates for personal services or has engaged in any transaction or business relationship with the Company or its subsidiaries or affiliates; or (iii) is affiliated with or employed by any present or former auditor for the Company. The Board of Directors has determined that Messrs. Bogomolny, Coringrato, Domenik, Fine, and Jackson, comprising a majority of the members of the Board of Directors, are independent directors within the meaning of the Company’s By-Laws. A copy of the Company’s By-Laws is posted in the Corporate Governance section on the Investors tab of the Company’s website (www.emcore.com).

The Board of Directors’ Role in Risk Oversight

Risk is inherent in business. The Board of Directors recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to the Company and its shareholders. While the Chief Executive Officer and other members of our senior leadership team are responsible for the day-to-day management of risk, the Board of Directors takes an active role in risk management and is responsible for (i) overseeing the Company’s aggregate risk profile, and (ii) assisting management in addressing specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, legal risks, regulatory risks, and operational risks.

The Board believes that its current leadership structure has facilitated its oversight of risk by combining independent leadership, through the separation of the roles of Chief Executive Officer and Chairman of the Board, independent Board committees, and majority independent Board composition. The Chairman of the Board, independent committee chairs and members, and other directors also are experienced professionals or executives who can and do raise issues for Board consideration and review and who are not hesitant to challenge management. The Board believes there has been a well-functioning and effective balance between the Chairman of the Board, non-management Board members, and the Chief Executive Officer, which enhances risk oversight.

The Board of Directors exercises its oversight responsibility for risk both directly and through its standing committees. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. The full Board is kept informed of each committee’s risk oversight and related activities, and committee meeting minutes are available for review by all directors. Strategic, operational and competitive risks also are presented and discussed at the Board’s quarterly meetings, and more often as necessary. On at least an annual basis, the Board reviews our long-term strategic plans. In addition, at least quarterly, or more often as necessary, the Board receives a briefing on material legal and regulatory matters.

The Audit Committee is responsible for reviewing our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, key operational risks, related party transactions, and other potential conflicts of interest. The Audit Committee meets periodically in separate executive session with the Chief Financial Officer and the independent auditor, as well as with committee members only, to facilitate a full and candid discussion of risk and other issues.

The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. The Compensation Committee also is charged with monitoring our incentive and equity-based compensation plans, including employee retirement and benefit plans. In addition, the Compensation Committee is responsible for overseeing risks associated with succession planning for the Board.

The Nominating and Corporate Governance Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, and director independence.

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The Strategy and Alternatives Committee oversees risks related to the Company’s strategic opportunities and alternatives which may be relevant to the Company’s business.

In addition to the responsibilities undertaken by the committees discussed above, the Board committees may have oversight of specific risk areas consistent with the committees’ charters and responsibilities.

Board Meetings and Attendance

The Board of Directors held eight (8) regularly scheduled and special meetings during fiscal 2016. During fiscal 2016, all directors of the Company attended at least seventy-five percent (75%) of the aggregate meetings of the Board and committees on which they served during their tenure on the Board.

Board Committees

Audit Committee

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Messrs. Bogomolny, Coringrato, Domenik and Jackson (chairman) currently serve as members of the Audit Committee. Mr. Bogomolny is not standing for re-election at the Annual Meeting and will cease to be a member of the Audit Committee upon his retirement from the Board. Each member of the Audit Committee is an independent director within the meaning of applicable Nasdaq and SEC rules. The Board of Directors has determined that Mr. Coringrato and Mr. Jackson are Audit Committee financial experts within the meaning of SEC rules. The Audit Committee is responsible for, among other things: (i) reviewing the financial information that will be provided to the Company’s shareholders and overseeing the accounting and financial reporting processes of the Company performed by management, the audits of the financial statements of the Company and the Company’s systems of internal controls; (ii) the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm, including reviewing its independence, qualifications and performance; (iii) overseeing the internal audit function of the Company; and (iv) reviewing compliance by the Company with legal and regulatory requirements. A copy of the Charter of the Audit Committee is posted in the Corporate Governance section on the Investors tab of the Company’s website (www.emcore.com). The Audit Committee met nine (9) times during fiscal 2016.

Compensation Committee

The Compensation Committee evaluates the performance of the Chief Executive Officer and other executive officers and reviews and approves their compensation. Messrs. Domenik and Jackson (chairman) currently serve as members of the Compensation Committee. The processes and procedures for the review and approval of executive compensation are described in the Compensation Discussion and Analysis section of this Proxy Statement. In addition, the Compensation Committee has responsibility for recommending to the Board the level and form of compensation and benefits for directors. It also administers the Company’s incentive compensation plans and is responsible for setting the compensation and benefits for the Company’s executives. Additionally, the Compensation Committee is responsible for executive officer development and retention and corporate succession plans for the Chief Executive Officer. A copy of the Charter of the Compensation Committee is posted in the Corporate Governance section on the Investors tab of the Company’s website (www.emcore.com). The Compensation Committee met eight (8) times during fiscal 2016.

To the extent consistent with its obligations and responsibilities, the Compensation Committee may form subcommittees of one or more members of the Compensation Committee and delegate its authority to the subcommittees as it deems appropriate. The Compensation Committee has the authority to retain and terminate external advisors in connection with the discharge of its duties.

During fiscal 2016, the Compensation Committee engaged Compensia, Inc. (“Compensia”), an independent compensation consultant, to make recommendations regarding director compensation, provide recommendations on the compensation package for our new Chief Financial Officer, develop the structure of our new performance-based long-term equity award program, conduct a comprehensive review of the Company’s peer group of companies (the “Peer Group”), and a comprehensive compensation survey of executive compensation utilizing the new Peer Group. For more information regarding the services provided by Compensia, see the “Compensation Discussion and Analysis — Role of Compensation Consultant” section of this Proxy Statement. The Compensation Committee has assessed the independence of Compensia and concluded that its engagement of Compensia does not raise any conflict of interest with the Company or any of its directors or executive officers.

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies and recommends new members to the Company’s Board of Directors and has responsibility for certain corporate governance matters. Messrs. Bogomolny (chairman), Coringrato and Fine currently serve as members of the Nominating and Corporate Governance Committee. Mr. Bogomolny is not standing for re-election at the Annual Meeting and will cease to be a member of the Nominating and Corporate Governance Committee upon his retirement from the Board. A copy of the Charter of the Nominating and Corporate Governance Committee is posted in the Corporate Governance section on the Investors tab of the Company’s website (www.emcore.com). The Nominating and Corporate Governance Committee met four (4) times during fiscal 2016.

In performing its responsibilities relating to the identification and recommendation of new directors, the Nominating and Corporate Governance Committee has not established specific minimum age, education, experience or skill requirements for potential director nominees. When considering a potential director candidate, the Nominating and Corporate Governance Committee considers the candidate’s individual skills and knowledge, including experience in business, finance, or administration, familiarity with national and international business matters, and appreciation of the relationship of the Company’s business to changing needs in our society. The Nominating and Corporate Governance Committee also carefully considers any potential conflicts of interest. All nominees must possess demonstrated character, good judgment, integrity, relevant business, functional and industry experience, and a high degree of acumen. Although the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, in accordance with the Company’s philosophy, the Nominating and Corporate Governance Committee endeavors to identify nominees that represent diverse backgrounds and experience in policy-making positions in business and technology, and in areas that are relevant to the Company’s global activities. The Nominating and Corporate Governance Committee assesses the effectiveness of its efforts to achieve a Board with a diversity of backgrounds and experiences by periodically reviewing the skills and experiences of the Board as a whole, and each of the directors individually.

The Nominating and Corporate Governance Committee identifies potential candidates from a number of sources, including current members of the Board and, if the Nominating and Corporate Governance Committee so chooses, third party search firms. The Nominating and Corporate Governance Committee may also consider candidates proposed by management or by shareholders. After the Nominating and Corporate Governance Committee’s initial evaluation of a candidate, if that candidate is still of interest to the Nominating and Corporate Governance Committee, one or more designated members of the Board will interview the candidate. Additional interviews by other Board members and/or senior management may take place and other screening processes may be undertaken. The Nominating and Corporate Governance Committee will meet to finalize its recommended candidates, which will be submitted to the entire Board for consideration. All candidates who are recommended by the Nominating and Corporate Governance Committee and approved by the Board are then included as nominees in the first proxy statement following their appointment or nomination and for the year in which the Class for which they are nominated comes up for election thereafter.

The Nominating and Corporate Governance Committee will consider suggestions from shareholders regarding possible director candidates for election at future annual meetings of shareholders or in the event of a vacancy on the Board of Directors. The Nominating and Corporate Governance Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by other sources as described above. Such suggestions must contain (1) all information for each nominee required to be disclosed in a proxy statement for the election of directors pursuant to applicable rules of the SEC, (2) the name and address of the shareholder making the recommendation, the number of shares of Common Stock beneficially owned by the shareholder as of the date the shareholder gives notice and the length of ownership, (3) the name, age and address of the director candidate and a description of the director candidate’s business experience for at least the previous five years, (4) the number of shares of Common Stock beneficially owned by the director candidate, and (5) the written consent of the director candidate to serve as a director if elected. The Nominating and Corporate Governance Committee may require additional information as it deems reasonably necessary to determine the eligibility of the director candidate to serve as a member of our Board of Directors. To be considered for possible nomination by the Board at the next annual meeting of shareholders, such suggestions must be submitted to the Company’s Secretary no later than September 30 prior to the next annual meeting of shareholders. Shareholders who wish to nominate a person for election as a director at a meeting of shareholders (as opposed to making a recommendation to the Nominating and Corporate Governance Committee as described above) must deliver written notice to the Company’s Secretary in accordance with the procedures and timing set forth in the Company’s By-Laws, as discussed in the section of this Proxy Statement entitled “General Matters — Shareholder Proposals” below.

The Nominating and Corporate Governance Committee is also responsible for certain corporate governance matters, including:

•	making recommendations to the Board regarding the membership and chairpersons of each Board committee;
•	ensuring that the requisite number of directors meet the applicable independence requirements contained in the Nasdaq listing standards, SEC rules and the Company’s Bylaws;
•	developing and overseeing the process for completing annual Board and Board committee evaluations; and
•	periodically reviewing and recommending updates to the Corporate Governance Guidelines and addressing any other corporate governance issues that may arise from time to time.
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When appropriate, the Nominating and Corporate Governance Committee may form subcommittees of one or more of its members and delegate its authority to these subcommittees as it deems appropriate.

Strategy and Alternatives Committee

The purpose of the Strategy and Alternatives Committee is to oversee the Company’s strategic plan, working with management to define and set strategic goals and expectations for the Company, to evaluate strategic opportunities and alternatives available to the Company, including potential mergers, acquisitions, divestitures and other key strategic transactions outside the ordinary course of the Company’s business, and to perform any other activities or responsibilities as may be delegated to the Committee from time to time by the Board. Messrs. Coringrato, Domenik and Fine (chairman) currently serve as members of the Strategy and Alternatives Committee. A copy of the Charter of the Strategy and Alternatives Committee is posted in the Corporate Governance section of the Investors tab of the Company’s website (www.emcore.com). The Strategy and Alternatives Committee met two (2) times in fiscal 2016.

Board Attendance at Annual Meetings

The Company requires members of the Board of Directors to attend the Company’s Annual Meetings of Shareholders, absent extraordinary circumstances. Last year, all then-current members of the Board of Directors attended the 2016 Annual Meeting.

Annual Board Evaluations

Pursuant to our Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of the Board and each committee of the Board. The evaluation process is facilitated by outside legal counsel and is designed to assess the overall effectiveness of the Board and its committees and to identify opportunities for improving Board and Board committee operations and procedures. The annual evaluations are generally conducted in the first quarter of each calendar year and the results of the annual evaluation are reviewed and discussed by the Board.

Management Succession Planning

The Compensation Committee is responsible for reviewing the Company’s succession plan for the Chief Executive Officer and general management. In performing these functions, the Compensation Committee, with the assistance of the Chief Executive Officer, periodically assesses senior managers and their succession potential.

Shareholder Communications with the Board

Shareholders may communicate with the Company’s Board of Directors through its Secretary by writing to the following address: Board of Directors, c/o The Secretary, EMCORE Corporation, 2015 W. Chestnut Street, Alhambra, CA, 91803. The Company’s Secretary will forward all correspondence to the Board of Directors, except for junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate or redundant material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response. A Board member may request to see all shareholder communications at any time.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2016

The Company compensates each non-employee director for service on the Board of Directors. The following table presents director compensation information for fiscal 2016 for the Company’s non-employee directors who served during any part of fiscal year 2016.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)		Total ($)
Steven Becker (4)	4,750	—	(6)	4,750
Robert L. Bogomolny	55,165	50,000	(7)	105,165
Ettore J. Coringrato	15,692	—	(6)	15,692
Stephen L. Domenik	51,165	40,000	(8)	91,165
Gerald J. Fine, Ph.D.	38,035	50,000	(7)	88,035
Rex Jackson	52,042	3,333	(8)	55,375
Charles T. Scott (5)	24,621	40,000	(8)	64,621

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(1)	The compensation paid to Jeffrey Rittichier, the Company’s Chief Executive Officer, is not included in this table because he was an employee of the Company during his service as director and received no compensation for his service as director. Mr. Rittichier’s compensation is disclosed in the Summary Compensation Table below.
(2)	The amounts in this column reflect the dollar amounts earned or paid in cash for services rendered in fiscal 2016.
(3)	The amounts in this column reflect the dollar amounts granted in fiscal 2016 for services rendered in calendar year 2015, payment of which was made in Common Stock of the Company. As of September 30, 2016, none of the non-employee directors held any outstanding stock options or unvested stock awards.
(4)	Mr. Becker resigned as a Class A member of the Board of Directors effective as of December 8, 2015.
(5)	Mr. Scott did not stand for re-election as a director of the Company at the Company’s 2016 Annual Meeting of Shareholders, at which time his term of office was completed.
(6)	Pursuant to the terms of the Company’s 2007 Directors’ Stock Award Plan (as amended and restated, the “Amended 2007 Plan”), Mr. Becker did not receive any stock awards because he resigned as director prior to the last day of the plan year. Mr. Coringrato did not receive any stock awards under the Amended 2007 Plan because he was appointed as a director after the plan year.
(7)	Includes: $40,000 worth of Common Stock received for service as a director, pursuant to the terms of the Amended 2007 Plan and $10,000 worth of Common Stock awarded by the Board for the director’s service as Co-Chairman of the Board. Mr. Bogomolny elected to defer $40,000 worth of Common Stock, which he was entitled to receive under the Amended 2007 Plan, until the earlier of his termination of service as a director of the Company or a change in control, as such term is defined in the Amended 2007 Plan. On January 4, 2016, the Company made these equity grants as follows: $50,000 in Common Stock to Dr. Fine and $10,000 in Common Stock and $40,000 in phantom share credits to Mr. Bogomolny.
(8)	Reflects the dollar value of Common Stock received for service as a director, pursuant to the terms of the Amended 2007 Plan. Mr. Scott elected to defer his equity award until the earlier of his termination of service as a director of the Company or a change in control, as such term is defined in the Amended 2007 Plan. On January 4, 2016, the Company made these equity grants in the form of Common Stock for Messrs. Domenik and Jackson and phantom share credits for Mr. Scott.

Director Compensation Policy for Fiscal 2016.

On December 4, 2015, the Board of Directors, on recommendation of the Compensation Committee, approved a new compensation policy for the Company’s non-employee directors, the terms of which became effective as of January 1, 2016 (the “New Director Compensation Policy”). Pursuant to the New Director Compensation Policy, each director is entitled to the following compensation for their service as a member of the Board:

Cash Compensation
All Board Members
Annual Cash Retainer	$37,000
Board Committee Chairpersons
Annual Audit Committee Chairperson Retainer	$20,000
Annual Compensation Committee Chairperson Retainer	$9,500
Annual Nominating and Corporate Governance Committee Chairperson Retainer	$8,000
Annual Strategy and Alternatives Committee Chairperson Retainer	$8,000
Other Board Committee Members
Annual Audit Committee Member Retainer	$10,000
Annual Compensation Committee Member Retainer	$5,000
Annual Nominating and Corporate Governance Committee Member Retainer	$3,000
Annual Strategy and Alternatives Committee Member Retainer	$3,000

Equity Compensation
Annual Equity Award	$54,000
Annual Chairperson Equity Award	$42,500

Cash retainers are paid quarterly in arrears. Equity awards are granted to each director then in office on January 15th (or the first trading day thereafter) of the calendar year following the calendar year of service to which the award relates and will be fully vested when granted. The first equity awards payable under the New Director Compensation Policy were payable in January 2017, as described below, with respect to services performed in the 2016 calendar year.

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If a non-employee director serves in the corresponding position for only a portion of the year, the cash retainers will be pro-rated (with the proration based on the number of calendar days in the quarter that the director served as a non-employee director or held the particular position, as the case may be). Similarly, in the event a person serves as a non-employee director or Chairman for less than a full plan year, the equity compensation is prorated based on the number of calendar months the director served as a non-employee director or Chairperson during the plan year.

Equity Compensation. In accordance with the New Director Compensation Policy, on January 17, 2017, each director, except Mr. Coringrato, received 6,000 shares of Company Common Stock for services rendered in the 2016 calendar year (calculated by dividing the $54,000 equity award to which each director is entitled under the New Director Compensation Policy by $9.00, which was the closing share price of the Company’s Common Stock on January 17, 2017). Mr. Coringrato, who joined the Board in June 2016, received a pro-rated award of 3,500 shares of Company Common Stock under the New Director Compensation Policy (calculated by dividing his prorated equity award of $31,500 by the $9.00 closing share price of the Company’s Common Stock on January 17, 2017). In addition, pursuant to the New Director Compensation Policy, Dr. Fine received an additional 4,722 shares of the Company’s Common Stock for his service as Chairman of the Board (calculated by dividing the $42,500 equity award to which the Chairman is entitled under the New Director Compensation Policy by the $9.00 closing share price of the Company’s Common Stock on January 17, 2017). These shares were all granted under the Company’s 2012 Equity Incentive Plan.

For services rendered in calendar year 2015, director equity grants, reflected in the Director Compensation Table above, were governed by the Amended 2007 Plan. Pursuant to the Amended 2007 Plan, each non-employee director serving as a director at the end of a plan year was entitled to receive an annual stock grant with a grant date value equal to $40,000; provided, that in the event a person served as a non-employee director for less than a full plan year, such amount was prorated based on the number of calendar months the director served as a non-employee director during the plan year.  Additionally, for a non-employee director who was a lead independent director during such plan year, the grant date value of the annual stock award amount was increased by $5,000; provided, that in the event a non-employee director was a lead independent director for less than a full plan year, such amount was prorated based on the number of days the director served as a lead independent director for the plan year. The number of shares of Common Stock which each director was entitled to receive was calculated by dividing $40,000 by the closing price per share of Common Stock on the January 2nd (or the first trading day thereafter) immediately following each plan year (which is defined as each 12-month period beginning on January 1 and ending on December 31). Upon approval by shareholders of the amended and restated 2012 Equity Incentive Plan at the 2016 Annual Meeting of Shareholders, no additional shares are issuable under the Amended 2007 Plan, and, pursuant to the New Director Compensation Policy, all future director equity awards will be made under the Company’s 2012 Equity Incentive Plan.

Cash Compensation. Prior to January 1, 2016, the Company’s Outside Directors’ Cash Compensation Plan provided for the payment of cash compensation to non-employee directors for their participation at Board meetings, in amounts established, and periodically reviewed, by the Board. Each non-employee director received a meeting fee for each meeting of the Board that he attended (including telephonic meetings, but excluding execution of unanimous written consents). In addition, each non-employee director received a committee meeting fee for each meeting of a Board committee that he attended (including telephonic meetings, but excluding execution of unanimous written consents). The Board meeting fee was $4,000 and the committee meeting fee was $1,500; provided that the meeting fee for special telephonic Board meetings (i.e., Board meetings that are not regularly scheduled and in which non-employee directors typically participate telephonically) was $750 and the committee meeting fee for such special telephonic meetings was $600. Any non-employee director who is the chairman of a committee received an additional $750 for each regularly scheduled meeting of the committee that he chaired, and an additional $200 for each special telephonic meeting of such committee.

The Outside Directors’ Cash Compensation Plan was terminated effective January 1, 2016 in connection with the approval of the New Director Compensation Policy described above, and all cash compensation paid to directors subsequent to January 1, 2016 was paid pursuant to the terms of the New Director Compensation Policy.

No director who is also an employee of the Company receives compensation for services rendered as a director.

Director Stock Ownership and Holding Requirements.

During fiscal 2016, we adopted a stock ownership policy for directors and executive officers. We believe that this new policy will align the interests of our directors with those of our shareholders by requiring directors to have direct ownership in shares of our Common Stock. The policy requires each of our non-employee directors to own shares of our Common Stock having a value equal to at least three times the annual cash retainer they receive (excluding retainers for committee members and chairpersons). Each director is required to be in compliance with the required minimum ownership levels within five years after adoption of the policy, and is required to retain 50% of the net after-tax shares received in respect of equity awards until he is in compliance.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of the Company’s executive compensation program and analyzes the compensation decisions made for the executive officers included in the Summary Compensation Table (the “Named Executive Officers”) for fiscal 2016.

2016 Named Executive Officers

Our Named Executive Officers for fiscal 2016 were:

Jeffrey Rittichier – Chief Executive Officer
Jikun Kim – Chief Financial Officer
Mark Weinswig – Former Chief Financial Officer

Because only three individuals served as our executive officers at any time during fiscal 2016, we have only three Named Executive Officers for fiscal 2016. Mr. Kim replaced Mr. Weinswig as our Chief Financial Officer effective June 20, 2016, and as a result this Compensation Discussion and Analysis focuses on the compensation paid or awarded to Messrs. Rittichier and Kim, our two Named Executive Officers who remain employed and are responsible for driving the Company’s performance.

We believe fiscal 2016 was a successful and transformative year for EMCORE. In July 2016, we paid a special cash dividend of $1.50 per share, returning approximately $85M of cash to our shareholders since June 2015. During fiscal year 2016, we also enhanced our Mixed-Signal Optics strategy to better position the Company to compete in growth markets. Throughout the year we saw steadily improving financial results from continuing operations, resulting primarily from improved manufacturing efficiency and strength in customer orders. Some of our efficiencies were driven by increased automation and the ramp up of our Six Sigma and Lean manufacturing initiatives. These improved financial results occurred notwithstanding weakness in the 2.5G GPON market during the year, as described below.

The table below sets forth some of our key financial metrics for fiscal 2016 compared to fiscal 2015 ($ in millions):

	Fiscal 2015	Fiscal 2016	% Increase
Revenues	$81.7	$92.0	13%
Gross Profit	$28.7	$31.0	8%
Income from Continuing Operations	-$2.3	$2.6	215%
Non GAAP Net Income	$4.2	$5.1	22%

Executive Compensation Program Highlights

Highlights of our executive compensation program include:

•	During fiscal 2016, in response to feedback we received from our shareholders, our Compensation Committee worked with Compensia, its independent compensation consultant, to develop the framework for a new performance-based long-term equity award program. Beginning with the initial equity grant made to our new Chief Financial Officer in fiscal 2016 and early fiscal 2017, at least 50% of the number of shares subject to equity awards granted to our Named Executive Officers are intended to consist of performance-based restricted stock units that will vest based on a combination of our relative total shareholder return over a three-year performance period and the executive’s continued employment.
•	During fiscal 2016, we continued with our performance-based annual incentive program design. 80% of each Named Executive Officer’s target bonus opportunity was tied to the Company’s non-GAAP net income performance for fiscal 2016 while the remaining 20% of each Named Executive Officer’s target bonus opportunity was tied to identifiable individual performance objectives. For fiscal 2016, because the Company missed its non-GAAP net income target, our Chief Executive Officer was only eligible to receive up to 20% of his bonus opportunity. Based on the Board’s evaluation of his achievement of his individual performance goals, Mr. Rittichier’s actual bonus was $39,000, which was only 12% of his target bonus opportunity and approximately $156,000 less than the bonus he earned for fiscal 2015.
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•	During fiscal 2016, we entered into an employment agreement with our new Chief Financial Officer, which contains a double trigger provision prior to the executive being entitled to receive any equity severance benefits and limits cash severance benefits for a qualifying termination of employment to a “1x” multiple, whether or not the qualifying termination of employment is in connection with a change in control.
•	During fiscal 2016, we adopted a new clawback policy.
•	During fiscal 2016, we adopted a new stock ownership policy, including holding requirements, and also expanded our anti-pledging policy to also prohibit hedging transactions.

Objectives of the Company’s Executive Compensation Program

The Company’s executive compensation program is designed to:

•	attract, motivate, reward and retain highly qualified and talented individuals,
•	motivate executives to improve the overall performance and profitability of the Company and reward them when specific measurable results have been achieved,
•	encourage accountability by determining salaries and a portion of incentive awards based on each executive’s individual performance and contribution,
•	tie incentive awards to performance metrics that we believe drive the performance of the Company’s Common Stock over the long term to further reinforce the linkage between the interests of the Company’s shareholders and employees,
•	link executives’ interests with shareholders’ interests by providing a significant portion of targeted total direct compensation in the form of stock-based incentives, and
•	ensure compensation levels are both externally competitive and internally equitable.

Role of Shareholder Say-on-Pay Votes

Each year, we provide our shareholders the opportunity to cast an advisory vote on our executive compensation program. This annual vote is known as the “say-on-pay” proposal. At the Company’s 2016 Annual Meeting of Shareholders held on March 11, 2016, approximately 50.1% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal.

After considering the views expressed by shareholders in the say-on-pay proposal, the Compensation Committee determined to revisit our executive compensation practices. Determined to more fully understand and address shareholder concerns following our 2016 Annual Meeting of Shareholders, the Compensation Committee increased our outreach and engagement with shareholders. Our outreach efforts included discussions regarding the Company’s executive compensation philosophy and objectives as follows:

•	aligning compensation with performance and encouraging fulfillment of key management initiatives;
•	attracting and retaining a talented executive team that will drive company performance; and
•	aligning management and shareholder interests through long-term equity incentive awards.

In addition, during these shareholder meetings, we discussed our corporate governance policies that we have implemented to help us achieve our executive compensation objectives. Some of the key policies include:

•	Decision making is driven by market data, with heavy emphasis on performance;
•	New stock ownership policy is in place and now applies to all Named Executive Officers;
•	Clawback policy is in place for cash bonuses and equity awards based upon the attainment of financial reporting measures;
•	No income or excise tax gross-ups;
•	Policy prohibiting hedging and pledging is in place and helps keep executive and shareholder interests aligned;
•	New equity grant practices are in place, including implementation of the new performance-based long-term equity award program described in further detail below;
•	Independent compensation consultant regularly conducts analysis on pay and policy assessments and is retained directly by the Compensation Committee; and
•	Never repriced options, and 2012 Equity Incentive Plan expressly prohibits this practice without shareholder approval.

Since the 2016 Annual Meeting of Shareholders, we sought meetings with substantially all of our institutional shareholders who held more than 0.5% of our outstanding shares at the time, and held meetings (in-person where practical) with more than 60 of our institutional shareholders, representing at least 34% of our outstanding shares as of September 30, 2016. In general, our shareholders reacted positively to the corporate governance changes we have implemented. We noted any additional concerns expressed by our shareholders in these meetings and reviewed them with the Compensation Committee and the full Board.

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The Compensation Committee, under the leadership of its new Chairman, Mr. Jackson, and with a new and different composition than at the time of the 2016 Annual Meeting of Shareholders, made several changes to our executive compensation program to address the concerns expressed by our shareholders in the say on pay proposal and during our one-on-one meetings. We believe that these changes are consistent with emerging trends in executive compensation best practices and strengthen the pay for performance aspects of our compensation program.

Investor Feedback

Based on a review by the Compensation Committee, which included consideration of recommendations of Compensia and feedback from our shareholders, the Compensation Committee has taken the following actions:

What We Heard	Action Taken

Compensation for our executive officers should be heavily weighted towards performance, and 100% of long term-equity awards should not vest solely based on continued employment

Our Compensation Committee worked with Compensia, its independent compensation consultant, to develop the framework for a new performance-based long-term equity award program. Beginning with the initial equity grant made to our new Chief Financial Officer in fiscal 2016 and early fiscal 2017, at least 50% of the number of shares subject to equity awards granted to our Named Executive Officers are intended to consist of performance-based restricted stock units that will vest based on our relative total shareholder return over a three-year performance period.

Continued with our performance-based annual incentive program design, which resulted in our Chief Executive Officer receiving a fiscal 2016 bonus of $39,000, which was only 12% of his target bonus opportunity and approximately $156,000 less than the bonus he earned for fiscal 2015.

No long-term equity award installments should be fully vested on the grant date	Prior to shareholders expressing concerns about the vesting schedule used for our equity awards, our Chief Executive Officer was granted a time-based equity award for fiscal 2016 that vested 25% on the grant date and 25% in three equal annual installments on the first three anniversaries of the grant date. In response to shareholder concerns and at the request of the Company, our Chief Executive Officer has agreed to hold until his termination of employment with the Company, 100% of the net-after tax shares received from the 25% tranche that was fully vested on the grant date. It is also the Compensation Committee’s current intention that no portion of the Company’s future equity awards will vest on an immediate basis. To that end, one of the amendments we propose to make to the 2012 Equity Incentive Plan would require substantially all awards granted under the 2012 Equity Incentive Plan, as amended, to have a minimum vesting period of one year and would, subject to the Compensation Committee’s discretion to accelerate awards, prohibit any portion of an award to vest earlier than the first anniversary of the grant date of the award.

The initial equity grants made to our Chief Financial Officer consisted of an equal number of time- and performance-based stock units. The time-based stock units vest in equal annual installments on the first five anniversaries of his hire date and the performance-based stock units have a three-year performance period.

The equity grant made to our Chief Executive Officer for fiscal 2017 consisted of approximately 59% performance-based stock units that have a three-year performance period and 41% time-based stock units that vest in equal annual installments on the first four anniversaries of the grant date.

Our compensation-related corporate governance practices need to be improved	Introduced a new clawback policy that applies to all of the Named Executive Officers.

Introduced a new stock ownership policy with a 3x salary ownership requirement for our Chief Executive Officer and a 1x salary ownership requirement for our Chief Financial Officer. Executive officers are required to retain 50% of the net after-tax shares received in respect of equity awards until they are in compliance.

Expanded our anti-pledging policy to also prohibit hedging transactions.

Role of the Compensation Committee

Pursuant to its charter, the Compensation Committee has the authority to determine the amount of compensation given to each of the Named Executive Officers. The Compensation Committee approves the structure of our executive compensation program, and is responsible for administering our equity compensation plans, including approving grants of awards under the plans. In performing its duties, the Compensation Committee is authorized to consider the recommendations of our Chief Executive Officer when determining the compensation of the other Named Executive Officers.

The elements of our executive compensation program and the compensation amounts payable thereunder to each Named Executive Officer were approved by the Compensation Committee. All Compensation Committee members are independent under applicable Nasdaq rules, and, except for recommendations made by Mr. Rittichier with respect to the compensation of the other Named Executive Officers (other than himself), no Named Executive Officers had any role in determining the compensation of the Named Executive Officers.

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Role of Compensation Consultant

Pursuant to its charter, the Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In fiscal 2016, the Compensation Committee retained Compensia, a national compensation consulting firm, to advise it regarding the amount and types of compensation that we provide to our Named Executive Officers and how our compensation practices compared to the compensation practices of other companies. In particular, Compensia provided advice to the Compensation Committee and helped it develop the structure of our new performance-based long-term equity award program, provided recommendations on the compensation package for our new Chief Financial Officer, helped us develop our updated peer group of companies described below, and performed a comprehensive compensation survey utilizing the new peer group for Messrs. Rittichier and Kim. The members of the Compensation Committee considered input from Compensia as one factor in making decisions with respect to executive compensation matters, along with information and analysis they received from management and their own judgment and experience.

The Compensation Committee regularly reviews the services provided by Compensia and performs an assessment at least annually on the independence of Compensia to determine whether the compensation consultant is independent. The Compensation Committee determined that Compensia is independent in providing the Compensation Committee with executive compensation consulting services and that Compensia’s work for the Committee did not raise any conflicts of interest, consistent with SEC rules and Nasdaq listing standards. In making this determination, the Compensation Committee reviewed information provided by Compensia on the following factors:

•	Any other services provided to the Company by Compensia;
•	Fees received by Compensia from the Company as a percentage of Compensia’s total revenue;
•	Policies or procedures maintained by Compensia to prevent a conflict of interest;
•	Any business or personal relationship between the individual Compensia consultants assigned to the Company relationship and any Compensation Committee member;
•	Any business or personal relationship between the individual Compensia consultants assigned to the Company relationship, or Compensia itself, and the Company’s executive officers; and
•	Any Company stock owned by Compensia or the individual consultants assigned to the Company relationship.

Having reviewed such factors, the Compensation Committee determined that it would be in the best interests of the Compensation Committee and of the Company to ratify and approve the engagement of Compensia as its independent compensation consultant. Compensia did not perform any services for the Company during the 2016 fiscal year other than providing advice with respect to executive and director compensation.

In addition to Compensia, the Company retained Radford, a part of Aon Hewitt, to conduct a competitive assessment and review of its compensation program and compensation levels. Radford’s work for the Company was focused on the compensation of the Company’s non-executive employees, and Radford was not engaged to provide any advice or recommendations on the amount or form of executive or director compensation.

Peer Companies

In December 2014, the Compensation Committee engaged Compensia to conduct a comprehensive review of the Company’s peer group of companies, as well as a comprehensive compensation survey utilizing the new peer group. At that time, the Compensation Committee wanted Compensia to review its peer group in light of the Company’s sale of its solar and telecommunication business divisions, which resulted in the Company becoming a smaller company. In performing its analysis, Compensia identified companies with similar revenues and market capitalizations to the Company post-sale in the communications equipment and semiconductor industry. Compensia produced a report containing its analysis and recommendations, which was reviewed and approved by the Compensation Committee on December 15, 2014. The December 2014 peer group consisted of the following companies: Alliance Fiber Optic Product, Applied Micro Circuits, ANADIGICS, Applied Optoelectronics, AXT, Clearfield, Communications Systems, Exar, MaxLinear, Meru Networks, NeoPhotonics, Oclaro, Oplink Communications, Peregrine Semiconductor, Pericom Semiconductor, and Vitesse Semiconductor.

In September 2016, the Compensation Committee again engaged Compensia to conduct a comprehensive review of the Company’s peer group of companies, as well as a comprehensive compensation survey utilizing the new peer group for Messrs. Rittichier and Kim. Our methodology for selecting our new peer group of companies was to (1) start with the December 2014 peer group, (2) screen out any companies that had been acquired since December 2014, (3) perform a revenue screen of the December 2014 peer group and other publicly traded communications equipment and semiconductor companies with revenues over the last four quarters that were approximately 0.5x to 2.5x the Company’s revenues over the same four quarters, (4) perform a market capitalization screen of the December 2014 peer group and other publicly traded communications equipment and semiconductor companies with 30-day average market capitalizations as of the beginning of September 2016 that were approximately 0.25x to 4x the Company’s 30-day average market capitalization over the same period (in order to take into account the impact of the special cash dividend we declared in July 2016), and (5) review the peer group of companies used in the prior year by certain proxy advisory firms for potential inclusion as peer group companies if they satisfied the revenue and market capitalization screens described above.

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Our objective in selecting our new peer group of companies was to select a peer group where the Company’s revenue and market capitalization would approximate the 40th to 50th percentile of the peer group of companies. We also attempted to select peer companies that fit within the parameters of our revenue and market capitalization screen criteria described above, while still retaining the discretion to continue to include certain of the December 2014 peer group companies falling outside of these parameters that we believe have strong business similarities and against whom we compete for talent. Based on this methodology, we implemented the following changes to our peer group:

Removals:	Additions:	New Peer Group:
• ANADIGICS • MaxLinear • Meru Networks • Oplink Communications • Peregrine Semiconductor • Pericom Semiconductor • Vitesse Semiconductor	• Digi International • DSP Group • GigPeak • GSI Technology • KVH Industries • MRV Communications • PCTEL • Zhone Technologies

•         Alliance Fiber Optic Product

•         Applied Micro Circuits

•         Applied Optoelectronics

•         AXT

•         Clearfield

•         Communications Systems

•         Digi International

•         DSP Group

•         Exar

•         GigPeak

•         GSI Technology

•         KVH Industries

•         MRV Communications

•         NeoPhotonics

•         Oclaro

•         PCTEL

•         Zhone Technologies.

In September 2016, Compensia reviewed the compensation levels for each of Mr. Rittichier and Mr. Kim, utilizing the Company’s new September 2016 peer group. The analysis covered base salary, target bonus as a percent of salary, target total compensation, long term incentives and total direct compensation relative to each company in the September 2016 peer group.

The purpose of the December 2014 and September 2016 compensation reviews was to provide the Compensation Committee with information on the compensation practices and program designs at peer companies. This information has been used by the Compensation Committee to inform its decision making process with respect to the compensation amounts for the Named Executive Officers. However, given our practice of engaging in a comprehensive compensation survey and peer group review at least once every three years (rather than on an annual basis), the Compensation Committee does not rigidly adhere to a benchmarking strategy in setting compensation amounts for the Named Executive Officers. Instead, the peer group compensation information is used as one of the data points for the Compensation Committee to make subjective compensation decisions using its business judgment after considering a number of factors, including our objectives of attracting and motivating highly qualified executives, holding executives accountable and rewarding them for individual performance, and ensuring that compensation levels are externally competitive and internally equitable.

Based on the September 2016 compensation review, the Compensation Committee believes that Mr. Rittichier’s base salary and total targeted direct compensation (which includes base salary, target annual incentive bonus and grant date value of long-term incentive awards) for fiscal 2016 were both significantly below the 25th percentile level of base salary and total targeted direct compensation paid by the members of our peer group of companies to similarly situated executives. A prior compensation review performed by Compensia in 2014 yielded similar results. As described in more detail below, this significantly below 25th percentile positioning was one of the factors that led the Compensation Committee to make equity grants to Mr. Rittichier in fiscal 2015 and 2016 that included immediately vested shares. In addition, in response to concerns raised by shareholders regarding the Company’s practice of granting immediately vested shares, and the findings of Compensia regarding Mr. Rittichier’s compensation relative to his peers, the Compensation Committee determined to increase Mr. Rittichier’s base salary effective in October 2016 and to increase the grant date value of his fiscal 2017 long-term equity award relative to the value of his equity award granted in fiscal 2016, while eliminating any immediate vesting related to the fiscal 2017 grant.

Based on the September 2016 compensation review, the Compensation Committee believes that Mr. Kim’s base salary and target annual incentive amounts established in his employment agreement were at approximately the 50th percentile level of the base salary and target annual incentive amounts paid by the members of our peer group of companies to similarly situated executives. As described in more detail below, the grant date value of Mr. Kim’s initial equity award, which was allocated 50% as a time-based equity award and 50% as a performance-based equity award, was set above the 75th percentile of the grant date value of long-term incentive awards made by the members of our peer group of companies to similarly situated executives. This is largely because Mr. Kim’s initial equity award was structured as a “front loaded” long-term equity award intended to cover a period of two years. At this time, the Compensation Committee does not expect to make any additional equity awards to Mr. Kim in fiscal 2017 beyond the performance-based portion of his initial grant. Mr. Kim will be eligible to receive another regular annual equity grant based on our newly developed long term incentive compensation program starting in fiscal year 2018.We believe this “front loaded” two-year award structure was critical in attracting Mr. Kim to join the Company, and provided him with a meaningful equity incentive that links his interests to those of the Company’s shareholders.

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Employment Agreements with Messrs. Rittichier and Kim

In an effort to further promote the retention of the Company’s Named Executive Officers, the Compensation Committee previously approved an executive employment agreement with Mr. Rittichier in connection with his appointment as our Chief Executive Officer effective January 3, 2015 and approved an executive employment agreement with Mr. Kim in connection with his appointment as our Chief Financial Officer effective June 20, 2016. Each employment agreement provides that the Named Executive Officer’s employment is “at-will” and may be terminated by the Named Executive Officer or the Company at any time with or without cause, subject only to the severance obligations that are discussed in greater detail under the “Executive Compensation - Potential Payments upon Termination or Change-in-Control” section of this Proxy Statement. Under the terms of each employment agreement, the initial base salary of each Named Executive Officer was established, as described in more detail below. The base salary of each Named Executive Officer will continue to be determined annually by the Compensation Committee, which may, in its sole and absolute discretion, increase the Named Executive Officer’s base salary, but may not decrease it below the initial base salary without the Named Executive Officer’s consent. In addition, each Named Executive Officer is entitled to participate in any of the Company’s annual bonus or pay-for-performance plans, with Mr. Rittichier entitled to a target annual cash bonus of 80% of his base salary and Mr. Kim entitled to a target annual cash bonus of 50% of his base salary. Each Named Executive Officer will be eligible for equity awards under the Company’s equity award plans covering senior executives, in each case, as may be in effect from time to time and as approved by the Compensation Committee in its sole and absolute discretion. In the event a payment or benefit provided under the employment agreement would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then such payment or benefit will be limited as provided in the employment agreement. None of the employment agreements provide for any tax “gross up” or similar payment for any excise taxes that may be triggered by the payment of any parachute payments.

Separation and Release Agreement with Mr. Weinswig

On June 2, 2016, the Company announced that its then current Chief Financial Officer, Mark Weinswig, resigned from his position as Chief Financial Officer of the Company effective June 20, 2016. Mr. Weinswig resigned for “good reason” as defined under his existing employment agreement with the Company, and became entitled to receive the severance benefits provided for under his existing employment agreement, which are discussed in greater detail under the “Executive Compensation - Potential Payments upon Termination or Change-in-Control” section of this Proxy Statement. However, the Company was able to successfully negotiate with Mr. Weinswig and he agreed to (1) waive the accelerated vesting of his fiscal 2016 time-based restricted stock unit award that he was otherwise entitled to receive pursuant to the terms of his existing employment agreement and (2) provide consulting services to the Company for a transition period without any additional consideration in order to assist with Mr. Kim’s transition to Chief Financial Officer.

Mr. Weinswig was required to execute a full release of claims in favor of the Company in order to receive his severance benefits, and the continued payment of Mr. Weinswig’s severance benefits is subject to his compliance with certain confidentiality, cooperation, nondisclosure, nonsolicitation and other restrictive covenants.

Base Salary

Base salaries for the Named Executive Officers are determined based upon job responsibilities, level of experience, individual performance, and the peer group compensation information described above. No Named Executive Officers are entitled to any automatic base salary increases, and all base salary increases are determined by the Compensation Committee in its discretion. The Compensation Committee reviews any salary increase for the Named Executive Officers in executive session.

Mr. Rittichier was appointed as our Chief Executive Officer in January 2015 and, in connection with his appointment, the Compensation Committee established his annual base salary level at $325,000. The Compensation Committee reviewed Mr. Rittichier’s base salary in February 2016, and determined not to make any increases to Mr. Rittichier’s base salary for fiscal 2016.

As part of its September 2016 compensation review, the Compensation Committee determined to increase Mr. Rittichier’s base salary from $325,000 to $425,000, effective in October 2016 for fiscal 2017. The Compensation Committee determined to make this increase based on an assessment of Mr. Rittichier’s significant efforts towards the Company’s improved operational and financial performance and the fact that Mr. Rittichier’s $325,000 fiscal 2016 base salary and fiscal 2016 total targeted direct compensation were significantly below the 25th percentile level for similarly situated executives at our peer group of companies.

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Mr. Kim was appointed as our Chief Financial Officer in June 2016 and, in connection with his appointment, the Compensation Committee established his annual base salary level at $305,000. The Compensation Committee believed, in its subjective judgment, that this level of base salary for Mr. Kim was appropriate in order to attract and retain Mr. Kim as the Company’s Chief Financial Officer. Mr. Kim’s current base salary remains $305,000.

The Compensation Committee did not award a base salary increase to Mr. Weinswig in fiscal 2016 prior to his termination of employment.

Annual Cash Incentives

In General. Typically, the Company establishes a cash incentive plan each fiscal year which provides the Company’s executive officers an opportunity to receive an annual cash payment in addition to their base salaries.  The purpose of the cash incentive plan is to drive overall effectiveness and productivity by motivating the executives to achieve specified Company financial and identifiable individual performance goals that support the Company’s strategic business objectives and goals of achieving increased profitability. By linking a significant portion of an executive’s annual cash compensation opportunity to the achievement of the Company’s strategic objectives, as well as the individual’s performance, the individual’s compensation is closely tied to the success of the Company.  We believe that providing annual cash incentive opportunities is a key component of maintaining a competitive executive compensation program.

2016 Bonus Plan Structure. On November 13, 2015, the Board, following the recommendation of the Company’s Compensation Committee, approved the EMCORE Corporation Fiscal 2016 Bonus Plan (the “2016 Bonus Plan”). Under the 2016 Bonus Plan, the Company’s Named Executive Officers are eligible to receive cash bonus awards that are determined based on the achievement of a specified financial performance goal for the Company as well as individual performance goals for each Named Executive Officer.

80% of the annual cash bonus opportunity for the Named Executive Officers is based on the Company’s achievement of a non-GAAP net income target. The amount of cash bonus payable to each executive officer under the 2016 Bonus Plan based on non-GAAP net income performance may range from 0% to 120% of the executive’s target bonus opportunity that is tied to non-GAAP net income, as illustrated by the table below.

Non-GAAP Net Income Achieved (% of Target)	Non-GAAP Net Income Bonus Amount Funding Percentage (%)
80%	60%
90%	80%
95%	95%
100%	100%
120%	120%
Bonus amounts for performance results between the percentages listed in the table are determined by straight line linear interpolation

The Compensation Committee established non-GAAP net income targets as the Company performance goal because it believes these financial performance metrics are the best indicators of the Company’s performance each fiscal year. For purposes of the 2016 Bonus Plan, “non-GAAP net income” means the Company’s net income for fiscal 2016, as determined under generally accepted accounting principles in the United States, adjusted to eliminate the impact of (1) discontinued operations, (2) litigation expenses associated with the arbitration with Sumitomo Electric Industries Ltd., (3) expenses incurred by or on behalf of the Strategy and Alternatives Committee of the Board of Directors, (4) severance and restructuring charges and (5) stock-based compensation expense.

The remaining 20% of the annual cash bonus opportunity for the Named Executive Officers is based on each executive’s achievement of individual performance goals. The amount of cash bonus payable to each executive officer for the achievement of individual goals may similarly range from 0% to 120% of the executive’s target bonus opportunity that is tied to the individual performance goals.

Under the 2016 Bonus Plan, the aggregate target bonus opportunity for Mr. Rittichier was 80% of his annual base salary at the end of the fiscal year and the aggregate target bonus opportunity for Mr. Kim was 50% of his annual base salary at the end of the fiscal year. Bonuses, if any, under the 2016 Bonus Plan are payable in cash no later than March 15, 2017. Mr. Weinswig was not eligible to receive a bonus payment under the 2016 Bonus Plan as a result of his termination of employment during the fiscal year.

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2016 Bonus for Mr. Rittichier. For Mr. Rittichier, at the time the 2016 Bonus Plan was established in November 2015, the Company established a non-GAAP net income target for the 2016 fiscal year based on budgeted results of $8 million. This target was established based on our assumption that the overall 2.5G GPON chip market would experience significant growth during the 2016 fiscal year, when in actuality the chip market experienced declines during the fiscal year. Actual non-GAAP net income for fiscal 2016 was approximately $5.08 million. Because we achieved less than 80% of the non-GAAP net income target amount, Mr. Rittichier did not receive any portion of his bonus opportunity that was tied to non-GAAP net income performance. Mr. Rittichier had five specific individual performance goals for fiscal 2016 that were based on (1) growing revenues associated with our chip business to diversify our revenue base, (2) establishing a manufacturing plant in Beijing and automating our manufacturing processes relating to our laser module line, (3) automating some of our manufacturing processes relating to our chips business and outsourcing another part of our chip production business to a contract manufacturer, (4) outsourcing our satellite communications business to a contract manufacturer, and (5) developing a world-wide distribution channel and overhauling our sales force. The Compensation Committee reviewed Mr. Rittichier’s performance against the performance goals and determined that he achieved 100% of three of the objectives, 0% of one of the objectives and 75% of another objective, resulting in a 75% payout factor for the portion of his bonus opportunity that was tied to his individual performance goals. Mr. Rittichier’s actual bonus payout under the 2016 Bonus Plan was $39,000 in total, which was only 12% of his target bonus opportunity and approximately $156,000 less than the bonus he earned for fiscal 2015.

2016 Bonus for Mr. Kim. During the second quarter of fiscal 2016, the Company recognized that the 2.5G GPON chip market was not growing at the speed we had budgeted, and, in March 2016, we adjusted the fiscal 2016 financial forecast downward to reflect more realistic financial results for fiscal 2016. This adjusted financial forecast was reviewed with the Board at its regular meeting in March 2016. Because Mr. Kim joined the Company in June 2016 after the Company revised its fiscal 2016 financial forecast, the Compensation Committee determined it was appropriate to evaluate Mr. Kim’s bonus opportunity using a revised non-GAAP net income target for the 2016 fiscal year of $5 million, which, consistent with the original $8 million target, reflected the then current fiscal 2016 budgeted amounts. Actual non-GAAP net income for fiscal 2016 was approximately $5.08 million, which resulted in a payout of approximately 100% of the portion of his bonus opportunity that was tied to non-GAAP net income performance.

Mr. Kim had six specific individual performance goals for fiscal 2016 that were based on (1) timely and accurately filing all of our required SEC reports, (2) overseeing the preparation of monthly financial metrics, (3) timely providing a semi-annual forecast and any updated budgets, (4) ensuring the Company’s annual tax filings are timely filed, (5) completing a transfer pricing study, and (6) finalizing certain outstanding tax and tax-related audit matters. The Compensation Committee, with input from Mr. Rittichier, reviewed Mr. Kim’s performance against the performance goals and determined that he achieved 100% of four of the objectives, 50% of one of the objectives and 75% of another objective, resulting in an 87.5% payout factor for the portion of his bonus opportunity that was tied to his individual performance goals. Mr. Kim’s actual bonus payout under the 2016 Bonus Plan was $49,563 in total, which was approximately 97.5% of his pro-rated target bonus opportunity for fiscal 2016.

In addition to his bonus under the 2016 Bonus Plan, Mr. Kim was also paid a one-time, special $50,000 signing bonus in connection with his commencement of employment. The Compensation Committee determined to pay Mr. Kim this signing bonus to replace compensation that Mr. Kim was foregoing from his prior employer, but included a requirement that Mr. Kim repay the signing bonus should he voluntarily terminate employment for any reason (other than for “good reason”) prior to the first anniversary of his start date.

Long-Term Stock-Based Incentives

In General. The Company believes that stock-based incentives are an effective means for aligning the interests of our executives with the interests of our shareholders and that the long-term compensation of the Company’s Named Executive Officers should be linked to the value provided to our shareholders. In addition, we use stock-based compensation as a retention tool. Because the stock awards generally vest over a multi-year period, they provide our executives with an ongoing incentive to continue their employment with the Company and to maximize shareholder value. Long-term stock-based incentives granted to our executives for the last several years have been structured in the form of restricted stock unit awards. Restricted stock unit awards are designed to link executives’ interests with those of the Company’s shareholders because the value of the awards is based on the value of the Common Stock. In addition, they provide a long-term retention incentive throughout the vesting period because the restricted stock units generally have value regardless of stock price volatility.

Fiscal 2016 Awards for Messrs. Rittichier and Weinswig. Messrs. Rittichier and Weinswig were each granted fiscal 2016 equity awards in February of 2016. In granting these awards, the Compensation Committee used its judgment and discretion to determine the appropriate value of each award at the time it was granted, and reviewed each executive’s individual performance and the performance of the Company in the prior fiscal year, as well as the peer group compensation information described above.

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Similar to annual equity award grants made in prior years, each award consisted of time-based restricted stock units that vested 25% on the grant date and 25% in three equal annual installments on the first three anniversaries of the grant date. These awards were granted prior to our 2016 Annual Meeting of Shareholders and before our introduction of our new performance-based long-term equity award program described below. In response to shareholder concerns regarding granting equity awards with installments that are fully vested on the grant date and at the request of the Company, our Chief Executive Officer has agreed to hold 100% of the net after-tax shares he received from the tranche that was fully vested on the grant date until his termination of employment with the Company. We believe this requirement to hold all after-tax shares that were fully vested on the grant date until his retirement from the Company mitigates shareholder concerns that this award does not sufficiently align Mr. Rittichier’s interests with those of our shareholders. In addition, one of the amendments we propose to make to the 2012 Equity Incentive Plan would require substantially all awards granted under the 2012 Equity Incentive Plan, as amended, to have a minimum vesting period of one year and would, subject to the Compensation Committee’s discretion to accelerate awards, prohibit any portion of an award to vest earlier than the first anniversary of the grant date of the award. In connection with his termination of employment and as a result of our negotiations with Mr. Weinswig, he agreed to waive the accelerated vesting of all shares that were unvested on the date of his resignation under his fiscal 2016 equity award that he was otherwise entitled to receive pursuant to the terms of his existing employment agreement.

Initial Equity Award for Mr. Kim. Mr. Kim was granted an initial equity award pursuant to the terms of his employment agreement entered into in June 2016 in connection with his appointment as our Chief Financial Officer. In determining the appropriate value of this award, the Compensation Committee used its judgment and discretion, and considered the results of negotiations with Mr. Kim, the size of historical initial equity award grants made to other senior executives, the recommendations of Compensia, and the peer group compensation information described above. Mr. Kim’s initial equity award was structured as a “front loaded” two-year award. At this time, the Compensation Committee does not expect to make any additional equity awards to Mr. Kim in fiscal 2017 beyond the performance-based portion of his initial grant, as described below. Mr. Kim will be eligible to receive another regular annual equity grant based on our newly developed long term incentive compensation program starting in fiscal year 2018. We believe this “front loaded” award structure was critical in attracting Mr. Kim to join the Company, and provided him with an upfront meaningful equity incentive that links his interests to those of the Company’s shareholders.

Fifty-percent of the total number of shares subject to Mr. Kim’s equity award were time-based restricted stock units that were granted in June 2016. These time-based awards vest in five equal annual installments on the first five anniversaries of his hire date. While this five-year vesting schedule is longer than we generally use for annual time-based equity grants, the Compensation Committee determined to use a longer vesting schedule as a result of the front loaded nature of the award in order to provide additional retention incentives.

The remaining 50% of the total number of shares subject to Mr. Kim’s equity award were performance-based restricted stock units that were granted in October 2016. Even though these performance-based restricted stock units were included in Mr. Kim’s initial new hire offer, they were not granted until October 2016 because, until that time, we were working with Compensia to develop a framework for our new performance-based long-term equity award program that takes into account feedback we received from our shareholders. Since these awards were granted after the end of our 2016 fiscal year, the SEC’s rules require that they not be reported in our Summary Compensation Table for fiscal 2016, and that they instead be reported in our Summary Compensation Table for fiscal 2017.

Performance-Based Program Design. The performance-based restricted stock units will vest based on a combination of our relative total shareholder return over a three-year performance period and the executive’s continued employment. We chose relative total shareholder return as the applicable performance measure because (1) we believe it will incentivize the Named Executive Officers to focus on and grow our returns for shareholders, and (2) it is an objective and easily understandable performance metric that is different than the earnings-based performance measure used under our annual cash incentive program.

Relative total shareholder return is measured against the companies in the Russell Microcap Index, which is a capitalization-weighted index of 2,000 small cap and micro cap stocks, because we wanted to utilize a rigorous metric to closely align shareholder value to the named executive officers’ long term incentive goals. In addition, we chose to measure our performance against the Russell Microcap Index, instead of measuring our performance against the much smaller group of compensation peers described above (substantially all of which are included in the Russell Microcap Index), because we wanted to measure our performance against a broad index of relatively similarly sized companies in which investors may choose to invest and measure performance against.

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The performance-based restricted stock units that were granted by the Company in October 2016 were granted in three substantially equal tranches, each consisting of approximately one-third of the total target number of performance shares subject to the award. The first tranche is eligible to vest based on our relative total shareholder return performance over the one-year period following the grant date, the second tranche is eligible to vest based on our relative total shareholder return performance over the two-year period following the grant date, and the third tranche is eligible to vest based on our relative total shareholder return performance over the three-year period following the grant date. Any shares that do not vest at the end of the applicable performance period will be forfeited. Since the Company has not previously issued performance-based awards to its executive officers, it structured the initial grant in three tranches to serve as a bridge and tie executive compensation to the Company’s performance in each of the three fiscal years in the three-year performance period. Going forward, the Company anticipates that any grant of performance-based restricted stock units would consist of one tranche based on the Company’s relative total shareholder return performance for the three-year period following the grant date and will cliff vest at the end of such three-year performance period. 100% of the target number of shares subject to each tranche of the grant made in October 2016 will vest if our total shareholder return performance equals that of the Russell Microcap Index for the applicable performance period. If our total shareholder return exceeds that of the Russell Microcap Index for the applicable performance period, the target number of shares subject to each tranche that will vest is increased by 2% for each 1% of overperformance, subject to a maximum payout equal to 200% of the target number of shares in the tranche. Similarly, if our total shareholder return is less than that of the Russell Microcap Index for the applicable performance period, the target number of shares subject to each tranche that will vest is decreased by 2% for each 1% of underperformance, so that the award has a parallel upside leverage opportunity and downside penalty for underperformance. The payout matrix for the performance-based restricted stock unit awards can be illustrated as follows:

Total Shareholder Return for the Performance Period Relative to the Total Shareholder Return for the Russell Microcap Index	% of Target Number of Units in Applicable Tranche Becoming Vested and Nonforfeitable
<50% of Index	0%
50% of Index	0%
60% of Index	20%
80% of Index	60%
100% of Index	100%
120% of Index	140%
140% of Index	180%
150% of Index	200%
>150% of Index	200%
Payout amounts for performance results between the percentages listed in the table are determined by straight line linear interpolation

Fiscal 2017 Award for Mr. Rittichier. After we finished developing the framework for our new performance-based long-term equity award program, Mr. Rittichier was granted a fiscal 2017 equity award in October 2016. Unlike Mr. Rittichier’s fiscal 2016 equity award that consisted 100% of time-based restricted stock units, 59% of Mr. Rittichier’s 2017 award consisted of performance-based restricted stock units having the same terms as described above for Mr. Kim’s initial equity award. The remaining 41% of Mr. Rittichier’s 2017 award consisted of time-based restricted stock units that vest in equal annual installments on the first four anniversaries of the grant date. No portion of Mr. Rittichier’s 2017 award was immediately vested on the grant date.

Company Benefits

The Company’s benefits are an important tool in our ability to attract and retain outstanding employees throughout the Company. As a business matter, we weigh the benefits we need to offer to remain competitive and attract and retain talented employees against the cost of the benefits.  Benefit levels are reviewed periodically to ensure they are cost-effective and competitive and support the overall needs of Company employees.

This section describes the benefits that the Company provides to key executives and notes those instances when benefits for the Named Executive Officers differ from the general plan. In some instances, we also describe the programs we offer across the Company as context to specific discussions about executive benefits.

Medical, Dental, and Vision Benefits

The Company offers a standard benefits package to all of its eligible employees, which includes medical, dental, and vision coverage. The Named Executive Officers receive coverage at 100% whereas all other employees of the Company receive coverage ranging from 50% to 100% depending on the service performed.

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Company-Sponsored Retirement Plan

The EMCORE Corporation 401(k) Plan (the “401(k) Plan”) is a defined contribution plan that is designed to comply with the Employee Retirement Income Security Act of 1974, as well as federal and state legal requirements.  The 401(k) Plan is designed to provide retirement benefits to eligible employees of the Company. Participants in the 401(k) Plan may elect to reduce compensation by a specific percentage, which is contributed to the participant’s 401(k) Plan account on a pre-tax basis as a salary deferral.

Employees, including the Company’s Named Executive Officers, may elect to contribute to the 401(k) Plan through salary reduction up to the yearly maximum tax-deductible deferral allowed pursuant to IRS regulations.  A participant may elect to defer between 1-30% of his or her compensation per pay period. Each participant is able to direct his or her investment into any of the available investment options.  Participants’ contributions are vested at 100%.

The Company may provide a discretionary match of 50% of the first 6% of a participant’s contribution to the 401(k) Plan, and this matching contribution vests over a five year period, based on the participant’s continuing service during such period.

Employee Stock Purchase Plan

The Company offers all eligible employees, including the Company’s Named Executive Officers, the opportunity to acquire an ownership interest in the Company by purchasing shares of Common Stock through a tax-qualified employee stock purchase plan (“ESPP”). Under the ESPP, an eligible employee may withhold, through payroll deductions, up to 10% of his or her eligible earnings, up to certain maximums, to be used to purchase shares of Common Stock at certain plan-defined dates. The option price is set at 85% of the average of the high and low price for Common Stock on either the first or last day of the applicable offering period under the ESPP, whichever is lower.

Officer and Director Share Purchase Plan

In January 2011, the Compensation Committee of the Board of Directors approved an Officer and Director Share Purchase Plan (the “ODPP”), which allows executive officers and directors of the Company to purchase shares of Common Stock at fair market value in lieu of salary or, in the case of directors, director fees. Eligible individuals may voluntarily participate in the ODPP by authorizing payroll deductions or, in the case of directors, deductions from director fees for the purpose of purchasing shares of Common Stock. Elections to participate in the ODPP may only be made during open trading windows under the Company’s insider trading policy and when the participant does not otherwise possess material non-public information concerning the Company.

Severance Benefits

In an effort to further promote the retention of the Company’s Named Executive Officers, the Company previously entered into an executive employment agreement with Mr. Rittichier in connection with his appointment as our Chief Executive Officer effective January 3, 2015, and approved an executive employment agreement with Mr. Kim in connection with his appointment as our Chief Financial Officer effective June 20, 2016. These agreements set forth each executive’s severance benefits for a qualifying termination by us without good “cause” or by the executive for “good reason” (as those terms are defined in each executive’s employment agreement). We do not believe that the Named Executive Officers should be entitled to receive their cash severance benefits merely because a change in control transaction occurs, and a change in control does not, in and of itself, entitle any Named Executive Officer to receive cash severance benefits (i.e., these severance benefits are “double-trigger” benefits).

In accordance with the terms of these agreements, Messrs. Rittichier and Kim are eligible to receive certain severance benefits for a qualifying termination of employment, including continued payment of base salary for a period of one year, payment of the executive’s target annual bonus for the year of termination over a period of one year, and payment of certain continuing health benefits for one year. Each executive’s cash severance benefits are based on a “1x” multiple, and the cash severance benefits will not increase if the qualifying termination occurs in connection with a change in control of the Company.

Under the terms of his employment agreement, Mr. Rittichier would be entitled to acceleration and immediate vesting of 50% of his outstanding equity awards in the event of a change in control of the Company and would be entitled to acceleration and immediate vesting of 50% of his outstanding equity awards (excepting those which were previously vested due to a change in control) which have not vested as of his termination date in the event he experiences a qualifying termination of employment within twelve months following a change in control. We eliminated this partial single-trigger equity vesting provision in Mr. Kim’s employment agreement, and instead provided that Mr. Kim would be entitled to acceleration and immediate vesting of 100% of his outstanding equity awards which have not vested as of his termination date (with any performance-based awards vesting at a minimum of the target performance level) in the event he experiences a qualifying termination of employment within twelve months following a change in control. As a result, all of Mr. Kim’s severance benefits are “double trigger” benefits.

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In the event a payment or benefit provided under these employment agreements would constitute a “parachute payment” within the meaning of Section 280G of the Code, then such payment or benefit will be limited as provided in the employment agreements. The employment agreements for Messrs. Rittichier and Kim do not provide for any tax “gross up” or similar payment for any excise taxes that may be triggered by the payment of any parachute payments.

In order to receive any severance benefits under their employment agreements, Messrs. Rittichier and Kim must execute a general release agreement releasing the Company from any liability or obligation to the executive, and comply with the restrictive covenants included in the employment agreements.

For more information regarding potential payments that may be made to Messrs. Rittichier and Kim upon a qualifying termination of employment or a change in control, and the payments made to Mr. Weinswig in connection with his termination of employment, see “Executive Compensation — Potential Payments upon Termination or Change-in-Control.”

Clawback Policy

During fiscal 2016, we adopted a compensation recoupment policy whereby in the event of a restatement of our financial statements to correct a material error, the Compensation Committee is required to review our incentive compensation awards and may, if it determines appropriate after considering all relevant facts and circumstances, require the reimbursement of the incremental incentive compensation that an executive officer received as a result of the incorrect financial results. Annual bonus payments, long-term cash incentives, stock options, restricted stock, restricted stock units (including performance stock units) and other equity incentive awards that are granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure are each subject to the terms of this clawback policy.

Stock Ownership and Holding Requirements

During fiscal 2016, we adopted a stock ownership policy. We believe that this new policy will align the interests of our executive officers with those of our shareholders by requiring executive officers to have direct ownership in shares of our Common Stock. The policy requires our Chief Executive Officer to own shares of our Common Stock having a value equal to at least three times his annual base salary and our Chief Financial Officer to own shares of our Common Stock having a value equal to at least one times his annual base salary. Shares subject to stock options and unvested stock unit awards are not considered owned by the executive for purposes of the policy. The executives covered by the policy are required to be in compliance with the ownership levels above within five years after adoption of the policy, and are required to retain 50% of the net after-tax shares received in respect of equity awards until they are in compliance.

Anti-Hedging, Pledging and Derivatives Policy

The Company considers it improper and inappropriate for the Company’s directors, executive officers and other employees to engage in short-term or speculative transactions in the Company’s securities and other transactions in the Company’s securities that create the potential for heightened legal risk or the appearance of improper or inappropriate conduct even if they occur at a time when the individual is not aware of material nonpublic information. Accordingly, the Company prohibits these individuals from engaging in short-term trading of the Company’s securities, short sales, transactions in puts, calls, or other derivative securities related to the Company’s stock on an exchange or in any other organized market, entering into hedging or monetization transactions that are designed to hedge or offset any decrease in the market value of the Company’s securities, margining Company securities held in a margin account, or pledging Company securities as collateral for a loan.

Tax and Accounting Considerations

Under Section 162(m) of the Code, the Company may not deduct annual compensation in excess of $1 million paid to certain employees – generally its Chief Executive Officer and its three other most highly compensated executive officers employed at the end of the year (other than the Chief Financial Officer), unless their compensation qualifies as performance-based compensation. The Compensation Committee currently intends to structure performance-related awards in a way that will preserve the maximum deductibility of compensation from these awards, and has structured the performance-based restricted stock unit awards described above as awards that are intended to be qualified performance-based compensation. However, the Compensation Committee may from time to time approve awards which would not result in qualification of those awards as performance-based compensation. The Company reserves the right to design programs that may not be deductible under Section 162(m) of the Code if the Company believes they are nevertheless appropriate to help achieve the Company’s executive compensation program objectives.

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EXECUTIVE COMPENSATION

Note: All share numbers for fiscal 2016 in this section are presented after giving effect to equitable adjustments made to take into account the impact of the special cash dividend that was declared by the Company in July 2016.

The table below sets forth certain information concerning the compensation paid to or earned by those persons who during fiscal 2016 (i) served as the Company’s Chief Executive Officer and (ii) served as the Company’s Chief Financial Officer. The Company did not have any other person who serves, or served during fiscal 2016, as an executive officer of the Company.  Compensation information is provided for the fiscal years ended September 30, 2014, 2015 and 2016, except in cases where an individual was not a Named Executive Officer for the applicable year.

Summary Compensation Table for Fiscal 2014 through 2016

				Stock	Option	Non-Equity Incentive Plan	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Position	Year	($)	($)	($)(1)	($)	($)(2)	($)		($)

Jeffrey Rittichier	2016	325,000	0	255,000	0	39,000	16,498	(7)	635,498
Chief Executive Officer	2015	228,750	0	1,587,000	0	195,000	10,596		2,021,346

Jikun Kim(3)	2016	87,981	50,000 (5)	922,500	0	49,563	3,413	(8)	1,113,457
Chief Financial Officer

Mark Weinswig(4)	2016	200,000	0	255,000 (6)	0	0	360,900	(9)	815,900
Former Chief Financial Officer	2015	260,000	603,500	264,500	0	130,000	14,091		1,272,091
	2014	260,000	0	343,300	0	0	9,793		613,094

(1)	The amounts in this column represent the grant date fair value of the stock awards granted to the Named Executive Officers during the applicable fiscal year, as determined in accordance with FASB Accounting Standards Codification No. 718 - “Compensation — Stock Compensation” (without regard to estimated forfeitures related to a service based condition) (“ASC 718”). Assumptions used in the calculation of these amounts are set forth in footnote 16 to the Company’s audited financial statements for the fiscal year ended September 30, 2014, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 12, 2014; footnote 15 to the Company’s audited financial statements for the fiscal year ended September 30, 2015, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 14, 2015; and footnote 13 to the Company’s audited financial statements for the fiscal year ended September 30, 2016, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 7, 2016, respectively. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the Named Executive Officer.

(2)	The amounts in this column for fiscal 2016 consist of the non-equity incentive plan compensation paid to the executives for fiscal 2016 pursuant to the 2016 Bonus Plan. For a description of the 2016 Bonus Plan, please refer to the “Compensation Discussion and Analysis” above.

(3)	Mr. Kim was hired as Chief Financial Officer of the Company effective June 20, 2016.

(4)	Mr. Weinswig resigned his employment as Chief Financial Officer of the Company effective June 20, 2016.

(5)	Represents a sign-on bonus received by Mr. Kim upon commencement of his employment with the Company, which he will be required to repay to the Company if he terminates his employment without good reason within one year of his hire date.

(6)	Pursuant to the terms of Mr. Weinswig’s employment agreement, all of his then-unvested outstanding equity awards were scheduled to become vested in June 2016 upon his termination of employment. Notwithstanding the terms of his employment agreement, as a result of the Company’s negotiations with Mr. Weinswig, he agreed to waive the accelerated vesting of his fiscal 2016 equity award. Accordingly, in June 2016, the unvested portion of this grant, valued at a grant date fair value under ASC 718 of $191,276, was canceled.

(7)	Consists of $10,692 for payment of continuing health benefits and $5,806 of matching contributions by the Company under its 401(k) plan. Amounts reported for 2015 have also been updated to include the 401(k) matching contributions.

(8)	Consists of $2,709 for payment of continuing health benefits and $704 of matching contributions by the Company under its 401(k) plan.

(9)	Consists of severance payments in an amount of $320,000 pursuant to Mr. Weinswig’s employment agreement; $37,000 for payment of continuing health benefits, and $3,900 of matching contributions by the Company under its 401(k) plan. Amounts reported for 2015 have also been updated to include the 401(k) matching contributions.

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The following table sets forth as to each Named Executive Officer information about the grants of plan-based awards during fiscal 2016. Each of the equity-based awards was granted under the Company’s 2012 Equity Incentive Plan and cash-based bonuses were awarded under the 2016 Bonus Plan. For a narrative description of the terms of these awards, please refer to the “Compensation Discussion and Analysis” above.

Grants of Plan-Based Awards in Fiscal 2016

Name	Grant Date	Potential Payouts Under Non-Equity Incentive Awards(1)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards(3) ($)
		Threshold ($)	Target ($)	Maximum ($)

Jeffrey Rittichier	N/A	156,000	260,000	312,000	—		—
	February 16, 2016	—	—	—	65,060	(4)	255,000

Jikun Kim	N/A	30,500	50,800	61,000	—		—
	June 20, 2016	—	—	—	195,180	(5)	922,500

Mark Weinswig	N/A	78,000	130,000	156,000	—		—
	February 16, 2016	—	—	—	50,000	(6)	255,000	(7)

(1)	Mr. Kim was hired as Chief Financial Officer of the Company effective June 20, 2016. The potential payouts under the 2016 Bonus Plan for Mr. Kim have been prorated from his hire date to September 30, 2016.

(2)	Mr. Weinswig did not receive any payouts under the 2016 Bonus Plan because he resigned his employment as Chief Financial Officer with the Company effective June 20, 2016. Mr. Weinswig resigned for “good reason” as defined under his existing employment agreement.

(3)	The amounts in this column represent the grant date fair value of the stock awards granted to the Named Executive Officers, as determined in accordance with ASC 718 (without regard to estimated forfeitures related to a service based condition). Assumptions used in the calculation of these amounts are set forth in footnote 13 to the Company’s audited financial statements for the fiscal year ended September 30, 2016, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 7, 2016. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the Named Executive Officer.

(4)	The unvested portion of these restricted stock units vests in three equal annual installments commencing on February 16, 2017. In connection with a special cash dividend that was declared by the Company in July 2016, we made certain equitable adjustments to the number of shares in this grant to preserve the value of the award. The number of restricted stock units in the table have been adjusted to reflect the impact of the dividend. The number of units that were awarded to Mr. Rittichier on the original grant date were 50,000 restricted stock units.

(5)	The restricted stock units vest in five equal annual installments commencing on June 20, 2017. In connection with a special cash dividend that was declared by the Company in July 2016, we made certain equitable adjustments to the number of shares in this grant to preserve the value of the award. The number of restricted stock units in the table have been adjusted to reflect the impact of the dividend. The number of units that were awarded to Mr. Kim on the original grant date were 150,000 restricted stock units

(6)	Pursuant to the terms of Mr. Weinswig’s employment agreement, all of his then-unvested outstanding equity awards were scheduled to become vested upon his termination of employment. Notwithstanding the terms of his employment agreement, as a result of the Company’s negotiations with Mr. Weinswig, he agreed to waive the accelerated vesting of his fiscal 2016 equity award. Accordingly, in June 2016, 48,795 restricted stock units, representing the unvested portion of his 2016 grant were canceled.

(7)	Upon Mr. Weinswig’s termination of employment, the unvested portion of this grant, valued at a grant date fair value under ASC 718 of $191,276, was canceled.

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The following table sets forth as to each Named Executive Officer information on outstanding equity awards held by the Named Executive Officer as of September 30, 2016.

Outstanding Equity Awards as of September 30, 2016

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Jeffrey Rittichier	—	—	—	—	243,975	(2)	1,390,658

Jikun Kim(3)	—	—	—	—	195,180		1,112,526

Mark Weinswig	97,590	—	2.93	06/24/19	—		—

(1)	The market value is determined by multiplying the number of underlying shares by $5.70, the closing trading price of Common Stock on the Nasdaq Global Market on September 30, 2016, the last trading day of the fiscal year.

(2)	Consists of the following restricted stock units (a) 195,180 restricted stock units granted on January 5, 2015, 97,590 of which vested on January 5, 2017 and 97,590 of which are scheduled to vest on January 5, 2018, and (b) 48,795 restricted stock units that were granted on February 16, 2016 and are scheduled to vest in three equal installments on February 16, 2017, 2018 and 2019.

(3)	Mr. Kim was hired as Chief Financial Officer of the Company effective June 20, 2016. As part of his initial equity award, he received an initial grant of 195,180 restricted stock units, which will vest in five equal annual installments commencing on June 20, 2017.

The following table sets forth as to each Named Executive Officer information on the exercise of stock options and the vesting of other stock awards previously granted to the Named Executive Officer during fiscal 2016.

Options Exercised and Stock Vested in Fiscal 2016

Option Awards			Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)		Value realized on vesting(1) ($)
Jeffrey Rittichier	—	—	113, 855		511,500
Jikun Kim	—	—	—		—
Mark Weinswig(2)	—	—	65,060	(3)	287,375

(1)	The dollar amounts shown in this column for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of the Common Stock on the vesting date.

(2)	Mr. Weinswig resigned from his position as Chief Financial Officer of the Company effective June 20, 2016.

(3)	Mr. Weinswig resigned for “good reason” as defined under his existing employment agreement, which triggered all of his then unvested outstanding equity awards to become vested as of the effective date of his termination of employment. Notwithstanding the terms of his employment agreement, as a result of the Company’s negotiations with Mr. Weinswig, he agreed to waive the accelerated vesting of his fiscal 2016 equity award and all unvested shares under that grant were canceled.

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Potential Payments upon Termination or Change-in-Control

Messrs. Rittichier and Kim

The Company has entered into employment agreements with Messrs. Rittichier and Kim, setting forth, among other things, the Named Executive Officer’s severance benefits upon termination of their employment or change of control of the Company. In accordance with the terms of Mr. Rittichier’s agreement, if (a) his employment is terminated without “cause” or (b) he terminates his employment for “good reason,” he will receive the following benefits: (i) continued payment of his base salary for a period of twelve months; (ii) payment of his target annual bonus for the year of termination; and (iii) payment of certain continued health coverage premiums for twelve months. Mr. Rittichier’s employment agreement also provides that he is entitled to acceleration and immediate vesting of 50% of his outstanding equity awards in the event of a “change in control” of the Company. In addition, if Mr. Rittichier’s employment is terminated without cause or he terminates his employment for good reason within twelve months of a change in control of the Company, under the terms of his employment agreement, Mr. Rittichier is also entitled to acceleration and immediate vesting of 50% of his outstanding equity awards that remain subject to vesting (excepting those which were previously vested due to a change in control, as described above). The terms “cause,” “good reason” and “change in control” as referenced in relation to Mr. Rittichier’s employment agreement are each defined in Mr. Rittichier’s employment agreement.

In accordance with the terms of Mr. Kim’s agreement, if (a) his employment is terminated without “cause” or (b) he terminates his employment for “good reason,” he will receive the following benefits: (i) continued payment of his base salary for a period of twelve months; (ii) payment of his target annual bonus for the year of termination; and (iii) payment of certain continued health coverage premiums for twelve months. In addition, if Mr. Kim’s employment is terminated without cause or he terminates his employment for good reason within twelve months of a “change in control” of the Company, under the terms of his employment agreement, Mr. Kim is also entitled to acceleration and immediate vesting of all of his outstanding equity awards (with any awards subject to performance-based vesting requirements vesting at a minimum of the target performance level). The terms “cause,” “good reason” and “change in control” as referenced in relation to Mr. Kim’s employment agreement are each defined in Mr. Kim’s employment agreement.

Receipt of the severance benefits described above for Messrs. Rittichier and Kim is subject to the executive entering into a general release agreement with the Company and compliance with certain confidentiality, nondisclosure and other restrictive covenants set forth in the applicable employment agreement.

The following are estimated payments and benefits that would be provided to each of Mr. Rittichier and Mr. Kim in the event the Named Executive Officer’s employment is terminated as described above.  In accordance with applicable SEC disclosure rules, the estimates assume a termination date of September 30, 2016, the last business day of fiscal 2016.  The actual amounts of the payments and costs of the benefits, however, can only be determined at the time of an executive’s separation from the Company.

Name	Severance ($)	Continued Health Coverage (Company Part Only) ($)
Jeffrey Rittichier	$585,000	$29,474
Jikun Kim	$457,500	$29,679

In addition, as of September 30, 2016, Messrs. Rittichier and Kim would realize the following gains from the acceleration of unvested equity awards under the circumstances described above, measured based on a stock price of $5.70, which was the per share closing price of the Common Stock on the Nasdaq Global Market on September 30, 2016:

•	Jeffrey Rittichier: $695,329 upon a change of control and an additional $695,329 upon a qualifying termination within twelve months of a change in control.
•	Jikun Kim: $1,112,526 upon a qualifying termination within twelve months of a change in control.

If Mr. Rittichier’s or Mr. Kim’s employment is terminated for cause or he terminates his employment without good reason, the Company will pay the Named Executive Officer’s base salary through the effective date of his termination and will not have any additional obligations to the Named Executive Officer. If the Named Executive Officer’s employment terminates as a result of his death, the Company will pay the Named Executive Officer’s base salary through the effective date of his termination and provide his spouse and children health insurance coverage as in effect on the date of termination for a period of twelve months thereafter.

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Mr. Weinswig

On June 2, 2016, the Company reported that its then-current Chief Financial Officer, Mark Weinswig, resigned from his position as Chief Financial Officer of the Company effective June 20, 2016. Mr. Weinswig resigned for “good reason” as defined under his existing employment agreement with the Company. In accordance with the terms of his employment agreement, effective on his termination date, Mr. Weinswig received the following severance benefits:

(i)	the Company will continue to pay Mr. Weinswig his base salary of $260,000 per annum for a period of 64 weeks, (for a total severance amount of $320,000), commencing on June 26, 2016;

(ii)	25,000 (pre-dividend) unvested restricted stock units held by Mr. Weinswig vested as of June 20, 2016, which had a value of $153,750 based on a stock price of $6.15, which was the closing price per share of the Common Stock on the Nasdaq Global Market on June 20, 2016. Notwithstanding Mr. Weinswig’s right to acceleration and immediate vesting of all of his outstanding equity awards that remain subject to vesting in accordance with the terms of his employment agreement, as a result of the Company’s negotiations with Mr. Weinswig, he agreed to waive the accelerated vesting of his fiscal 2016 equity award and all unvested shares under that grant were canceled. Mr. Weinswig also received a period of up to three years to exercise any stock options that were vested on the date of his termination of employment.

(iii)	Mr. Weinswig is receiving continuing health benefits for 64 weeks from the effective date of his termination. The estimated value of such benefits is $37,000; and

(iv)	the Company offered to provide Mr. Weinswig with standard outplacement services for up to 12 months after June 20, 2016, at the Company’s expense up to a maximum amount of $15,000, provided that he begin utilizing the services within thirty days following his date of termination. Mr. Weinswig did not commence outplacement services during the thirty-day window.

Mr. Weinswig executed a full release of claims in favor of the Company in order to receive his severance benefits. In addition, the continued payment of Mr. Weinswig’s severance benefits is subject to his compliance with certain confidentiality, cooperation, nondisclosure, nonsolicitation and other restrictive covenants.

COMPENSATION COMMITTEE REPORT

The information contained under this “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates this information by reference into any such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement in accordance with Item 407(e)(5) of Regulation S-K.

This report is submitted by the Compensation Committee.

January 19, 2017

COMPENSATION COMMITTEE* Rex S. Jackson, Chairman Stephen L. Domenik

*	Mr. Jackson joined the Compensation Committee in December 2016. During fiscal 2016, the following individuals also served as members of the Compensation Committee for the periods indicated: (i) Mr. Scott served as a member of the Compensation Committee until his retirement from the Board on March 11, 2016; (ii) Mr. Bogomolny served as a member of the Compensation Committee until June 2, 2016; and (iii) Mr. Coringrato served as a member of the Compensation Committee from June 2, 2016 until December 14, 2016.
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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2016, the members of the Company’s Compensation Committee included Messrs. Scott, Bogomolny, Coringrato, Domenik, and Jackson. No member of the Compensation Committee served as one of the Company’s officers or employees during fiscal 2016 or was formerly an officer or employee of the Company at any time. None of the Company’s executive officers served as a member of the compensation committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors or Compensation Committee during fiscal 2016. None of the Company’s executive officers served as a member of the board of directors of any other company that has an executive officer serving as a member of the Company’s Compensation Committee during fiscal 2016.

COMPENSATION RISK

The Compensation Committee has reviewed the Company’s compensation policies and practices for all employees, including executive and non-executive officers, and determined that the Company’s compensation programs do not give rise to risks reasonably likely to have a material adverse effect on the Company.  The Committee noted several design features of the Company’s cash and equity incentive programs for all executive officers in particular that reduce the likelihood of excessive risk-taking and instead encourage behaviors that support sustainable value creation by rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. Some of these elements include:

•	A Balanced Mix of Compensation Components. The program design provides a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics.

•	Multiple Performance Factors. Our incentive compensation plans use both company-wide metrics and individual performance goals, which encourage focus on the achievement of several objectives for the overall benefit of the Company. The annual cash incentive is dependent upon a performance metric, as well as individual goals related to specific strategic or operational objectives. In addition, long-term incentive compensation in the form of performance stock units are based on relative total shareholder return, which measures our performance against that of our competitors.

•	Focus on Long-term Incentives. Long-term incentive compensation is an integral part of compensation that discourages short-term risk taking. The long-term incentive grants for senior management are currently allocated between restricted stock units and performance stock units, which provides a balance of incentives. Our long term incentive awards generally are granted on an annual basis with long-term, overlapping vesting periods to motivate eligible recipients to focus on sustained stock price appreciation.

•	Managed Expectations. Cash and equity incentive plans contain a cap on the maximum payout to avoid targets that, if not achieved, result in an unduly large percentage loss of compensation.

•	Stock ownership guidelines. Our stock ownership guidelines require that all of our executive officers hold a significant amount of our equity to align their interests with shareholders over the long term.

•	Clawback policy. We have a compensation recovery (clawback) policy applicable in the event of an accounting restatement.

•	Prohibition Against Short-term and Speculative Transactions. In an effort to avoid the potential for heightened legal risk or the appearance of improper or inappropriate conduct by our directors, executives and other employees, we prohibit all of our employees and directors from engaging in short-term trading of the Company’s securities, short sales, transactions in puts, calls or other derivative securities related to the Company’s stock on an exchange or in any other organized market, entering into hedging or monetization transactions that are designed to hedge or offset any decrease in the market value of the Company’s securities, margining Company securities held in a margin account, or pledging Company securities as collateral for a loan.

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OWNERSHIP OF SECURITIES

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 19, 2017 certain information regarding the beneficial ownership of Common Stock of the Company by: (i) each Named Executive Officer of the Company, (ii) each director and nominee, (iii) all directors and current executive officers as a group (7 persons), and (iv) each person or “group” (as that term is defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company. Except as otherwise indicated, the Company believes, based on information furnished by such persons, that each person listed below has the sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject to community property laws, where applicable. Shares beneficially owned include shares of Common Stock, options to acquire shares of Common Stock and restricted stock units that are exercisable or will vest within sixty (60) days of January 19, 2017 and phantom share credits representing shares of Common Stock earned by directors for services on the Board that such directors have elected to defer and which will be settled in Common Stock upon a change of control or after such directors’ termination of service as a director of the Company. Unless otherwise indicated, the address of each of the beneficial owners is c/o EMCORE Corporation, 2015 W. Chestnut Street, Alhambra, CA, 91803.

Name	Shares Beneficially Owned(1)		Percent of Common Stock
Robert L. Bogomolny	36,506	(2)	*
Ettore J. Coringrato.	3,500		*
Stephen L. Domenik	14,311		*
Gerald J. Fine, Ph.D.	37,994		*
Rex S. Jackson	6,556		*
Jeffrey Rittichier.	107,058	(3)	*
Jikun Kim.	--		*
Mark Weinswig	23,250	(4)	*
All directors and current executive officers as a group (7 persons)	205,925	(5)	*	%

*	Less than 1.0%

(1)	As of January 19, 2017, 26,470,705 shares of Common Stock were outstanding.
(2)	Includes 28,840 phantom share credits, representing shares of Common Stock earned by Mr. Bogomolny for services rendered as a director, which he elected to defer.
(3)	Includes 16,265 restricted stock units that will vest within sixty (60) days of January 19, 2017.
(4)	Pursuant to information provided by Mr. Weinswig on January 20, 2017.
(5)	Includes 28,840 phantom share credits, 16,265 restricted stock units that will vest within sixty (60) days of January 19, 2017, and 0 options to purchase shares of Common Stock exercisable within 60 days of January 19, 2017.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of September 30, 2016, the number of securities outstanding under each of the Company’s compensation plans under which equity securities are authorized for issuance, the weighted average exercise price of outstanding options, and the number of securities available for grant under such plans. All share numbers in this table are presented after giving effect to equitable adjustments made to take into account the impact of a special cash dividend that was declared by the Company in July 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	1,657,594	(1)	$16.84	(2)	2,060,312	(3)
Equity compensation plans not approved by security holders	—		—		—

(1)	Consists of 750,338 outstanding stock options, 878,416 unvested restricted stock units, and 28,840 deferred stock units under the EMCORE Corporation 2000 Stock Option Plan, the 2010 Plan, the 2012 Equity Incentive Plan, and the Amended 2007 Plan as of September 30, 2016.

(2)	Represents the weighted average exercise price of outstanding stock options under the EMCORE Corporation 2000 Stock Option Plan, the 2010 Plan, and the 2012 Equity Incentive Plan as of September 30, 2016.

(3)	Consists of 5,366 shares that remained available for grant under the 2010 Plan, as amended, 921,527 shares that remained available for grant under the 2012 Equity Incentive Plan, as amended, and 1,044,678 shares that remained available for grant under the EMCORE Corporation 2000 Employee Stock Purchase Plan, as of September 30, 2016. In addition, 88,741 shares remained available for grant under the Company’s Officer and Director Share Purchase Plan. The Company’s 2000 Stock Option Plan expired on February 12, 2010, and no additional shares were available for grant under that plan after the termination date. As a result of the approval by shareholders of the amended and restated 2012 Equity Incentive Plan that was proposed at the 2016 Annual Meeting of Shareholders, no new awards may be granted under the Company’s Amended 2007 Plan. This table does not reflect the 2,400,000 additional shares that will be available under the 2012 Equity Incentive Plan if shareholders approve the 2012 Equity Incentive Plan proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on the Company’s review of copies of all disclosure reports filed by directors and executive officers of the Company pursuant to Section 16(a) of the Exchange Act, and written representations furnished to the Company, the Company believes that there was compliance with all filing requirements of Section 16(a) applicable to directors and executive officers of the Company during fiscal 2016, except as follows: filings for Mr. Becker on November 12, 2015 and November 30, 2015 reporting the sale of shares of the Company’s Common Stock were filed one day late, and filings for Mr. Weinswig and Mr. Rittichier on January 8, 2016 reporting the vesting of restricted stock units were filed one day late due to an administrative error.

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PROPOSAL II:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the fiscal year 2016, KPMG LLP (“KPMG”) served as the Company’s independent registered public accounting firm and provided audit services that included examination of the Company’s annual consolidated financial statements. A summary of the fees for services provided by KPMG LLP for fiscal year 2016 is set forth below. The Audit Committee of the Board of Directors has appointed KPMG to serve as the Company’s independent registered public accounting firm for fiscal 2017 and the Board of Directors recommends that shareholders ratify such appointment at the Annual Meeting.

Action by the shareholders is not required by law to appoint or ratify the appointment of an independent registered public accounting firm, but ratification of KPMG’s appointment is being submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the resolution ratifying the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal year 2017 is rejected by the shareholders, then the Audit Committee may reconsider its choice of independent registered public accounting firm. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Proxies in the form solicited hereby that are properly submitted will be voted FOR the resolution unless otherwise instructed by the shareholder.

Representatives of KPMG are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017 UNDER PROPOSAL II.

FISCAL 2016 & 2015 AUDITOR FEES AND SERVICES

The fees billed to the Company by KPMG in fiscal 2016 and 2015 are as follows:

	Fiscal 2016	Fiscal 2015

Audit fees (1)	$982,137	$1,243,697
Audit-related fees	—	—
Tax fees (2)	$20,015	$86,335
All other fees	—	—
Total	$1,002,152	$1,330,032

(1)	Represents fees for professional services rendered in connection with the integrated audit of our annual financial statements, reviews of our quarterly financial statements, other SEC filings, including registration statements, correspondence with the SEC, and advice provided on accounting matters that arose in connection with audit services.

(2)	Represents fees for professional services rendered to assist the Company with determining whether the Company has experienced one or more ownership changes within the meaning of Section 382 of the Code.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. Pursuant to the Sarbanes-Oxley Act of 2002, all of the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

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REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material, and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report of the Audit Committee by reference therein.

Management has primary responsibility for the accuracy and fairness of the Company’s consolidated financial statements as well as the processes employed to prepare the financial statements, and the system of internal control over financial reporting. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The specific responsibilities of the Audit Committee are set forth in the EMCORE Corporation Audit Committee Charter, which has been adopted by the Board of Directors. The Audit Committee Charter is available in the Corporate Governance section on the Investors tab of the Company’s website (www.emcore.com).

From October 1, 2015 to December 3, 2015, the Audit Committee consisted of Messrs. Scott (chairman), Bogomolny and Domenik. Mr. Jackson joined the Audit Committee on December 4, 2015, upon his appointment to the Board of Directors. Effective March 11, 2016, in conjunction with Mr. Scott’s retirement from the Board immediately prior to the 2016 Annual Meeting of Shareholders, his service on the Audit Committee also ceased, and Mr. Jackson was appointed as chairman of the Audit Committee. In December 2016, in anticipation of Mr. Bogomolny’s upcoming retirement from the Board, the Board appointed Mr. Coringrato as a member of the Audit Committee. Each member of the Audit Committee is currently, and was during their tenure, an independent director within the meaning of applicable Nasdaq and SEC rules. The Board of Directors has determined that Mr. Coringrato and Mr. Jackson are Audit Committee Financial Experts. The Audit Committee met nine (9) times during fiscal 2016.

As part of its oversight role, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2016 with management of the Company and KPMG. The Audit Committee has also discussed with KPMG the matters required to be discussed by Auditing Standard 1301 (previously Auditing Standard No. 16), Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. Furthermore, the Audit Committee has reviewed management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and has reviewed the opinions of KPMG regarding the conformity of the Company’s audited financial statements with GAAP and the Company’s internal control over financial reporting.

The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with KPMG matters relating to its independence. The Audit Committee concluded that KPMG’s provision of non-audit services to the Company, as detailed above, is compatible with the accounting firm’s independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2016, which was filed with the SEC on December 7, 2016.

This report is submitted by the Audit Committee.

January 19, 2017

AUDIT COMMITTEE Rex S. Jackson, Chairman Robert L. Bogomolny Ettore J. Coringrato, Jr. Stephen L. Domenik

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PROPOSAL III

APPROVAL OF THE AMENDMENT TO THE EMCORE CORPORATION

2012 EQUITY INCENTIVE PLAN

General

On January 25, 2012, upon recommendation of the Compensation Committee, the Board of Directors of the Company adopted the EMCORE Corporation 2012 Equity Incentive Plan (the “2012 Plan”), which became effective upon its approval by the Company’s shareholders at the 2012 Annual Meeting of Shareholders and has been employed as a principal feature of the Company’s compensation program since that time. The Board of Directors, upon the recommendation of the Compensation Committee, adopted an amended and restated 2012 Plan on January 24, 2014, which became effective upon its approval by the Company’s shareholders at the 2014 Annual Meeting of Shareholders. On January 13, 2016, the Board of Directors, acting on the recommendation of the Compensation Committee, adopted another amended and restated version of the 2012 Plan, which became effective upon its approval by the Company’s shareholders at the 2016 Annual Meeting of Shareholders. On January 19, 2017, the Board of Directors, acting on the recommendation of the Compensation Committee, again adopted an amended and restated version of the 2012 Plan (the “Amended 2012 Plan”), subject to approval by the shareholders.

At the Annual Meeting, shareholders will be asked to approve the following amendments set forth in the Amended 2012 Plan:

•	Increase in Aggregate Share Limit. The 2012 Plan currently limits the aggregate number of shares of Common Stock that may be delivered pursuant to all awards granted under the 2012 Plan to 2,901,366 shares (after giving effect to equitable adjustments made to take into account the impact of the special cash dividend that was declared by the Company in July 2016). The proposed amendments would increase this limit by an additional 2,400,000 shares so that the new aggregate share limit for the Amended 2012 Plan would be 5,301,366 shares. The proposed amendments would also increase the limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the Amended 2012 Plan by 2,400,000 shares. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate Amended 2012 Plan share limit described above.
•	Extension of Performance-Based Award Feature. One element of the 2012 Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the Code. If shareholders approve this Amended 2012 Plan proposal, the administrator’s authority to grant performance-based awards (other than options or stock appreciation rights) will be extended through the first annual meeting of shareholders that occurs in 2022 (this expiration time is earlier than the general expiration date of the Amended 2012 Plan and is required under applicable tax rules).
•	Extension of Plan Term. The 2012 Plan provides that the plan’s term shall continue until the tenth anniversary of the date on which shareholder approval of the plan is last obtained. Shareholders last approved this plan on March 11, 2016. If shareholders approve this Amended 2012 Plan proposal, the 2012 Plan’s term will be extended to ten years from the date of the shareholder’s approval of the Amended 2012 Plan.
•	Increase in Individual Award Limits. The 2012 Plan currently includes annual limits on the number of the different types of awards that may be granted to an individual under the 2012 Plan in any fiscal year. If shareholders approve this Amended 2012 Plan proposal, these limits will be increased so a participant may receive (1) a maximum of 200,000 stock options, 200,000 stock appreciation rights, 200,000 shares of restricted stock, 200,000 restricted stock units, 200,000 stock purchase rights, and 200,000 share awards in any fiscal year of the Company, (2) in connection with his or her initial service, up to an additional 400,000 stock options, 400,000 stock appreciation rights, 400,000 shares of restricted stock, 400,000 restricted stock units, 400,000 stock purchase rights, and 400,000 share awards in the fiscal year of initial service, and (3) a maximum of $1,000,000 in cash earned in connection with the grant of performance units in any fiscal year.
•	Minimum Vesting Requirements. The 2012 Plan does not currently include any minimum vesting requirements. If shareholders approve this Amended 2012 Plan proposal, the Amended 2012 Plan will include the minimum vesting requirements described below.

As of January 6, 2017, 438,532 shares remained available for future issuance under the 2012 Plan, and 6,666 shares remained available for future issuance under the EMCORE Corporation 2010 Equity Incentive Plan (the “2010 Plan”). No shares are currently available for grant under the EMCORE Corporation 1995 Incentive and Non-Statutory Stock Option Plan (as amended, the “1995 Plan”), the 2000 Stock Option Plan (as amended, the “2000 Plan”) or the Company’s 2007 Directors’ Stock Award Plan (as amended and restated, the “Amended 2007 Plan”).

The Amended 2012 Plan would increase the reserved shares of Common Stock under the plan by 2,400,000 shares. Based solely on the closing price of the Common Stock, as reported on the Nasdaq Global Market on January 6, 2017, the maximum aggregate market value of the additional 2,400,000 new shares of Common Stock that could be issued under the Amended 2012 Plan is $19,920,000.

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If the shareholders approve the amendments and authorize reservation of an additional 2,400,000 shares of Common Stock to the 2012 Plan, it will allow us to use the shares authorized for issuance pursuant to the Amended 2012 Plan to assist the Company in (a) attracting and retaining the best available personnel for positions of substantial responsibility, (b) providing additional incentives to employees, directors and consultants, and (c) promoting the success of the Company’s business, while also receiving a federal income tax deduction for certain compensation paid under the Amended 2012 Plan under Section 162(m) of the Code. The Board of Directors believes that the ability to offer a variety of forms of equity compensation—including grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, stock purchase rights, and unrestricted share awards — is necessary for the Company to attract and retain the services of well-qualified employees and advisors, including officers and directors who will contribute to the Company’s success. Equity compensation has historically formed a significant portion of our employees’ overall compensation, and a significant number of our current employees have received equity compensation in the form of options, restricted stock and/or restricted stock unit awards, including performance-based restricted stock units awarded under our new performance-based long-term equity award program.

The Board of Directors recommends approval of the Amended 2012 Plan. If the shareholders approve the Amended 2012 Plan, it will provide sufficient reserves of shares, based on our current business plans, to ensure the Company’s ability to continue to provide new hires, employees, and management with an equity stake in the Company over the next three years. The Board of Directors believes that adopting the Amended 2012 Plan is in the best interests of the Company and the shareholders. If this proposal is not approved by our shareholders, and as a consequence we are unable to continue to make equity grants at competitive levels, the Board of Directors believes that our ability to hire and retain highly qualified personnel and our ability to manage future growth will be negatively affected. If this proposal is not approved by our shareholders, the Board of Directors believes that we will be unable to make equity grants under the 2012 Plan beginning as soon as the current fiscal year.

In addition, if shareholders do not approve the Amended 2012 Plan, the performance-based award feature described above will not be extended, the 2012 Plan term will not be extended, the current individual award limits will continue to apply, and the 2012 Plan will not include any minimum vesting requirements.

Key Features of the Amended 2012 Plan

Some of the key features of the Amended 2012 Plan are highlighted below. This section is qualified in its entirety by the full text of the Amended 2012 Plan, which is attached to this Proxy Statement as Exhibit A.

➢	No Evergreen or Option Reload Feature. The Amended 2012 Plan does not include any “evergreen feature” that automatically increases the shares available for issuance under the Amended 2012 Plan each year. The Amended 2012 Plan also does not include any provision for the grant of reload options.
➢	No Repricings Without Shareholder Approval. The Amended 2012 Plan expressly prohibits the Company from repricing or buying-out options and stock appreciation rights (SARs) without shareholder approval.
➢	Change in Control Definition. The change in control provisions under the Amended 2012 Plan require the actual occurrence of a qualifying transaction.
➢	No “Single Trigger” Change in Control Provision. The Amended 2012 Plan does not require automatic vesting of outstanding awards upon the occurrence of a change in control of the Company. Instead, outstanding awards may be honored, assumed or substituted with alternative awards or otherwise continued following the change in control, and outstanding awards will only vest if such vesting is determined to be appropriate by the Compensation Committee, or if the terms of the individual awards require accelerated vesting.
➢	No Change in Control Gross-Ups. The Amended 2012 Plan does not include any gross-up payment for golden parachute excise taxes that may be triggered under Sections 280G and 4999 of the Code as a result of a change in control of the Company.
➢	No Liberal Share Recycling Provisions for Awards. The Amended 2012 Plan provides that any shares that are not issued or that are tendered back to the Company as payment for any options or SARs, any shares withheld or tendered to satisfy tax withholding obligations related to options or SARs or other “full value” awards, as well as any shares repurchased with the proceeds of any option or other award exercise price, will not again be available for new grants under the Amended 2012 Plan. In addition, the gross number of shares for which a SAR award is exercised, and not the number of shares actually issued, will count against the share limits of the Amended 2012 Plan.
➢	Minimum Vesting. Except as described below, all awards granted under the Amended 2012 Plan must have a minimum vesting period of one year and no portion of an award may vest earlier than the first anniversary of the grant date of the award.
➢	Dividends on Unvested Equity Awards. If the Company pays an ordinary cash dividend, the cash dividend will not be paid on a current basis with respect to any awards granted under the Amended 2012 Plan that are not vested as of the record date for the ordinary cash dividend.
➢	Clawback. Awards granted under the Amended 2012 Plan are generally subject to the terms of the Company’s recoupment, clawback or similar policy as may be in effect from time to time and to clawback requirements under applicable law.

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Please see the following section for a more detailed summary of the material terms of the Amended 2012 Plan.

Summary Description of the Amended 2012 Plan

A description of the material provisions of the Amended 2012 Plan is set forth below. The statements made in this Proposal III concerning terms and provisions of the Amended 2012 Plan are summaries and do not purport to be a complete recitation of the Amended 2012 Plan provisions. These statements are qualified in their entirety by express reference to the full text of the Amended 2012 Plan. The full text of the Amended 2012 Plan is attached to this Proxy Statement as Exhibit A and is incorporated by reference herein.

Administration and Eligibility

The Amended 2012 Plan will be administered by the Compensation Committee or, in certain instances its designee. Employees, non-employee directors and consultants of the Company and its subsidiaries will be eligible to receive awards of Common Stock, stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, or stock purchase rights at the Compensation Committee’s discretion. As of January 10, 2017, there were approximately 245 employees and five non-employee directors eligible to receive awards under the Amended 2012 Plan. Subject to applicable law, the Compensation Committee may delegate to an officer, director or group of officers or directors of the Company or its affiliates some or all of its authority under the Amended 2012 Plan with respect to participants who are not our executive officers.

Shares Available for Issuance

If the Amended 2012 Plan is approved by shareholders, an additional 2,400,000 shares will be authorized for issuance under the Amended 2012 Plan for a total of 5,301,366 shares (all of which may be issued with respect to incentive stock options). A participant may receive a maximum of 200,000 stock options (provided that incentive stock options are available only to employees), 200,000 stock appreciation rights, 200,000 shares of restricted stock, 200,000 restricted stock units, 200,000 stock purchase rights, and 200,000 share awards in any fiscal year of the Company. Additionally, in connection with his or her initial service, a participant may receive an additional 400,000 stock options, 400,000 stock appreciation rights, 400,000 shares of restricted stock, 400,000 restricted stock units, 400,000 stock purchase rights, and 400,000 share awards in the fiscal year of initial service. A participant may receive in any fiscal year a maximum of $1,000,000 in cash earned in connection with the grant of performance units. A non-employee director may receive in any fiscal year awards up to a maximum grant date fair value of $250,000, except that any non-employee director serving as Chairman of the Board or the Lead Independent Director at the time of the grant or any new non-employee director, during the calendar year in which the non-employee director is first elected or appointed to the Board, may receive awards up to a maximum grant date fair value of $350,000.

Following are other rules under the Amended 2012 Plan for counting shares against the applicable share limits of the Amended 2012 Plan:

•	Except as described in the next bullet point, shares that are subject to or underlie awards that expire or for any reason are canceled or terminated, are forfeited, fail to vest, are settled in cash or otherwise without the issuance of shares, or for any other reason are not paid or delivered in shares under the Amended 2012 Plan will again be available for subsequent awards under the Amended 2012 Plan.
•	Shares that are tendered or withheld to pay the exercise price of an option, shares tendered or withheld to satisfy the tax withholding obligations related to any option or “full value” award, any shares repurchased by the Company on the open market using the proceeds from the exercise of any option or other award, and all shares subject to a stock appreciation right (whether or not ultimately issued) will not be available for subsequent awards under the Amended 2012 Plan.
•	As to stock appreciation rights and stock options granted under the Amended 2012 Plan, to the extent that shares are delivered pursuant to the exercise of the stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if such a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.)
•	The Amended 2012 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the Amended 2012 Plan. The Company may not increase the applicable share limits of the Amended 2012 Plan by repurchasing shares of Common Stock on the market (by using cash received through the exercise of stock options or otherwise).
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In the event of a stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock, the Compensation Committee will adjust the shares available under the Amended 2012 Plan and any outstanding awards to reflect the event and preserve the intrinsic value of the awards. The Compensation Committee does not have the power to reduce the exercise price of outstanding options or base price of any outstanding stock appreciation rights, or grant any new award or cash payment in substitution or upon cancellation of options or stock appreciation rights for any other reason unless the adjustment is approved by our shareholders.

Amendment or Termination

The Board or Compensation Committee may terminate, amend or suspend the Amended 2012 Plan at any time. The Amended 2012 Plan will terminate on March 17, 2027 (or the tenth anniversary of the latest shareholder approval of the Amended 2012 Plan), if not earlier terminated by the Board or Compensation Committee. An amendment to the Amended 2012 Plan will be submitted for shareholder approval to the extent required by the Code, stock exchange requirements or other applicable laws, rules or regulations.

Minimum Vesting Requirement

All awards granted under the Amended 2012 Plan are subject to a minimum vesting requirement of one year, and no portion of any award may vest earlier than the first anniversary of the grant date of the award. This minimum vesting requirement does not apply to 5% of the total number of shares available under the Plan.

Dividends on Unvested Equity Awards

If the Company pays an ordinary cash dividend, the cash dividend will not be paid on a current basis with respect to any awards granted under the Amended 2012 Plan that are not vested as of the record date for the ordinary cash dividend. This restriction on paying ordinary cash dividends with respect to unvested equity awards does not limit or restrict the administrator’s ability (1) for restricted stock awards, to pay the ordinary cash dividend upon (and subject to) the vesting of the restricted stock awards, (2) for restricted stock units or performance units, to credit dividend equivalents in the form of additional units that are subject to the same vesting terms as the underlying units to which the dividend equivalents relate, and (3) to make equitable adjustments to preserve the intrinsic value of awards in the event of a transaction as described above.

Stock Options and Stock Appreciation Rights

Stock options granted under the Amended 2012 Plan may be incentive stock options (within the meaning of Section 422 of the Code) or non-statutory stock options. The grant date of options granted under the Amended 2012 Plan will be the date the options are awarded by the Compensation Committee or a future date determined by the Compensation Committee. Stock options will have an exercise price per share that is no less than the fair market value (as defined in the Amended 2012 Plan) of a share of Common Stock as reported by Nasdaq on the date that the options are granted. Subject to the minimum vesting requirement described above, options under the Amended 2012 Plan will vest as determined by the Compensation Committee. No option will remain exercisable beyond 10 years after its grant date.

Stock appreciation rights may be granted to participants in tandem with options or on their own. Unless otherwise determined by the Compensation Committee at or after the grant date, tandem stock appreciation rights will have substantially similar terms as the options with which they are granted. The grant date of stock appreciation rights granted under the Amended 2012 Plan will be the date the stock appreciation rights are awarded by the Compensation Committee or a future date determined by the Compensation Committee. Subject to the minimum vesting requirement described above, free-standing stock appreciation rights will vest as determined by the Compensation Committee. No stock appreciation right will remain exercisable longer than 10 years after its grant date.

Unless otherwise determined by the Compensation Committee, in the event of a participant’s death or disability, the participant’s unvested options and stock appreciation rights will be forfeited and canceled, and all of the participant’s vested options and stock appreciation rights will remain exercisable until the second anniversary of the participant’s termination of employment (or the expiration of the award’s term, whichever is earlier). If a participant’s employment is terminated for cause, all of the participant’s then outstanding options and stock appreciation rights will immediately be forfeited and canceled. Unless otherwise determined by the Compensation Committee, if a participant’s employment is terminated for any reason other than death, disability or for cause, then the participant may exercise any options and stock appreciation rights that are exercisable on the date of such termination until the earlier of (i) the 90th day following the date of such termination or, if later, the 90th day following expiration of any blackout period in effect with respect to such options and stock appreciation rights, and (ii) the expiration of the term of such options and stock appreciation rights, and any options and stock appreciation rights that are not exercisable upon the participant’s termination or retirement shall be forfeited and canceled as of the date of such termination.

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 Restricted Stock, Restricted Stock Units and Share Awards

Restricted stock is Common Stock of the Company that is subject to forfeiture until vested. A restricted stock unit is a contractual right to receive a stated number of shares of Common Stock, or if provided by the Compensation Committee on or after the grant date, cash equal to the fair market value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate fair market value equal to such stated number of shares of Common Stock, that is subject to forfeiture until vested. Share awards are awards of unrestricted Common Stock.

The grant date of any restricted stock or restricted stock unit under the Amended 2012 Plan will be the date on which such restricted stock or restricted stock units are awarded by the Compensation Committee or on such other future date as the Compensation Committee shall determine. Subject to the minimum vesting requirement described above, restricted stock and restricted stock units granted under the Amended 2012 Plan will vest based on the occurrence of events specified by the Compensation Committee, which may include completion of a specified period of service and/or achievement of specified performance goals over a performance period. Subject to the minimum vesting requirement described above, share awards are granted by the Compensation Committee upon terms and conditions determined by the Compensation Committee in its discretion.

Performance Units

A performance unit is a contractual right to receive a cash-denominated award, payable in cash or shares of Common Stock or a combination thereof, that is subject to forfeiture until vested. The grant date of any performance units granted under the Amended 2012 Plan will be the date on which such performance units are awarded by the Compensation Committee or on such other future date as the Compensation Committee shall determine. Subject to the minimum vesting requirement described above, performance units granted under the Amended 2012 Plan will vest based on the achievement of specified performance goals over a performance period determined by the Compensation Committee or upon the occurrence of certain events, as determined by the Compensation Committee.

Stock Purchase Rights

Stock Purchase Rights may be granted to participants in tandem with other awards or on their own. Stock Purchase Rights may be granted to participants at such time or times as shall be determined by the Compensation Committee. Each award of Stock Purchase Rights shall specify the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that the participant shall be entitled to purchase, the price to be paid, and the time within which the participant must accept such offer. Unless the Compensation Committee determines otherwise, the Company shall have a repurchase option exercisable upon the voluntary or involuntary termination of the participant’s service with the Company for any reason. The purchase price for shares of Common Stock repurchased shall be the original price paid by the participant. Subject to the minimum vesting requirement described above, the repurchase option shall lapse at a rate determined by the Compensation Committee.

Change in Control

Upon the occurrence of a change in control of the Company (as defined in the Amended 2012 Plan), unless outstanding awards are honored, assumed or substituted with alternative awards that provide substantially similar terms, conditions and economic value to the substituted awards, all awards under the Amended 2012 Plan will be unaffected by the change in control. However, the Compensation Committee (as constituted immediately prior to the change in control), in its sole discretion, at or after grant of any awards may provide that (i) the awards immediately become exercisable and any restrictions related to the awards will lapse, and/or (ii) each option, stock appreciation right and/or restricted stock unit may be canceled in exchange for an amount of cash calculated pursuant to the Amended 2012 Plan. Notwithstanding the foregoing, the Compensation Committee may provide for different terms and provisions in the individual award agreements with respect to awards.

Deferrals

The administrator may require or permit the deferred payment of awards, and may determine the other terms applicable to deferrals. The administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares of Common Stock.

Discretion to Accelerate

The minimum vesting requirement of one year for all awards granted under the Amended 2012 Plan does not limit or restrict the administrator’s discretion to accelerate the vesting of any awards in circumstances it determines to be appropriate.

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Clawback Policy

Awards granted under the Amended 2012 Plan are generally subject to the terms of the Company’s recoupment, clawback or similar policy as may be in effect from time to time and to clawback requirements under applicable law.

Federal Income Tax Consequences

Options

The grant of an option under the Amended 2012 Plan will generally not give rise to any tax consequences for the participant or the Company.

Incentive Stock Options

A participant generally will have no taxable income upon exercise of an incentive stock option, provided the employee remains an employee of the Company at all times from the grant date of the option to the day three months before such exercise, except that the alternative minimum tax may apply. Subject to certain statutory restrictions, gain realized upon a disposition of the Common Stock received pursuant to the exercise of an incentive stock option will generally be taxed as long-term capital gain if the participant holds the shares for at least two years after the date of grant and one year after the date of exercise (the “holding period requirement”). Generally, if the participant has not satisfied the holding period requirement, the participant will recognize ordinary income upon the disposition of the Common Stock equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, generally will be capital gain. An employee who dies while holding an incentive stock option is entitled to beneficial tax treatment upon exercise and disposition of the option regardless of whether the employee satisfies the employment or holding period requirements. The Company will not be entitled to a deduction with respect to the exercise of an incentive stock option, although the Company generally will be entitled to a deduction to the extent the participant recognizes ordinary income.

Non-qualified Stock Options

Upon exercise of a non-qualified stock option, a participant generally will recognize ordinary income equal to the difference between the fair market value of the shares acquired and the exercise price. Upon a disposition of the shares acquired by the exercise of a non-qualified option, the participant generally will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with a non-qualified option, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant.

Other Awards

The current federal income tax consequences of other awards authorized under the Amended 2012 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock appreciation rights, performance units, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

Section 162(m)

Section 162(m) of the Code places a limit of $1,000,000 per person on the amount the Company may deduct in any one year for compensation paid to its Chief Executive Officer and the next three highest compensated officers (other than the Chief Financial Officer); provided, however, that Section 162(m) of the Code generally allows a company to obtain tax deductions without limit for performance-based compensation. The Company intends that options and stock appreciation rights, and, subject to shareholder approval of the performance goals applicable to performance-based awards, restricted stock and restricted stock units with performance-based vesting criteria and performance units granted under the Amended 2012 Plan will qualify as performance-based compensation not subject to Code Section 162(m)’s $1,000,000 deductibility cap. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation will be fully deductible in all circumstances. In addition, other awards under the Amended 2012 Plan, such as restricted stock and restricted stock units with service-based vesting criteria, generally do not qualify for the performance-based compensation exception, so that compensation paid to executive officers in connection with such awards may not be deductible.

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Performance Objectives that May Be Applied Under the Amended 2012 Plan

As described above, certain awards under the Amended 2012 Plan may be subject to performance objectives. Performance objectives applicable to awards intended to qualify as performance-based compensation under Section 162(m) of the Code will be based on the relative or comparative achievement of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income or adjusted net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including adjusted pre-tax earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; total net cash flow; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to customer satisfaction, research, development, products or projects and recruiting and maintaining personnel. Performance objectives under the Amended 2012 Plan may be established on a company-wide basis or with respect to one or more business units or divisions, or subsidiaries.

The foregoing objectives may include or exclude any or all “extraordinary items” as determined under generally accepted accounting principles in the United States of America and as identified in the financial statements, notes to the financial statements or management’s discussion and analysis in the most recent report filed with the Securities and Exchange Commission, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. Under the Amended 2012 Plan, the Compensation Committee is not permitted to exercise its discretion with respect to performance objectives for awards to covered executives intended to be “performance-based compensation” under Section 162(m) of the Code if doing so (or if the ability to do so) would cause the award to fail to qualify as “performance based” compensation under Section 162(m) of the Code.

Parachute Payments

If an award is accelerated under the Amended 2012 Plan in connection with a “change in control” (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered).

The foregoing general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Amended 2012 Plan. Participants in the Amended 2012 Plan are strongly urged to consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them of participating in the Amended 2012 Plan.

New Plan Benefits and Other Matters

The Company has not approved any awards that are conditioned upon shareholder approval of the Amended 2012 Plan. The Company is not currently considering any other specific award grants under the Amended 2012 Plan.

As described under “Director Compensation Policy for Fiscal 2016” above, beginning in January 2017, under the New Director Compensation Policy, each non-employee director receives an annual equity award consisting of a number of fully vested shares of Common Stock having a grant date fair value equal to $54,000, subject to pro-ration for partial years of service. In addition, a non-employee director serving as the Chairperson of the Board receives an additional annual equity award consisting of a number of fully vested shares of Common Stock having a grant date fair value equal to $42,500, subject to pro-ration for partial years of service. These annual equity grants for the non-employee directors will be awarded under the Amended 2012 Plan.

The Company cannot project the grants that may be made to the Company’s officers and employees because such grants are made at the discretion of the Compensation Committee. If the proposed amendments to the Amended 2012 Plan had been in effect in fiscal year 2016, we expect that our award grants for fiscal year 2016 would not have been different from those actually made in that year under the Amended 2012 Plan. For information regarding stock-based awards granted to the Named Executive Officers during fiscal year 2016, see the “Executive Compensation” section of this Proxy Statement. For information regarding past award grants under the 2012 Plan, see the “Aggregate Past Grants Under the 2012 Equity Incentive Plan” table below.

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The following paragraphs include additional information to help shareholders assess the potential dilutive impact of the Company’s equity awards and the Amended 2012 Plan. The discussion that follows in this section does not include any shares that have been purchased under, may be purchased in the current purchase period under, or that remain available for issuance or delivery under the Company’s Employee Stock Purchase Plan and the Company’s Officer and Director Share Purchase Plan. The Employee Stock Purchase Plan is intended as a qualified employee share purchase plan that complies with Section 423 of the Code. The Employee Stock Purchase Plan generally provides for broad-based participation by employees of the Company and certain of its subsidiaries and affords employees who elect to participate an opportunity to purchase shares of Common Stock at a discount. The number of approved shares to grant under the Employee Stock Purchase Plan is 3,515,574 (after giving effect to equitable adjustments made to take into account the impact of the special cash dividend that was declared by the Company in July 2016), and 2,470,896 shares have been granted from the plan through January 6, 2017 (determined using the actual number of shares granted, without any retroactive adjustment to take into account the impact of the special cash dividend that was declared by the Company in July 2016). The Officer and Director Share Purchase Plan solely permits officers, employees and directors to purchase fully vested shares of Common Stock at fair market value. The number of approved shares to purchase under the Officer and Director Share Purchase Plan is 125,000, and 36,259 shares have been purchased under the plan through January 6, 2017.

“Overhang” refers to the number of shares of Common Stock that are subject to outstanding awards or remain available for new award grants. The following table shows the total number of shares of Common Stock that were subject to outstanding restricted stock and restricted stock unit awards granted under the 2012 Plan, that were subject to outstanding stock options granted under the 2012 Plan, and that were then available for new award grants under the 2012 Plan as of September 30, 2016 and as of January 6, 2017. For performance-based restricted stock units granted under our new performance-based long-term equity award program, the number of shares presented is based on achieving the maximum level of performance, even though the actual share payout for these awards may be less than the maximum number below. The number of shares presented in this “overhang” discussion takes into account the impact of the special cash dividend that was declared by the Company in July 2016.

	As of September 30, 2016	As of January 6, 2017
Shares subject to outstanding restricted stock and restricted stock unit awards (excluding performance-based vesting awards)	810,150	857,546
Shares subject to outstanding performance-based stock unit awards	—	366,849
Shares subject to outstanding stock options	—	—
Shares available for new award grants	921,527	409,692

As of September 30, 2016, a total of 847,444 shares of Common Stock were subject to all outstanding awards granted under the Company’s equity compensation plans other than the 2012 Plan (including the shares then subject to outstanding awards under the 2010 Plan, the 2000 Plan and the Amended 2007 Plan), of which 68,266 shares were then subject to outstanding restricted stock and restricted stock unit awards, 750,338 shares were then subject to outstanding stock options and 28,840 shares were then subject to outstanding deferred stock units. As of January 6, 2017, a total of 689,677 shares of Common Stock were subject to all outstanding awards granted under the Company’s equity compensation plans other than the 2012 Plan (including the shares then subject to outstanding awards under the 2010 Plan, the 2000 Plan and the Amended 2007 Plan), of which 63,060 shares were then subject to outstanding restricted stock and restricted stock unit awards, 597,777 shares were then subject to outstanding stock options and 28,840 shares were then subject to outstanding deferred stock units. As of September 30, 2016, a total of 5,366 shares of Common Stock remained available for grant under the 2010 Plan and zero (0) shares remained available for grant under the Amended 2007 Plan, the 1995 Plan and the 2000 Plan. As of January 6, 2017, a total of 6,666 shares of Common Stock remained available for grant under the 2010 Plan, and zero (0) shares remained available for grant under the Amended 2007 Plan, the 1995 Plan and the 2000 Plan.

The weighted-average number of shares of Common Stock outstanding in each of the last three fiscal years was 30.5 million shares outstanding in fiscal 2014, 30.0 million shares outstanding in fiscal 2015 and 26.0 million shares outstanding in fiscal 2016. The number of shares of Common Stock outstanding as of September 30, 2016 and January 6, 2017 was 26.2 million and 26.4 million shares, respectively.

As of September 30, 2016, the Company’s 750,338 outstanding stock options granted under the 2012 Plan and the Company’s other equity compensation plans had a weighted average exercise price of $16.84 and a weighted-average remaining life of 2.31 years.

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“Burn rate” refers to the number of shares that are subject to awards that the Company grants over a particular period of time. The total number of shares of Common Stock subject to awards that the Company granted under the 2012 Plan and its other equity compensation plans in each of the last three fiscal years, and to date (as of January 6, 2017) for fiscal year 2017, is set forth below. The number of shares presented in this “burn rate” discussion reflects the actual number of shares subject to awards on each applicable grant date, and the number of shares granted has not been retroactively adjusted to take into account the impact of the special cash dividend that was declared by the Company in July 2016.

•	706,325 shares in fiscal 2014 (which was 2.3% of the weighted-average number of shares of Common Stock outstanding in 2014), of which 661,500 shares were subject to restricted stock and restricted stock unit awards and 44,825 shares were subject to stock options;
•	561,500 shares in fiscal 2015 (which was 1.9% of the weighted-average number of shares of Common Stock outstanding in 2015), of which 524,150 shares were subject to restricted stock and restricted stock unit awards and 37,350 shares were subject to stock options;
•	477,150 shares in fiscal 2016 (which was 1.8% of the weighted-average number of shares of Common Stock outstanding in 2016), of which 449,250 shares were subject to restricted stock and restricted stock unit awards and 27,900 shares were subject to stock options;
•	512,768 shares in fiscal 2017 through January 6, 2017 (which was 2.0% of the number of shares of Common Stock outstanding on January 6, 2017), of which 145,919 shares were subject to restricted stock and restricted stock unit awards (excluding performance-based stock units), 366,849 shares were subject to performance-based restricted stock unit awards granted under our new performance-based long-term equity award program (based on achieving the maximum level of performance), and 0 shares were subject to stock options.

Thus, the total number of shares of Common Stock subject to awards granted under the 2012 Plan and other equity compensation plans per year over the last three fiscal years (2014, 2015, and 2016) has been, on average, 1.9% of the weighted-average number of shares of Common Stock outstanding.

The Compensation Committee anticipates that the 2,400,000 additional shares requested for the Amended 2012 Plan (together with the shares available for new award grants under the 2012 and 2010 Plan on the Annual Meeting date and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the Amended 2012 Plan through approximately March 2020. However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Common Stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards.

The closing market price for a share of Common Stock as of January 6, 2017 was $8.30 per share.

Aggregate Past Grants Under the 2012 Plan

As of January 6, 2017, awards covering 2,478,868 shares of Common Stock had been granted under the 2012 Plan. (This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the 2012 Plan and reflects the actual number of shares subject to awards on each applicable grant date, without any retroactive adjustment to take into account the impact of the special cash dividend that was declared by the Company in July 2016.) The following table shows information regarding the distribution of all equity awards among the persons and groups identified below. No stock options or stock appreciation rights have been granted under the 2012 Plan to the persons set forth in the table below. The number of shares presented in this table takes into account the impact of the special cash dividend that was declared by the Company in July 2016.

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	Stock Awards/Restricted Stock / Units
	Number of Shares/ Units Subject to Past Awards		Number of Shares/Units Vested as of January 6, 2017	Number of Shares/Units Outstanding and Unvested as of January 6, 2017
Named Executive Officers:
Jeffrey Rittichier, Chief Executive Officer	413,975		97,590	316,385
Jikun Kim, Chief Financial Officer	390,360		—	390,360
Mark Weinswig Former Chief Financial Officer	190,000	(1)	152,500	—
Total for All Current Executive Officers as a Group (2 persons):	804,335		97,590	706,745
Robert L. Bogomolny	13,029		13,029	—
Ettore J. Coringrato	—		—	—
Stephen L. Domenik	—		—	—
Gerald J. Fine, Ph.D.	13,029		13,029	—
Rex S. Jackson	556		556	—
Total for all Current Non-Executive Directors as a Group (5 persons):	26,614		26,614	—
Each other person who has received 5% or more of the options, warrants or rights under the Plan:	—		—	—
All employees, including all current officers who are not executive officers or directors, as a group:	1,377,244		696,065	517,650
Total	2,371,579		946,155	1,224,395

(1)	Mr. Weinswig resigned for "good reason" as defined under his existing employment agreement, which triggered all of his then unvested outstanding equity awards to become vested as of the effective date of his termination of employment. Notwithstanding the terms of his employment agreement, as result of the Company's negotiations with Mr. Weinswig, he agreed to waive the accelerated vesting of his 2016 equity award and all unvested shares under that grant were canceled.

Mr. Coringrato and Dr. Fine are each nominees for re-election as a director at the Annual Meeting.

Vote Required for Approval of the Amended 2012 Plan

The Board of Directors believes that the adoption of the Amended 2012 Plan will promote the interests of the Company and its shareholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of the Board of Directors and all of the Company’s executive officers are eligible for awards under the Amended 2012 Plan and thus have a personal interest in the approval of the Amended 2012 Plan.

Approval of the Amended 2012 Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDED 2012 EQUITY INCENTIVE PLAN AS DESCRIBED ABOVE AND AS SET FORTH IN EXHIBIT A HERETO.

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PROPOSAL IV

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related compensation disclosure rules of the SEC, and consistent with our shareholders’ preference to provide annual advisory votes on the compensation of our Named Executive Officers, we are asking our shareholders to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our Named Executive Officers with the interests of our shareholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our Named Executive Officers, as described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. Although the vote is non-binding, the Compensation Committee will consider the voting results when it evaluates whether any changes should be made to the Company’s compensation program. For example, in fiscal year 2016, the Company took into consideration the voting results from the 2016 Annual Meeting of Shareholders, spoke to many of its investors to understand their concerns, and implemented several changes to its executive compensation program. For a detailed description of the executive compensation changes adopted by the Company, please refer to the “Compensation Discussion and Analysis.”

Accordingly, we ask our shareholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

Our current policy is to provide our shareholders with an opportunity to approve the compensation of the Company’s Named Executive Officers each year at the annual meeting of shareholders. In Proposal V, we are asking shareholders to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers. Based on input received from our shareholders and other relevant factors, the Board will determine when the next such vote will occur.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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PROPOSAL V:

ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act), we are asking our shareholders to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers. By voting with respect to this Proposal V, shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

Shareholders previously voted to conduct advisory votes on executive compensation annually. Accordingly, our Board of Directors has determined that continuing to provide for an annual advisory vote on executive compensation is advisable because it would allow our shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

The Company recognizes that shareholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of future advisory votes on executive compensation.

This vote is advisory and not binding on the Company or our Board of Directors. However, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. The Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE OPTION TO CONDUCT ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY 1 YEAR.

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GENERAL MATTERS

Annual Report on Form 10-K and Financial Statements

A shareholder may send a written request for a copy of the Company’s 2016 Annual Report on Form 10-K and any additional exhibits to the Form 10-K not included in the Company’s 2016 Annual Report. All such requests should be directed to the Company at 2015 W. Chestnut Street, Alhambra, CA, 91803, Attention: Investor Relations. Following receipt of any such request by a shareholder, the Company will furnish the requested materials to the shareholder without charge. The Company’s 2016 Annual Report on Form 10-K (including amendments and exhibits thereto) and this Proxy Statement are also available under the Investors tab of the Company’s website (www.emcore.com).

Shareholder Proposals

Shareholder proposals intended to be included in our proxy materials to be distributed in connection with the 2018 Annual Meeting of Shareholders, must be received by the Company no later than September 27, 2017. Proposals should be mailed to the Company, to the attention of The Secretary, 2015 W. Chestnut Street, Alhambra, CA, 91803. Proposals must comply with all applicable SEC rules.

Nominations of directors for election at the 2018 Annual Meeting of Shareholders and shareholder proposals intended to be presented at the 2018 Annual Meeting of Shareholders but that are not intended to be included in our proxy materials must comply with the requirements of our By-Laws and notice thereof must be received by the Company at the address in the preceding paragraph no later than December 11, 2017. If notice is not received by that date, then the persons named in the proxy may exercise discretionary authority to vote the shares represented thereby in accordance with their judgment.

Delivery of Documents to Shareholders Sharing an Address

The Company may deliver only one copy of the Annual Report and Proxy Statement to shareholders who did not receive a Notice of Internet Availably and who share a single address. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of proxy materials was delivered. For future deliveries, shareholders who share a single address can request a separate copy of the Company’s proxy materials. Similarly, if multiple copies of the proxy materials are being delivered to a single address, shareholders can request a single copy of the proxy materials for future deliveries. To make a request, please call or write to The Secretary, EMCORE Corporation, 2015 W. Chestnut Street, Alhambra, CA 91803 or (626) 239-3400. If you are a beneficial owner, please contact your bank, broker, or other nominee directly if you have questions, require additional copies of the proxy materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the proxy materials in the future.

Other Matters

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If, however, other matters are properly presented, the persons named in the proxy will vote the shares represented thereby in accordance with their judgment on such matters.

By Order of the Board of Directors,

/s/ Jikun Kim
Jikun Kim Secretary

49

EXHIBIT A

EMCORE CORPORATION

2012 EQUITY INCENTIVE PLAN

(As Amended and Restated Effective as of January 19, 2017)

Article I.
PURPOSES OF THE PLAN

The purposes of this Plan are:

•         to attract and retain the best available personnel for positions of substantial responsibility,

•         to provide additional incentive to Employees, Directors and Consultants, and

•         to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Purchase Rights, Performance Units and Share Awards may also be granted under the Plan.

Article II.
DEFINITIONS

2.1                Certain Definitions. As used herein, the following definitions shall apply:

(a)                 “Administrator” means the Committee administering the Plan, in accordance with Section 4 of the Plan.

(b)                “Adjustment Event” means any dividend payable in capital stock, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock.

(c)                 “Affiliate” means (i) any corporation or limited liability company in an unbroken chain of corporations or limited liability companies ending with the Company if each corporation or limited liability company owns stock or membership interests (as applicable) possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations or limited liability companies in such chain; (ii) any Subsidiary or Parent of the Company or any Affiliate of the Company; or (iii) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.

(d)                “Applicable Laws” means the requirements relating to the administration of equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(e)                 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Purchase Rights, Performance Units, or Share Awards.

(f)                 “Award Agreement” means the written or electronic agreement, contract, or other instrument or document evidencing or setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan, and in the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern. The terms of any plan, policy or guideline adopted by the Administrator and applicable to an Award shall be deemed incorporated in and part of the related Award Agreement. The Administrator may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the Participant’s acceptance of, or actions under, an Award Agreement unless otherwise expressly specified herein.

(g)                “Awarded Stock” means the Common Stock subject to an Award.

(h)                 “Beneficial Ownership” (including correlative terms) shall have the same meaning given such term in Rule 13d-3 promulgated under the Exchange Act.

(i)                “Board” means the Board of Directors of the Company.

(j)                 “Cause” means (as determined by the Administrator) (i) willful and continued failure to perform substantially the Participant’s material duties with the Company (other than any such failure resulting from the Participant’s incapacity as a result of physical or mental illness) after a written demand for substantial performance specifying the manner in which the Participant has not performed such duties is delivered to the Participant by the person or entity that supervises or manages the Participant, (ii) engaging in willful and serious misconduct that is injurious to the Company or any of its Subsidiaries, (iii) one or more acts of fraud or personal dishonesty resulting in or intended to result in personal enrichment at the expense of the Company or any of its Subsidiaries, (iv) substantial abusive use of alcohol, drugs or similar substances that, in the sole judgment of the Company, impairs the Participant’s job performance, (v) material violation of any Company policy that results in harm to the Company or any of its Subsidiaries or (vi) indictment for or conviction of (or plea of guilty or nolo contendere) to a felony or of any crime (whether or not a felony) involving moral turpitude. A “Termination for Cause,” shall include a determination by the Administrator following a Participant’s termination of employment for any other reason that, prior to such termination of employment, circumstances constituting Cause existed with respect to such Participant. Notwithstanding the foregoing, with respect to any Participant who is a party to an employment agreement with the Company or any Parent, Subsidiary or Affiliate, “Cause” shall have the meaning, if any, specified in such Participant’s employment agreement.

(k)                  “Change in Control” means the occurrence of any of the following:

(i) an acquisition in one transaction or a series of related transactions (other than directly from the Company or pursuant to Awards granted under the Plan or other similar awards granted by the Company) of any Voting Securities by any Person, immediately after which such Person has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred hereunder, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change in Control;

(ii) the individuals who, immediately prior to the effective date of this amended and restated version of this Plan, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election, by the Company’s common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

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(iii) the consummation of:

(A) a merger, consolidation or reorganization involving the Company unless:

(1) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

(2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation Beneficially Owning, directly or indirectly, a majority of the voting securities of the Surviving Corporation, and

(3) no Person, other than (i) the Company, (ii) any Related Entity, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company, the Surviving Corporation, or any Related Entity or (iv) any Person who, together with its Affiliates, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities, owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities (a transaction described in clauses (1) through (3) above is referred to herein as a “Non-Control Transaction”);

(B) a complete liquidation or dissolution of the Company; or

(C) the sale or other disposition of all or substantially all of the assets or business of the Company to any Person (other than a transfer to a Related Entity or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and (1) before such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities in a related transaction or (2) after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities which in either case increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall be deemed to occur. Solely for purposes of this Change in Control definition, (x) “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person; (y) any “Relative” (for this purpose, “Relative” means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose; and (z) neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Common Stock.

(l)                “Change in Control Price” means the price per share on a fully diluted basis offered in conjunction with any transaction resulting in a Change in Control, as determined in good faith by the Administrator as constituted before the Change in Control, if any part of the offered price is payable other than in cash.

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(m)                 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and other guidance promulgated thereunder.

(n)                “Committee” means the Compensation Committee of the Board or, if applicable, the full Board or the delegate of the Compensation Committee of the Board as permitted or required herein.

(o)                 “Common Stock” means the no par value common stock of the Company and any other securities into which the Common Stock is changed or for which the Common Stock is exchanged (or, in the case of certain Restricted Stock Units, the cash equivalent thereof).

(p)                “Company” means EMCORE Corporation, a New Jersey corporation, and any successor thereto.

(q)                 “Consultant” means any person, including an advisor, engaged by the Company or any Parent, Subsidiary or Affiliate to render services to such entity in a consulting, independent contractor or other similar role.

(r)                  “Director” means a member of the Board.

(s)                “Disability” means, unless otherwise provided in an Award Agreement, a physical or mental disability or infirmity that prevents or is reasonably expected to prevent the performance of a Participant’s employment-related duties for a period of six months or longer and, within 30 days after the Company notifies the Participant in writing that it intends to terminate his employment, the Participant shall not have returned to the performance of his employment-related duties on a full-time basis; provided, that (i) for purposes of Incentive Stock Options, the term “Disability” shall have the meaning assigned to the term “Permanent and Total Disability” by Section 22(e)(3) of the Code (i.e., physical or mental disability or infirmity lasting not less than 12 months), and (ii) with respect to any Award that constitutes deferred compensation subject to Section 409A of the Code, “Disability” shall have the meaning set forth in Section 409A(a)(2)(c) of the Code. The Administrator’s reasoned and good faith judgment of Disability shall be final, binding and conclusive, and shall be based on such competent medical evidence as shall be presented to it by such Participant and/or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Administrator. Notwithstanding the foregoing (but except in the case of ISOs and awards subject to Section 409A of the Code), with respect to any Participant who is a party to an employment agreement with the Company or any Parent, Subsidiary or Affiliate, “Disability” shall have the meaning, if any, specified in such Participant’s employment agreement.

(t)                “Dividend Equivalents” means an amount equal to any dividends and distributions paid by the Company with respect to the number of shares of Common Stock subject to an Award. Awards of Dividend Equivalents shall be subject to Section 4.6.

(u)                  “Employee” means any person, including Officers and Directors, employed by the Company or any Parent, Subsidiary or Affiliate. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, an Affiliate, or any successor or (iii) as provided in an Award Agreement. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(v)                  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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(w)                 “Fair Market Value” of a share of Common Stock as of a given date shall be: (i) if the Common Stock is listed or admitted to trading on an established stock exchange (including, for this purpose, The Nasdaq Global Market that comprises part of The Nasdaq Stock Market), the closing sale price for a share of Common Stock on the composite tape or in Nasdaq Global Market trading as reported in The Wall Street Journal (or, if not so reported, such other nationally recognized reporting source as the Administrator shall select) on such date, or, if no such price is reported on such date, the most recent day for which such price is available shall be used; (ii) if the Common Stock is not then listed or admitted to trading on such a stock exchange, the closing sale price for a share of Common Stock on such date as reported by The Nasdaq Capital Market or, if not so reported, by the OTC Bulletin Board (or any successor or similar quotation system regularly reporting the market value of the Common Stock in the over-the-counter market), or, if no such price is reported for such date, the most recent day for which such price is available shall be used; or (iii) in the event neither of the valuation methods provided for in clauses (i) and (ii) above is practicable, the fair market value of a share of Common Stock determined by such other reasonable valuation method as the Administrator shall, in its discretion, select and apply in good faith as of the given date; provided, however, that for purposes of an ISO, such fair market value shall be determined subject to Section 422(c)(7) of the Code.

(x)                “Fiscal Year” means the fiscal year of the Company.

(y)                 “Incentive Stock Option” means an Option designated as such and that qualifies as an incentive stock option within the meaning of Section 422 of the Code.

(z)                “Non-Control Acquisition” - an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (a “Related Entity”), (ii) the Company or any Related Entity, or (iii) any Person in connection with a Non-Control Transaction.

(aa)                 “Nonstatutory Stock Option” means an Option designated as such or an Option that does not otherwise meet the requirements of Section 422 of the Code.

(bb)                  “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement (and may be contained in the document or instrument evidencing the Award Agreement).

(cc)                “Officer” means each person who is an officer of the Company or any Subsidiary or Parent and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

(dd)                “Option” means a stock option granted pursuant to the Plan.

(ee)                  “Optionee” means the holder of an outstanding Option granted under the Plan.

(ff)                  “Parent” means a “parent corporation,” whether now or hereafter existing, of the Company as defined in Section 424(e) of the Code.

(gg)                “Participant” means the holder of an outstanding Award granted under the Plan.

(hh)                  “Performance Goals” for any grant of Awards intended to qualify as “performance-based” compensation under Section 162(m) of the Code will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Administrator: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income or adjusted net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including adjusted pre-tax earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; total net cash flow; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to customer satisfaction, research, development, products or projects and recruiting and maintaining personnel.

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Performance objectives may be established on a Company-wide basis or with respect to one or more Company business units or divisions, or Subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. When establishing performance objectives for the applicable Performance Period, the Administrator may exclude any or all “extraordinary items” as determined under U.S. generally acceptable accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company’s financial statements, notes to the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act; provided, that the Administrator shall have no discretion with respect to any Award intended to qualify as “performance-based” compensation under Section 162(m) of the Code if the exercise of such discretion or the ability to exercise such discretion would cause such Award to fail to qualify as “performance-based” compensation under Section 162(m) of the Code.

(ii)               “Performance Period” means the time period of any Fiscal Year or such other period as determined by the Administrator in its sole discretion during which the performance objectives must be met.

(jj)                “Performance Unit” means a Participant’s contractual right to receive a cash-denominated award, payable in cash or shares of Common Stock or a combination thereof, under the Plan at the end of a specified period of time that is forfeitable by the Participant until the completion of a specified period of future service, until the attainment of specified performance objectives, or until otherwise determined by the Administrator or in accordance with the Plan. Each Performance Unit represents an unfunded and unsecured obligation of the Company.

(kk)                “Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including, without limitation, any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of Persons.

(ll)                “Plan” means this EMCORE Corporation 2012 Equity Incentive Plan, as the same may be interpreted by the Administrator and/or be amended from time to time.

(mm)                “Replacement Award” means an Award made to employees of companies or businesses acquired by the Company to replace incentive awards and opportunities held by such employees prior to such acquisition.

(nn)                  “Restricted Stock” means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the completion of a specified period of future service, until the attainment of specified performance objectives, and/or until otherwise determined by the Administrator or in accordance with the Plan. Additionally, Restricted Stock, if context demands, may also refer herein to shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

(oo)                 “Restricted Stock Unit” means a Participant’s contractual right to receive a stated number of shares of Common Stock or, if provided by the Administrator on or after the grant date, cash equal to the Fair Market Value of such shares of Common Stock or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such stated number of shares of Common Stock, under the Plan at the end of a specified period of time that is forfeitable by the Participant until the completion of a specified period of future service, until the attainment of specified performance objectives, or until otherwise determined by the Administrator or in accordance with the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(pp)                  “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(qq)                “Section 16(b)” means Section 16(b) of the Exchange Act.

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(rr)                 “Service Provider” means an Employee, Director or Consultant. Unless otherwise provided in an Award Agreement, a person shall continue to be a Service Provider even if such person ceases to be an Employee, Director or Consultant, as the case may be, but continues to provide services uninterrupted in a different position constituting a Service Provider.

(ss)                “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(tt)                 “Share Award” means an Award of unrestricted shares of Common Stock granted pursuant to the Plan.

(uu)                “Stock Appreciation Right” means, with respect to shares of Common Stock, the right to receive a payment from the Company in cash and/or shares of Common Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over a specified base price fixed by the Administrator on the grant date, multiplied by (ii) a stated number of shares of Common Stock.

(vv)                 “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(ww)                  “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, of the Company as defined in Section 424(f) of the Code.

(xx)                “Voting Securities” means all the outstanding voting securities of the Company entitled to vote generally in the election of the Board.

Article III.
STOCK SUBJECT TO THE PLAN

3.1                Number. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that are available for Awards under the Plan is 5,301,366 Shares (all of which may be the subject of Incentive Stock Options granted under the Plan). The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 of the Plan. The Shares may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose.

3.2                Cancelled or Forfeited Awards, etc. Shares subject to any Award granted under the Plan (other than Replacement Awards) that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of Common Stock, or, with respect to Shares of Restricted Stock that are forfeited back to or repurchased by the Company, such Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated). To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not reduce the number of Shares available for issuance under the Plan. Replacement Awards that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of Common Stock after the effective date of the Plan shall not be available for grant under the Plan.

Without limiting the generality of the above, (i) shares of Common Stock tendered by a Participant or withheld by the Company to pay the exercise price of any Options or Stock Appreciation Rights, as well as any shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of any Options or other Awards, shall not be available for grant under the Plan, (ii) shares of Common Stock tendered by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Options, Stock Appreciation Rights, or other “full-value” Awards shall not be available for grant under the Plan, and (iii) upon settlement of Stock Appreciation Rights, the total number of shares of Common Stock subject to the Stock Appreciation Rights shall not be available for grant under the Plan (for purposes of clarity, if a Stock Appreciation Right relates to 100,000 shares and is exercised at a time when the payment due is 15,000 shares, 100,000 shares shall be counted against the Plan’s share limit). However, shares of Common Stock issued in connection with Awards that are assumed, converted or substituted pursuant to an Adjustment Event or Change in Control (i.e., Alternative Awards), or issued in connection with Replacement Awards, shall not be counted against the maximum limitation specified in Section 3.1 above.

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For purposes of this Article III, if a Stock Appreciation Right is granted in tandem with an Option so that only one may be exercised with the other being surrendered on such exercise in accordance with Article X, the number of shares subject to the tandem Option and Stock Appreciation Right award shall only be taken into account once (and not as to both Awards).

3.3       Limit on Awards to Non-Employee Directors. Awards that are granted during any one calendar year to any person who, on the grant date of the Award, is a non-employee Director are subject to the limits of this Section 3.3. The maximum number of shares of Common Stock subject to Awards granted during any one calendar year to an individual who, on the grant date of the Award, is a non-employee Director is the number of shares that produces a grant date fair value for the Award that, when combined with the grant date fair value of any other Awards granted during that same calendar year to that individual in his or her capacity as a non-employee Director, is $250,000; provided that this limit is $350,000 as to (1) a non-employee Director who is serving as the Chairman of the Board or the Lead Independent Director at the time the applicable grant is made or (2) any new non-employee Director for the calendar year in which the non-employee Director is first elected or appointed to the Board. For purposes of this Section 3.3, a “non-employee Director” is an individual who, on the grant date of the Award, is a member of the Board who is not then an Officer or Employee of the Company or one of its Subsidiaries. For purposes of this Section 3.3, “grant date fair value” means the value of the Award as of the date of grant of the Award and as determined using the equity award valuation principles applied in the Company’s financial reporting. The limits of this Section 3.3 do not apply to, and shall be determined without taking into account, any Award granted to an individual who, on the grant date of the Award, is an Officer or Employee of the Company or one of its Subsidiaries. The limits of this Section 3.3 apply on an individual basis and not on an aggregate basis to all non-employee Directors as a group.

Article IV.
ADMINISTRATION OF THE PLAN

4.1                Procedure.

(a)                 Administrative Body. The Committee shall administer the Plan.

(b)                Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(c)                 Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(d)                Other Administration. Other than as provided above, the Plan shall be administered by the Committee, which committee shall be constituted to satisfy Applicable Laws.

(e)                 Delegation. The Committee may delegate, subject to the provisions of this Plan, EMCORE Corporation’s Incentive Stock Option Grant Policy and such other policies as the Committee may adopt, to any officer or group of officers, or director or group of directors of the Company (including to a subcommittee of members of the Compensation Committee of the Board) or its affiliates any portion of its authority and powers under the Plan with respect to Participants who are not Officers; provided, that any delegation to one or more officers of the Company shall be subject to N.J.S.A. Section14A:8-1(4) (or successor provision). Only the Committee may select, grant, administer, or exercise any other discretionary authority under the Plan in respect of Awards granted to such Participants who are Officers.

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4.2                Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion:

(i)                  to determine the Fair Market Value;

(ii)                to select the Service Providers to whom Awards may be granted hereunder;

(iii)              to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)               to approve forms of agreement for use under the Plan;

(v)                to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised, purchased or vested (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, any customary representations, warranties and covenants with respect to securities law matters, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)               to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)             to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws or satisfying applicable foreign laws;

(viii)           to modify the terms and conditions of Awards granted to Participants employed outside the United States, or take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder;

(ix)               to modify or amend each Award (subject to Sections 4.4 and 17.3 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement);

(x)                to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the amount required to be withheld. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xi)               to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)             appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan;

(xiii)           to make all other determinations deemed necessary or advisable for administering the Plan.

4.3                Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards. The Administrator’s determinations under the Plan need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award hereunder.

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4.4                Prohibition Against Repricing. Except to the extent (i) approved in advance by a majority of the shares of the Company entitled to vote generally in the election of directors or (ii) as a result of any Adjustment Event, the Administrator shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or base price of any outstanding Stock Appreciation Right, or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or Stock Appreciation Rights previously granted.

4.5                Minimum Vesting Requirement. Except as provided in the next sentence, all Awards granted under the Plan shall be subject to a minimum vesting requirement of one year, and no portion of any such Award may vest earlier than the first anniversary of the grant date of the award (the “Minimum Vesting Requirement”). The Minimum Vesting Requirement shall not apply to 5% of the total number of shares available under the Plan.

4.6                Dividends on Unvested Equity Awards. If the Company pays an ordinary cash dividend, the cash dividend shall not be paid on a current basis with respect to any Awards that are not vested as of the record date for the ordinary cash dividend. Nothing in this Section 4.6 shall limit or restrict the Administrator’s ability (1) for Shares subject to Restricted Stock Awards, to pay the amount of the ordinary cash dividend upon (and subject to) the vesting of such Shares subject to the Restricted Stock Awards, or (2) for Restricted Stock Units or Performance Units, to credit Dividend Equivalents with respect to such Awards in the form of additional Restricted Stock Units or Performance Units, as applicable, that will be subject to the same vesting terms and conditions as the underlying Restricted Stock Units or Performance Units to which they relate, or (3) to make any adjustment pursuant to Section 15 of the Plan.

Article V.
ELIGIBILITY

Nonstatutory Stock Options, Stock Appreciation Rights, Stock Purchase Rights, Restricted Stock Units, Restricted Stock, Performance Units or Share Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

Article VI.
LIMITATIONS ON OPTIONS AND STOCK APPRECIATION RIGHTS

6.1                Generally. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6.1, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

6.2                Individual Limitations. The following limitations shall apply to grants of Options and Stock Appreciation Rights:

(a)                 No Service Provider shall be granted, in any Fiscal Year, Options to purchase more than 200,000 Shares. No Service Provider shall be granted, in any Fiscal Year, Stock Appreciation Rights covering more than 200,000 Shares.

(b)                In connection with his or her initial service, a Service Provider may be granted in the Fiscal Year of initial service Options to purchase up to an additional 400,000 Shares, which shall not count against the limit set forth in paragraph (a) above. In connection with his or her initial service, a Service Provider may be granted in the Fiscal Year of initial service Stock Appreciation Rights covering up to an additional 400,000 Shares, which shall not count against the limit set forth in paragraph (a) above.

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(c)                 The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 of the Plan.

(d)                If an Option or Stock Appreciation Right is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15 of the Plan), such cancelled Award will be counted against the limits set forth in paragraphs (a) and (b) above.

Article VII.
TERM OF PLAN

The Plan was originally approved by the Company’s shareholders at the annual meeting of shareholders on March 9, 2012 and an amendment and restatement of the Plan was approved by the Company’s shareholders at the annual meeting of shareholders on March 5, 2014 and on March 11, 2016. The amendment and restatement of the Plan provided herein is subject to shareholder approval at the annual meeting of shareholders on March 17, 2017. The Plan shall continue in effect, unless sooner terminated pursuant to this Article VII, until the tenth anniversary of the date on which shareholder approval of the Plan is last obtained.

Article VIII.
TERM OF OPTION AND STOCK APPRECIATION RIGHTS

The term of each Option and Stock Appreciation Right shall be stated in the Award Agreement (but no term shall be longer than ten (10) years from the date of grant). In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

Article IX.
OPTION EXERCISE PRICE AND CONSIDERATION

9.1                Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(a)                 In the case of an Incentive Stock Option

(i)                  granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(ii)                granted to any Employee other than an Employee described in paragraph (i) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(b)                In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

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(c)                 Notwithstanding the foregoing, and subject to the EMCORE Corporation’s Incentive Stock Option Grant Policy and such other policies as the Administrator may adopt, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a Replacement Award.

9.2                Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

9.3                Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)                  cash;

(ii)                check;

(iii)              promissory note;

(iv)               other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)                consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan (including, without limitation, by a reduction in the number of Shares otherwise deliverable with respect to the Option);

(vi)               any combination of the foregoing methods of payment; or

(vii)             such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

Article X.
EXERCISE OF OPTIONS aND STOCK APPRECIATION RIGHTS

10.1             Procedure for Exercise; Rights as a Shareholder. Subject to Section 4.5, any Option and Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options and Stock Appreciation Rights granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

Stock Appreciation Rights may be granted in tandem with Options which, unless otherwise determined by the Administrator at or after the grant date, shall have substantially similar terms and conditions to such Options to the extent applicable, or may granted on a freestanding basis, not related to any Option. Stock Appreciation Rights shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Options, if any, to which such Stock Appreciation Right relates or pursuant to a separate Award Agreement with respect to freestanding Stock Appreciation Rights. Stock Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares of Common Stock, and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan.

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A Stock Appreciation Right shall be deemed exercised when the Company receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Administrator, of cash or shares of Common Stock having a Fair Market Value equal to such cash amount, or any combination of shares of Common Stock and cash having an aggregate Fair Market Value equal to such cash amount, determined by multiplying: (i) any increase in the Fair Market Value of one share of Common Stock on the exercise date over the base price fixed by the Administrator on the grant date of such Stock Appreciation Right, which may not be less than the Fair Market Value of a share of Common Stock on the grant date of such Stock Appreciation Right (except if awarded in tandem with an Option but after the grant date of such Option, then not less than the exercise price of such Option), by (ii) the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised. Notwithstanding the foregoing, on the grant date the Administrator may establish a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right.

Shares issued upon exercise of an Option or Stock Appreciation Right shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) with respect to an Option or Stock Appreciation Right, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of such Award. The Company shall issue (or cause to be issued) such Shares promptly after the Award is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

10.2             Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability or termination for Cause, the Participant may exercise his or her Option or Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that such Award is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option or Stock Appreciation Right shall remain exercisable until the earlier of (i) the 90th day following the date of such termination or, if later, the 90th day following expiration of any blackout period then in effect with respect to such Award, and (ii) the expiration of the term of such Award. If, on the date of termination, the Participant is not vested as to his or her entire Option or Stock Appreciation Right, the Shares covered by the unvested portion of such Award shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option or Stock Appreciation Right within the time specified by the Administrator, such Award shall terminate, and the Shares covered by such Award shall revert to the Plan.

10.3             For Cause Termination. If a Participant ceases to be a Service Provider due to a termination for Cause, all Options and Stock Appreciation Rights granted to such Participant which are then outstanding (whether or not exercisable on or prior to the date of such termination) shall immediately terminate, and the Shares covered by such Awards shall revert to the Plan.

10.4             Disability of Service Provider. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option or Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent such Award is vested on the date of termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option or Stock Appreciation Right shall remain exercisable for twenty-four (24) months following the Participant’s termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). If, on the date of termination, the Participant is not vested as to his or her entire Option or Stock Appreciation Right, the Shares covered by the unvested portion of such Award shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option or Stock Appreciation Right within the time specified herein, such Award shall terminate, and the Shares covered by such Award shall revert to the Plan.

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10.5             Death of Service Provider. If a Participant dies while a Service Provider, the Option or Stock Appreciation Right may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement), by the Participant’s estate or by a person who acquires the right to exercise such Award by bequest or inheritance, but only to the extent that such Award is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option or Stock Appreciation Right shall remain exercisable for twenty-four (24) months following the Participant’s termination (but in no event later than the expiration of the term of such Award as set forth in the Award Agreement). If, at the time of death, the Participant is not vested as to his or her entire Option or Stock Appreciation Right, the Shares covered by the unvested portion of such Award shall immediately revert to the Plan. The Option or Stock Appreciation Right may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise such Award under the Participant’s will or the laws of descent or distribution. If the Option or Stock Appreciation Right is not so exercised within the time specified herein, such Award shall terminate, and the Shares covered by such Award shall revert to the Plan.

Article XI.
STOCK PURCHASE RIGHTS

11.1             Grant of Stock Purchase Rights. The Administrator, in its sole discretion, will determine the number of Shares to be granted to each Participant under Stock Purchase Rights, provided that during any Fiscal Year, no Participant will receive more than an aggregate of 200,000 Shares subject to Stock Purchase Rights. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted in the Fiscal Year of initial service an aggregate of up to an additional 400,000 Shares subject to Stock Purchase Rights, which shall not count against the limit set forth in the preceding sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 of the Plan. If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15 of the Plan), the cancelled Award will be counted against the limits set forth in this Section 11.1.

11.2             Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.

11.3             Repurchase Option. Unless the Administrator determines otherwise, the Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Award Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company (to the extent permitted by Applicable Laws). Subject to Section 4.5, the repurchase option shall lapse at a rate determined by the Administrator.

11.4             Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(a)                 General Restrictions. The Administrator may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(b)                Section 162(m) Performance Restrictions. For purposes of qualifying grants of Stock Purchase Rights to Employees as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the latest date permissible to enable the Stock Purchase Rights to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Stock Purchase Rights which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Stock Purchase Rights under Section 162(m) of the Code (e.g., in determining the Performance Goals).

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11.5             Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

Article XII.
RESTRICTED STOCK, RESTRICTED STOCK UNITS AND PERFORMANCE UNITS

12.1             Grant. Restricted Stock, Restricted Stock Units and Performance Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock, Restricted Stock Unit and Performance Unit grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine, including all terms, conditions, and restrictions related to the grant (and the form of payout for Restricted Stock Units and Performance Units), which, subject to Section 12.4 of the Plan, may be left to the discretion of the Administrator. The Administrator, in its sole discretion, will determine the number of Restricted Stock Units to be granted to each Participant, provided that during any Fiscal Year, no Participant will receive more than an aggregate of 200,000 Restricted Stock Units. The Administrator, in its sole discretion, will determine the number of Shares to which the Restricted Stock to be granted to each Participant pertain, provided that during any Fiscal Year, no Participant will receive any award(s) of Restricted Stock covering more than 200,000 Shares. The Administrator, in its sole discretion, will determine the number of Performance Units to be granted to each Participant, provided that during any Fiscal Year, the maximum dollar amount of cash which may be earned in connection with the grant(s) of Performance Units may not exceed $1,000,000. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted in the Fiscal Year of initial service an aggregate of up to an additional 400,000 Restricted Stock Units, and an award(s) of Restricted Stock covering up to an additional 400,000 Shares; such Awards shall not count against the limit set forth in the preceding sentences. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 of the Plan. If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 15 of the Plan), the cancelled Award will be counted against the limits set forth in this Section 12.1.

12.2             Vesting Criteria and Other Terms. Subject to Section 4.5, the Administrator shall set vesting or other restriction criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units, Restricted Stock and Performance Units that will be paid out to the Participant. The period for which such restrictions apply are referred to herein as the “Restriction Period”.

(a)                 The Administrator may set vesting or other restriction criteria based upon the achievement of Company-wide, departmental, business unit, or individual goals (including, but not limited to, continued employment or service, or performance objectives), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(b)                Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units, Restricted Stock and Performance Units to Employees as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set performance objectives based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock Units, Restricted Stock and Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units, Restricted Stock and Performance Units that are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock Units, Restricted Stock and Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

12.3             Earning of Awards. Upon meeting the applicable vesting or other restriction criteria for Restricted Stock Units, Restricted Stock or Performance Units, the Participant shall be entitled to receive a payout as specified in the Award Agreement.

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12.4             Provisions Applicable to Restricted Stock Units and Performance Units.

(a)                 Payment of earned Restricted Stock Units and Performance Units shall be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units and Performance Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again shall be available for grant under the Plan.

(b)                No shares of Common Stock will be issued at the time an Award of Restricted Stock Units or Performance Units is made, and the Company shall not be required to set aside a fund for the payment of any such Award.

(c)                 Subject to Section 4.6, the Administrator shall determine whether and to what extent Dividend Equivalents will be credited to the account of a Participant receiving an Award of Restricted Stock Units. Unless and until the Company provides issuance of Shares in respect of his or her Award of Restricted Stock Units that is entered upon the records of the duly authorized transfer agent of the Company, a Participant holding outstanding Restricted Stock Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award. Unless and until the Company provides issuance of Shares in respect of his or her Award of Performance Units that is entered upon the records of the duly authorized transfer agent of the Company, a Participant holding outstanding Performance Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock payable in event of such Award.

12.5             Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units, Restricted Stock and Performance Units shall be forfeited to the Company.

12.6             Provisions Applicable to Restricted Stock.

(a)                 Except as otherwise provided in an Award Agreement, no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Restriction Period. Thereafter, Restricted Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all Applicable Laws, the Award Agreement and any other agreement to which the Restricted Stock is subject. The Administrator shall require that any stock certificates evidencing any Restricted Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan shall be void and of no effect.

(b)                Each certificate evidencing shares of Common Stock subject to an Award of Restricted Stock shall be registered in the name of the Participant holding such Restricted Stock and shall bear the following (or similar) legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE EMCORE CORPORATION 2012 EQUITY INCENTIVE PLAN AND THE RELATED AWARD AGREEMENT AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(c)                 Subject to Section 4.6, the Administrator shall determine whether and to what extent dividends and distributions will be credited to the account of a Participant receiving an Award of Restricted Stock. A Participant holding outstanding Restricted Stock shall be entitled to exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

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Article XIII.
Share Awards

Subject to Section 4.5, Share Awards may be granted to Participants at such time or times as shall be determined by the Administrator on such terms and conditions as the Administrator may determine in its discretion. The Administrator, in its sole discretion, will determine the number of Shares covered by any Share Award to be granted to each Participant; provided, that during any Fiscal Year, no Participant will receive any Share Award(s) covering more than 200,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted in the Fiscal Year of initial service a Share Award(s) covering up to an additional 400,000 Shares, which shall not count against the limit set forth in the preceding sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15 of the Plan. Share Awards may be made as additional compensation for services rendered by a Participant to the Company or any Parent, Subsidiary or Affiliate, or may be in lieu of cash or other compensation to which the Participant may be entitled from the Company or any Parent, Subsidiary or Affiliate.

Article XIV.
NON-TRANSFERABILITY OF AWARDS

Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Awards or any interest therein or any rights relating thereto other than as provided in the Plan shall be void and of no effect. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate. Except to the extent required by law, no Award shall be subject to any lien, obligation or liability of the Participant.

Article XV.
ADJUSTMENTS UPON CHANGES IN CAPITALIZATION,
Change IN CONTROL

15.1             Changes in Capitalization. In the event of any Adjustment Event affecting the Common Stock (including, without limitation, any Adjustment Event occurring after adoption of the Plan but prior to shareholder approval of the Plan), the Administrator shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the per-share price of the Common Stock and preserve the intrinsic value of Options and any other Awards granted under the Plan. Such mandatory adjustment may include a change in any or all of (a) the number and kind of shares of Common Stock which thereafter may be awarded or optioned and sold under the Plan (including, but not limited to, adjusting any limits on the number and types of Awards that may be made under the Plan), (b) the number and kind of shares of Common Stock subject to outstanding Awards, and (c) the grant, exercise or conversion price with respect to any Award. In addition, the Administrator may make provisions for a cash payment to a Participant or a person who has an outstanding Award. The number of shares of Common Stock subject to any Award shall be rounded to the nearest whole number. Any such adjustment shall be consistent with Sections 424, 409A and 162(m) of the Code to the extent the Awards subject to adjustment are subject to such Sections of the Code.

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15.2             Accelerated Vesting and Payment Due to Change in Control. Unless otherwise determined by the Administrator at or after the grant date, or unless the Administrator otherwise determines in the manner set forth in Section 15.4 below, upon the occurrence of a Change in Control, all Awards under the Plan will be unaffected by the Change in Control. In the sole discretion of the Administrator at or after the grant date, and without limiting the preceding sentence, the Administrator may provide the following for any Award in the event of a Change in Control: (i) Options and Stock Appreciation Rights may become immediately exercisable, (ii) the Restriction Period on all Restricted Stock, Restricted Stock Units and Performance Units may lapse immediately prior to such Change in Control, and (iii) shares of Common Stock underlying Awards of Restricted Stock Units (and, if applicable, Performance Units) may be issued to each Participant then holding such Award immediately prior to such Change in Control; provided, that, at the discretion of the Administrator (as constituted immediately prior to the Change in Control), each such Option, Stock Appreciation Right and/or Restricted Stock Unit may be canceled in exchange for an amount equal to the product of (A) (I) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change in Control Price over the exercise price or base price for such Award, and (II) in the case of other such Awards, the Change in Control Price, multiplied by (B) the aggregate number of shares of Common Stock covered by such Award; provided, further, that where the Change in Control does not constitute a “change in control event” as defined under Section 409A of the Code, the shares to be issued, or the amount to be paid, for each Award that constitutes deferred compensation subject to Section 409A of the Code shall be paid at the time or schedule applicable to such Awards (assuming for these payment purposes (but not the lapsing of the Restriction Period) that no such Change in Control had occurred). Notwithstanding the foregoing, the Administrator may, in its discretion, instead terminate any outstanding Options and Stock Appreciation Rights if either (x) the Company provides holders of such Options and Stock Appreciation Rights with reasonable advance notice to exercise their outstanding and unexercised Options and Stock Appreciation Rights or (y) the Administrator reasonably determines that the Change in Control Price is equal to or less than the exercise price for such Options and Stock Appreciation Rights.

15.3             Timing of Payments. Payment of any amounts calculated in accordance with Section 15.2 above shall be made in cash or, if determined by the Administrator (as constituted immediately prior to the Change in Control), in shares of the common stock of the Surviving Corporation having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control (subject to the payment timing restrictions contained in the second proviso of the second sentence of Section 15.2). For purposes hereof, the fair market value of one share of common stock of the Surviving Corporation shall be determined by the Administrator (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.

15.4             Alternative Awards. Notwithstanding the above, unless otherwise determined by the Administrator at or after the grant date, no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any outstanding Award, if the Administrator (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”) by the Surviving Corporation, provided, that any Alternative Award must:

(i)                  be based on shares of Common Stock that are traded on an established U.S. securities market or another public market determined by the Administrator prior to the Change in Control;

(ii)                provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment (including liquidity rights with respect to shares of Common Stock received in settlement of such Award);

(iii)              have substantially equivalent economic value to such Award (determined at the time of the Change in Control);

(iv)               have terms and conditions which provide that in the event that the Participant suffers an involuntary termination without Cause within two years following the Change in Control, any conditions on the Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be; and

(v)                not result in adverse tax consequences to the Participant under Section 409A of the Code.

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Article XVI.
DATE OF GRANT

The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

Article XVII.
AMENDMENT AND TERMINATION OF THE PLAN

17.1             Amendment and Termination. Subject to Section 17.2 below, the Board or Committee may at any time amend, alter, suspend or terminate the Plan.

17.2             Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws, and the adoption of any such amendment shall be contingent on such approval.

17.3             Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Administrator. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. Notwithstanding the foregoing, the Board or Committee or Administrator may take such actions as it deems appropriate to ensure that the Plan and any Awards may comply with any tax, securities or other applicable law. Nothing herein shall restrict the Administrator’s ability to exercise its discretionary authority as provided in the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. Following a Change in Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to Section 409A of the Code to fail to comply in any respect with Section 409A of the Code without the written consent of the Participant.

17.4       Expiration of Grant Authority for “Performance-Based Compensation.” As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new Awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code (other than Options or Stock Appreciation Rights) shall terminate upon the first meeting of the Company’s stockholders that occurs in the fifth year following the year in which the Company’s shareholders last approved the Plan, subject to any subsequent extension that may be approved by shareholders.

Article XVIII.
CONDITIONS UPON ISSUANCE OF SHARES

18.1             Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares (or with respect to certain Restricted Stock Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise or settlement of any Award or to otherwise sell or issue shares of Common Stock in violation of any such Applicable Laws, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Common Stock issuable thereunder) that shall lapse because of such postponement.

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18.2             Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

Article XIX.
INABILITY TO OBTAIN AUTHORITY

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares (or with respect to certain Restricted Stock Units, the cash equivalent thereof) hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares (or with respect to certain Restricted Stock Units, the cash equivalent thereof) as to which such requisite authority shall not have been obtained.

Article XX.
RESERVATION OF SHARES

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Article XXI.
MISCELLANEOUS PROVISIONS

21.1             Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Administrator, and will be effective only when filed by the Participant in writing with the Administrator during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to or exercised by the Participant’s surviving spouse, if any, or otherwise to or by his or her estate.

21.2             No Guarantee of Employment or Participation. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate to terminate any Participant’s employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company or any Parent, Subsidiary or Affiliate (regardless of whether such termination results in (1) the failure of any Award to vest; (2) the forfeiture of any unvested or vested portion of any Award; and/or (3) any other adverse effect on the individual’s interests under the Plan). No Service Provider shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

21.3             Tax Withholding. The Company shall have the right and power to deduct from all amounts paid to a Participant in cash or shares (whether under this Plan or otherwise) or to require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy any applicable federal, state or local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award under this Plan. In the case of any Award satisfied in the form of shares of Common Stock, no shares of Common Stock shall be issued unless and until arrangements satisfactory to the Administrator shall have been made to satisfy any applicable withholding tax obligations applicable with respect to such Award. The Company may defer payments of cash or issuance or delivery of Common Stock until such requirements are satisfied. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Administrator may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, shares of Common Stock (including shares of Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount to be withheld.

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21.4             Indemnification. To the maximum extent provided by law and by the Company’s Certificate of Incorporation and/or By-Laws, each person who is or shall have been a member of the Administrator or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

21.5             No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its Service Providers, in cash or property, in a manner which is not expressly authorized under the Plan.

21.6             Deferrals. The Administrator may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any Parent, Subsidiary or Affiliate from being denied a Federal income tax deduction with respect to any Award other than an Award of Incentive Stock Options or to the extent required or permitted by applicable law. The Administrator may also require or permit Participants to elect to defer the issuance of Common Stock or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares of Common Stock.

21.7             409A Compliance. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.

Solely for purposes of determining the time and form of payments due under any Award that is considered nonqualified deferred compensation under Section 409A of the Code and that is not otherwise exempt from Section 409A of the Code, a Participant shall not be deemed to have incurred a termination of employment (or other term of similar import) unless and until he shall incur a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Plan, if as of Participant’s separation from service, the Participant is a “specified employee” as determined by the Company, then to the extent any amount payable under any Award that is considered nonqualified deferred compensation under Section 409A of the Code and that is not otherwise exempt from Section 409A of the Code, for which payment is triggered by Participant’s separation from service (other than on account of death), and that under the terms of the Award would be payable prior to the six-month anniversary of the Participant’s separation from service, such payment shall be delayed until the earlier to occur of (a) the six-month anniversary of such separation from service or (b) the date of the Participant’s death.

21.8             Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of New Jersey without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of New Jersey specifically and mandatorily applies.

21.9             Severability; Blue Pencil. In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

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21.10         No Impact On Benefits. Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s right under any such plan, policy or program. No amount payable in respect of any Award pursuant to an Award shall be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws.

21.11         No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Parent, Subsidiary or Affiliate to take any action which such entity deems to be necessary or appropriate.

21.12         Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

21.13         No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

21.14         Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

21.15         Code Section 83(b) Elections. The Company, its Affiliates and the Administrator have no responsibility for any Participant’s election, attempt to elect or failure to elect to include the value of a Restricted Stock Award or other Award subject to Section 83 of the Code in the participant’s gross income for the year of payment pursuant to Section 83(b) of the Code. Any participant who makes an election pursuant to Section 83(b) of the Code will promptly provide the Administrator with a copy of the election form.

21.16         No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of an Award of an Option, Stock Appreciation Right or Stock Purchase Right will impose no obligation upon the Participant to exercise the Award. The Company, its Affiliates and the Administrator have no obligation to inform a Participant of the date on which any Award lapses except in the Award Agreement.

21.17         Right to Offset. Notwithstanding any provisions of the Plan to the contrary, and to the extent permitted by Applicable Laws, the Company may offset any amounts to be paid to a Participant (or, in the event of the Participant’s death, to his beneficiary or estate) under the Plan against any amounts that such Participant may owe to the Company or its Affiliates.

21.18         Furnishing Information. A Participant will cooperate with the Administrator by furnishing any and all information requested by the Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Administrator may deem necessary when eligibility or entitlement to any compensation or benefit based on Disability is at issue.

21.19       Clawback Policy. The Awards granted under the Plan are subject to the terms of the Company’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of Awards or any shares of Common Stock or other cash or property received with respect to the Awards (including any value received from a disposition of the shares).

21.20 Administrator Discretion. Notwithstanding Section 4.5, the Minimum Vesting Requirement shall not limit or restrict the Administrator’s discretion to accelerate the vesting of any Award in circumstances it determines to be appropriate (whether in connection with a transaction, termination of employment or for any other reason).

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EMCORE CORPORATION ATTN: GENERAL COUNSEL 2015 W. CHESTNUT STREET ALHAMBRA, CA 91803

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Thursday, March 16, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Thursday, March 16, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR ALL on the following proposal:	☐	☐	☐

1. Election of Directors for a three-year term expiring at EMCORE’s 2020 Annual Meeting of Shareholders
Nominees

01 Dr. Gerald J. Fine, Ph.D. 02 Ettore J. Coringrato, Jr.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.				For	Against		Abstain

2 To ratify the appointment of KPMG LLP as EMCORE’s independent registered public accounting firm for the fiscal year ending September 30, 2017.				☐	☐		☐

3 To approve certain amendments to the EMCORE Corporation 2012 Equity Incentive Plan, including increasing the number of shares of common stock available for issuance under the plan by 2,400,000 shares.				☐	☐		☐

4 To approve, on an advisory basis, the executive compensation of EMCORE’s Named Executive Officers.				☐	☐		☐
The Board of Directors recommends you vote 1 YEAR on the following proposal:
				1 yr	2 yrs	3 yrs	Abstain
5 To approve, on an advisory basis, the frequency of advisory executive compensation votes.				☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting: The Notice, Proxy Statement and 2016 Annual Report are available at www.proxyvote.com.

EMCORE CORPORATION
2015 W. Chestnut Street
Alhambra, CA 91803

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jeffrey Rittichier and Jikun Kim, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2017 Annual Meeting of Shareholders of the Company, to be held at 8:00 a.m. local time on Friday, March 17, 2016, at the Courtyard Los Angeles Pasadena/Old Town, 180 North Fair Oaks Avenue, Pasadena, California 91103, or at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL" THE DIRECTOR NOMINEES LISTED IN PROPOSAL (1),"FOR" THE RATIFICATION OF KPMG LLP AS EMCORE'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2017 IN PROPOSAL (2), "FOR" THE AMENDMENTS TO THE 2012 EQUITY INCENTIVE PLAN IN PROPOSAL (3), “FOR” THE EXECUTIVE COMPENSATION OF EMCORE'S NAMED EXECUTIVE OFFICERS IN PROPOSAL (4), “1 YEAR” FOR THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION IN PROPOSAL (5), AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Continued and to be signed on reverse side